As filed with the U.S. Securities and Exchange Commission on August 1, 2024.

Registration No. 333-[*]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Founder Group Limited
(Exact name of registrant as specified in its charter)

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British Virgin Islands	4911	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No.17, Jalan Astana 1B, Bandar Bukit Raja, 41050 Klang,
Selangor Darul Ehsan, Malaysia
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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With a Copy to:

Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 (212) 530-2210	Ross D. Carmel, Esq. Thiago A. Spercel, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st floor New York, NY 10036 (212) 930-9700

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Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED AUGUST 1, 2024

2,500,000 Ordinary Shares

Founder Group Limited

This is an initial public offering of our ordinary shares, no par value (“Ordinary Shares”). Prior to this offering, there has been no public market for our Ordinary Shares. We expect the initial public offering price of our Ordinary Shares to be in the range of $4.00 to $5.00 per share.

We intend to reserve the symbol “FGL” for purposes of listing our Ordinary Shares on the Nasdaq Capital Market and plan to list our Ordinary Shares on the Nasdaq Capital Market. It is a condition to the closing of this offering that our Ordinary Shares qualify for listing on a national securities exchange.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 9 to read about factors you should consider before buying our Ordinary Shares.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 24 of this prospectus for more information.

Prior to the completion of this offering, Reservoir Link Energy Bhd., our largest shareholder, holds 51.00% of our issued and outstanding Ordinary Shares; our Chief Executive Officer, Director, and Chairman of the Board of Directors, Lee Seng Chi, holds 32.97% of our issued and outstanding Ordinary Shares. As of the date of this prospectus, Reservoir Link Energy Bhd. is controlled by its board of directors, which comprises six directors, including Thien Chiet Chai, Dato’ Wan Hassan Bin Mohd Jamil, Siti Zurina Binti Sabarudin, Datuk Tai Hee, Ahmad Rizal Bin Abdul Rahman and Elain Binti Lockman. In addition, as of July 23, 2024, 20.58% equity interests of Reservoir Link Energy Bhd. were held by Reservoir Link Holdings Sdn Bhd. Reservoir Link Holdings Sdn Bhd. is controlled by its board of directors, which comprises three directors, including Thien Chiet Chai, Dato’ Wan Hassan Bin Mohd Jamil and Mad Haimi Bin Abu Hassan. Except for Thien Chiet Chai, who is a non-executive director at our Company, none of the individuals mentioned above are related parties to the Company. Following the consummation of this offering, Reservoir Link Energy Bhd. will beneficially own approximately 43.99% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option, or approximately 43.11% assuming full exercise of the underwriters’ over-allotment option. As such, we will not be deemed a “controlled company” under Nasdaq Listing Rule 5615(c). However, even though we will not be deemed a controlled company, share ownership will remain concentrated in the hands of Reservoir Link Energy Bhd. and Lee Seng Chi, who will continue to be able to exercise a direct or indirect controlling influence on us. See “Risk Factors — Risks Relating to this Offering and the Trading Market — After the completion of this offering, share ownership will remain concentrated in the hands of our largest shareholder and management, who will continue to be able to exercise a direct or indirect controlling influence on us.”

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Initial public offering price	$	$	$
Underwriters’ discounts(1)	$	$	$
Proceeds to our company before expenses(2)	$	$	$

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(1)       Represents underwriting discounts equal to 7% per Ordinary Share.

(2)       In addition to the underwriting discounts listed above, we have agreed to issue, upon closing of this offering, warrants to US Tiger Securities, Inc., as representative of the several underwriters (the “Representative”), exercisable at any time and from time to time, in whole or in part, during the three-year period commencing six months from the date of commencement of sales of the public offering, entitling the representative to purchase 4% of the total number of Ordinary Shares sold in this offering (including any Ordinary Shares sold as a result of the exercise of the underwriters’ over-allotment option) at a per share price equal to 120% of the public offering price (the “Representative’s Warrants”). The registration statement of which this prospectus is a part also covers the Representative’s Warrants and the Ordinary Shares issuable upon the exercise thereof. See “Underwriting” for additional information regarding total underwriter compensation.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Ordinary Shares if any such Ordinary Shares are taken. We have granted the Representative an option, exercisable for 45 days after the closing of this offering, to purchase up to an additional 15% of the Ordinary Shares on the same terms as the other Ordinary Shares being purchased by the Representative from us.

The underwriters expect to deliver the Ordinary Shares against payment in U.S. dollars in New York, New York on or about [•], 2024.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

US Tiger Securities, Inc.

Prospectus dated [•], 2024

i

About this Prospectus

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Ordinary Shares is made to the public in the British Virgin Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “BVI” are to the British Virgin Islands;

•        “BVI Act” are to the BVI Business Companies Act, 2004 (as amended);

•        “C&I” are to Commercial and Industrial;

•        “EPCC” are to engineering, procurement, construction and commissioning;

•        “Founder Assets” are to Founder Assets Sdn. Bhd., a private company limited by shares incorporated and registered under the laws of Malaysia, which is a wholly owned subsidiary of Founder Energy (Malaysia) (defined below) with registration number 202201035065 (1480762-M);

•        “Founder Energy (Malaysia)” are to Founder Energy Sdn. Bhd., a private company limited by shares incorporated and registered under the laws of Malaysia, which is a wholly owned subsidiary of Founder Group (defined below) with registration number 202101013707 (1414006-X);

•        “Founder Energy (Singapore)” are to Founder Energy (Singapore) Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore, which is a wholly owned subsidiary of Founder Energy (Malaysia);

•        “Founder Group” are to Founder Group Limited, a BVI business company limited by shares incorporated and registered under the laws of the British Virgin Islands with company number 2124362;

•        “Insolvency Act” are to the BVI Insolvency Act, 2003 (as amended);

•        “MYR” or “RM” are to the Malaysian ringgit, the legal currency of Malaysia;

•        “MWac” are to megawatt of alternating current, a unit of electrical power measurement that represents the capacity of a power generation facility to produce electricity at a given moment;

•        “Nasdaq” are to the Nasdaq Stock Market LLC;

•        “Ordinary Shares” are to ordinary shares of Founder Group, no par value;

•        “PV” are to photovoltaic;

•        “SEC” are to the U.S. Securities and Exchange Commission;

•        “U.S. dollars”, “$”, “USD” and “dollars” are to the legal currency of the United States; and

•        “we,” “us,” “our,” “our Company,” or the “Company” are to Founder Group and its subsidiaries on a consolidated basis.

ii

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

Founder Group is a BVI business company limited by shares incorporated and registered under the BVI Act. Our business is mainly conducted by our subsidiary, Founder Energy (Malaysia), located in Malaysia and using the Malaysian Ringgit (MYR). Our reporting currency is MYR. This prospectus contains translations of MYR into U.S. dollars solely for the convenience of the reader.

Translations of amounts in the audited consolidated statement of financial position, audited consolidated statements of profit or loss and other comprehensive income (loss), and audited consolidated statement of cash flows from MYR into USD as of and for the fiscal year ended December 31, 2023 were calculated at the noon middle rate of USD1 = RM4.5915 as of December 31, 2023, as published by the Central Bank of Malaysia on its Exchange Rates’ website https://www.bnm.gov.my/exchange-rates. No representation is made that the RM amounts could have been, or could be, converted, realized or settled into USD at such rate or at any other rate.

iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Our Mission

Our mission is to provide customers innovative solar installation services, promote eco-friendly resources and achieve carbon-neutrality.

Overview

We are a pure-play, end-to-end EPCC solutions provider for solar PV facilities in Malaysia. Our primary focus is on two key segments: large-scale solar projects and commercial and industrial (C&I) solar projects.

Large-scale solar projects are utility scale solar PV power plants with installed generating capacity of 1 MWac or more. Large-scale solar projects are ground mounted and are designed to supply power to the power grid. For the majority of our large-scale solar projects, we usually act as the contractor to the project awarder, who is the main contractor for a solar project. As an EPCC provider, we assume most of the responsibility for the entire project lifecycle, from design and engineering to material procurement, construction, installation, integration, and commissioning. After the acceptance of our projects by our clients, we provide performance warranty during the defect liability period, which is typically 24 months. See “Business — Our Services — Project Flow — Post-completion — Warranties and defect liabilities.” Our goal is to ensure seamless project execution, adhering to the highest industry standards and delivering optimal performance and reliability. For the fiscal years ended December 31, 2023 and 2022, our revenue generated from large-scale solar projects was RM131,988,573 (US$28,746,286) and RM51,761,466, respectively, accounting for approximately 89% and 82% of our total revenue for the respective years.

C&I projects are smaller scale solar projects where the solar PV systems are installed on rooftops and are designed to generate electricity for commercial and industrial properties for their own consumption, such as factories, warehouses and commercial stores. For C&I projects, we usually sign a service contract with the project owner and act as the main contractor. As the main contractor, we engage in comprehensive services encompassing project design, engineering, equipment procurement, construction, and commissioning. The C&I projects also come with a 24 months defect liability period and we provide performance warranty during this period. We ensure that our C&I projects are customized to meet the unique energy needs of each customer, providing them with efficient and sustainable solar solutions. For the fiscal years ended December 31, 2023 and 2022, our revenue generated from C&I projects was RM16,065,400 (US$3,498,944) and RM11,748,000, respectively, accounting for approximately 11% and 18% of our total revenue for the respective years.

Additionally, we offer operation and maintenance (“O&M”) services to our clients to ensure that the power plant and the solar PV system operate safely and continuously at its optimum capacity and historically have derived little revenue from these services.

Our revenue growth reflects our commitment to delivering high-quality projects and meeting the evolving needs of our customers. In the fiscal years ended December 31, 2023, and 2022, our revenue reached RM148,053,973 (US$32,245,230) and RM63,509,466, respectively, resulting in a growth rate of 133%. In the same fiscal years, our net income was RM7,141,101 (US$1,555,287) and RM3,943,506, respectively, resulting in a growth rate of 81%. This growth can be attributed to our unwavering focus on customer satisfaction, industry expertise, and ability to adapt to the changing solar energy landscape.

Competitive Strengths

We believe the following competitive strengths are essential for our success and differentiate us from our competitors:

•        excellent track records and reputation;

•        proven financial performance;

•        a dedicated design and engineering team; and

•        an experienced management team.

Growth Strategies

We intend to develop our business and strengthen brand loyalty by implementing the following strategies:

•        expand our workforce;

•        expand our investment in renewable energy assets, such as solar PV systems;

•        expand our business from Malaysia to other countries in the Southeast Asia region; and

•        offer EPCC services to other types of renewable energy, such as hydropower and biogas.

Corporate History and Structure

Founder Energy (Malaysia) was established on April 13, 2021, as a private company limited by shares organized under the laws of Malaysia. Founder Energy (Malaysia) holds 100% of the equity interests in the following entities: (i) Founder Assets, which was established in Malaysia on September 21, 2022, as a wholly owned subsidiary of Founder Energy (Malaysia); and (ii) Founder Energy (Singapore), which was established in Singapore on May 27, 2022, as a wholly owned subsidiary of Founder Energy (Malaysia). On February 24, 2023, Founder Assets issued 999,900 ordinary shares at RM1 per share to Founder Energy (Malaysia), for a total consideration of RM999,900, after which Founder Energy (Malaysia) holds 1,000,000 shares of Founder Assets in total, as its sole shareholder.

In connection with this offering, we have undertaken a reorganization of our corporate structure (the “Reorganization”) in the following steps:

•        on May 18, 2023, we incorporated Founder Group as a BVI business company limited by shares incorporated and registered under the laws of the British Virgin Islands; and

•        on June 14, 2023, Founder Group acquired 100% of the equity interests in Founder Energy (Malaysia) from its original shareholders*. Consequently, Founder Group, through a restructuring which is accounted for as a reorganization of entities under common control, became the ultimate holding company of all other entities mentioned above.

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*        Founder Energy (Malaysia) was established on April 13, 2021, with Lee Seng Chi being the sole shareholder. On September 8, 2021, Lee Seng Chi transferred 663,000 shares, representing 51% of the equity interests in Founder Energy (Malaysia), to Reservoir Link Energy Bhd. On June 14, 2023, Founder Group acquired 100% of the equity interests in Founder Energy (Malaysia) from its then shareholders, Lee Seng Chi (49% shareholder) and Reservoir Link Energy Bhd. (51% shareholder).

The following chart illustrates our corporate structure upon completion of this offering, based on 15,700,000 Ordinary Shares issued and outstanding as of the date of this prospectus and 2,500,000 Ordinary Shares to be sold in this offering, assuming no exercise of the underwriters’ over-allotment option. For more details on our corporate history, please refer to “Corporate History and Structure.”

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*        Reservoir Link Energy Bhd. is ultimately controlled by its board of directors. See Note 2 under “Principal Shareholders.”

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Our Business and Industry

Risks and uncertainties related to our business include, but are not limited to, the following:

•        our limited operating history in a rapidly evolving industry makes it difficult to accurately forecast our future operating results and evaluate our business prospects (see page 9 of this prospectus);

•        our business is project based and we may not be able to continuously secure large-scale solar projects to support our high growth in revenue and profit (see page 9 of this prospectus);

•        we depend on our subcontractors to perform part of our services (see page 11 of this prospectus);

•        we face risks associated with concentration of revenue from a few large clients. Any interruption in operations in such major clients may have an adverse effect on our business, financial condition, and results of operations (see page 10 of this prospectus);

•        we are exposed to risks related to concentration of suppliers as we rely on a few major suppliers, and such concentration may have a material adverse effect on our business and results of operations (see page 11 of this prospectus);

•        our business and financial performance are affected by project execution (see page 11 of this prospectus);

•        we depend on the retention and procurement of certain approvals, registrations, permits and licenses (see page 12 of this prospectus);

•        our business is subject to inherent risks in the solar energy industry (see page 12 of this prospectus);

•        technological improvements in power generation may result in more cost efficient and environmentally friendly methods of power generation compared to using solar PV systems (see page 12 of this prospectus);

•        the industry in which we operate is highly competitive, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position, financial performance, and results of operations (see page 13 of this prospectus); and

•        we may be unsuccessful in expanding and operating our business internationally, which could adversely affect our results of operations (see page 15 of this prospectus).

Risks Relating to this Offering and the Trading Market

In addition to the risks described above, we are subject to general risks and uncertainties relating to this offering and the trading market, including, but not limited to, the following:

•        there has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all (see page 18 of this prospectus);

•        we will incur substantial increased costs as a result of being a public company (see page 20 of this prospectus);

•        substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline (see page 20 of this prospectus);

•        we do not intend to pay dividends for the foreseeable future (see page 20 of this prospectus);

•        the market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price (see page 21 of this prospectus);

•        certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares (see page 18 of this prospectus);

•        you will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased, with an immediate dilution of $3.88 per share if the underwriters do not exercise their over-allotment option and $3.80 if the underwriters exercise their over-allotment option in full, assuming an initial public offering price of $4.50. (see page 19 of this prospectus);

•        if we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected (see page 19 of this prospectus);

•        our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares (see page 21 of this prospectus);

•        if we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer (see page 22 of this prospectus);

•        because we are a foreign private issuer and are exempt from certain corporate governance standards established by the national securities exchanges that are applicable to U.S. issuers, you have less protection than you would have if we were a domestic issuer (see page 22 of this prospectus);

•        if we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them (see page 22 of this prospectus);

•        we are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies (see page 24 of this prospectus); and

•        you may have difficulty enforcing judgments against us (see page 24 of this prospectus).

Corporate Information

Our principal executive office is located at No.17, Jalan Astana 1B, Bandar Bukit Raja, 41050 Klang, Selangor Darul Ehsan, Malaysia, and our phone number is +603-3359 6009. Our registered office in the British Virgin Islands is located at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. We maintain a corporate website at https://www.founderenergy.com.my. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc.

Impact of the COVID-19 Pandemic on Our Operations and Financial Performance

As of the date of this prospectus, the impact of Coronavirus Disease 2019 (“COVID-19”) on our business has been limited, but our prospects and results of operations may depend on future developments of the COVID-19 pandemic, which are highly uncertain and cannot be predicted as of the date of this prospectus. The impact of the COVID-19 pandemic on our business going forward will depend on a range of factors which we are not able to accurately predict, including the duration and scope of the pandemic, a repeat of the spike in the number of COVID-19 cases, the geographic regions impacted, the impact of the pandemic on economic activity and the nature and severity of measures adopted by governments, including restrictions on travel, mandates to avoid large gatherings and orders to self-quarantine or shelter in place. The COVID-19 pandemic could also limit the ability of customers, suppliers and business partners to perform. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of the COVID-19 pandemic’s global economic impact, including any economic recession that has occurred or may occur in the future that will have an impact in the growth of the solar energy industry.

See “Risk Factors — Risks Related to Our Business and Industry — The ongoing effects of the COVID-19 pandemic in Malaysia may have a material adverse effect on our business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — COVID-19 Pandemic Affecting Our Results of Operations.”

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is the British Virgin Islands, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, the audit committee, compensation committee, and nominating and corporate governance committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Although we do not currently intend to take advantage of these exceptions to the Nasdaq corporate governance rules, we may in the future take advantage of one or more of these exemptions. See “Risk Factors — Risks Relating to this Offering and the Trading Market — Because we are a foreign private issuer and are exempt from certain corporate governance standards established by the national securities exchanges that are applicable to U.S. issuers, you have less protection than you would have if we were a domestic issuer.”

THE OFFERING

Securities offered by us	2,500,000 Ordinary Shares
Over-allotment option

We have granted the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of 375,000 additional Ordinary Shares at the initial public offering price, less underwriting discounts.

Price per Ordinary Share	We currently estimate that the initial public offering price will be in the range of $4.00 to $5.00 per Ordinary Share.
Ordinary Shares outstanding prior to the completion of this offering	15,700,000 Ordinary Shares See “Description of Shares” for more information.
Ordinary Shares outstanding immediately after the completion of this offering

18,200,000 Ordinary Shares assuming no exercise of the underwriters’ over-allotment option and excluding 100,000 Ordinary Shares underlying the Representative’s Warrants.

18,575,000 Ordinary Shares assuming full exercise of the underwriters’ over-allotment option and excluding 115,000 Ordinary Shares underlying the Representative’s Warrants.

Listing

We plan to have our Ordinary Shares listed on the Nasdaq Capital Market. At this time, Nasdaq has not yet approved our application to list our Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Proposed Symbol	“FGL”
Transfer Agent	VStock Transfer, LLC
Use of proceeds

We intend to use the proceeds from the offering for 1) expansion into other countries in Southeast Asia, 2) business expansion, including offering EPCC services for other types of renewable energy, such as hydropower and biogas, 3) general working capital and 4) mergers and acquisitions. See “Use of Proceeds” on page 30 for more information.

Representative’s Warrants

We will issue to US Tiger Securities, Inc., the lead underwriter or its designee(s), at the closing of this offering, warrants to purchase a number of Ordinary Shares equal to 4% of the aggregate number of Ordinary Shares sold in this offering (including any Ordinary Shares sold pursuant to the underwriters’ over-allotment option to purchase additional shares, at an exercise price per share equal to 120% of the initial public offering price per share. The Representative’s Warrants will be exercisable for a period of five years beginning six months from the date of the commencement of the sale of the Ordinary Shares and are being registered in the registration statement of which this prospectus is a part. See “Underwriting.”

Lock-up

We, all of our directors, officers, 5% or more holders of our issued Ordinary Shares have agreed, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of 6 months after the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk factors

The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page 9 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

Our limited operating history in a rapidly evolving industry makes it difficult to accurately forecast our future operating results and evaluate our business prospects.

We commenced operations through our subsidiary Founder Energy (Malaysia) in April 2021 and have a limited operating history. Members of our management team have been working together only for a short period of time and may still be in the process of exploring approaches to running our Company and reaching consensus among themselves, which may affect the efficiency and results of our operation. Due to our limited operating history, our historical growth rate may not be indicative of our future performance. Our future performance may be more susceptible to certain risks than a company with a longer operating history in the same or a different industry. Many of the factors discussed below could adversely affect our business and prospects and future performance, including:

•        our ability to maintain, expand, and further develop our relationships with our clients to meet their increasing demand;

•        the continued growth and development of the solar energy industry;

•        our ability to keep up with the technological developments or new business models of the rapidly evolving solar energy industry;

•        our ability to attract and retain qualified and skilled employees;

•        our ability to effectively manage our growth; and

•        our ability to compete effectively with our competitors in the solar energy industry.

We may not be successful in addressing the risks and uncertainties listed above, among others, which may materially and adversely affect our business, results of operations, financial condition, and future prospects.

Our business is project based and we may not be able to continuously secure large-scale solar projects to support our high growth in revenue and profit.

For the fiscal years ended December 31, 2022 and 2023, our revenue generated from large-scale solar projects services was RM51,761,466 and RM131,988,573 (US$28,746,286), respectively, accounting for 82% and 89% of our total revenue, respectively. For the fiscal years ended December 31, 2022 and 2023, our total revenue was RM63,509,466 and RM148,053,973 (US$32,245,230), respectively, representing a growth rate of 133%. For the same fiscal years, our net income was RM3,943,506 and RM7,141,101 (US$1,555,287), respectively, representing a growth rate of 81%. The nature of our EPCC services is project based. The project-based nature of our business brings with it a risk of not being able to consistently secure large-scale solar projects, which could impact our ability to support revenue and profit growth. Large-scale solar projects typically have lengthy development cycles, averaging between 13 to 19 months, which introduces uncertainty into our project pipeline and financial projections.

The extended duration of large-scale solar projects poses several challenges. The lengthy development phase increases the time between securing a project and generating revenue from it. This time gap can strain cash flow and working capital, potentially affecting our ability to meet financial obligations and invest in future projects. The prolonged timeline also increases exposure to market fluctuations, regulatory changes, and other external factors that may impact project viability and profitability. In addition, the process of securing large-scale solar projects is typically competitive and subject to various factors beyond our control, such as government policies, incentives, and market dynamics. If we experience delays or face challenges in securing large-scale projects, it may materially and adversely affect our business, results of operations, financial condition, and future prospects.

If our subsidiary Founder Energy (Malaysia) fails to comply with the Construction Industry Development Board Malaysia Act 1994 (“CIDBA 1994”), its business operations could be materially and adversely affected.

The CIDBA 1994 regulates the establishment of Malaysian Construction Industry Development Board (“CIDB”) and provides for its function in relation to the construction industry and all matters connected therewith throughout Malaysia. Under CIDBA 1994, contractors are mandated to register with CIDB and possess a valid certificate of registration to undertake construction works. Additionally, Section 34(1) of the CIDBA 1994 requires contractors to declare and submit awarded construction contracts to CIDB.

As of the date of this prospectus, our subsidiary, Founder Energy (Malaysia) holds a valid Grade G7 certificate of registration issued under CIDBA 1994. However, Founder Energy (Malaysia) breached Section 34(1) of the CIDBA 1994 by failing to declare and submit 31 contracts to CIDB. Among these contracts, 12 were awarded to Founder Energy (Malaysia) as the main contractor, with six contracts exceeding RM500,000 in value, while the remaining 19 were awarded to Founder Energy (Malaysia) as a sub-contractor. Founder Energy (Malaysia) potentially faces a fine of up to RM1,550,000.

As a result of the breach, Founder Energy (Malaysia) may be subject to fines or penalties or its certificate of registration may be subject to suspension or revocation, which could result in a material adverse impact on our operations. Although Founder Energy (Malaysia) has rectified this non-compliance by promptly declaring and submitting these contracts with CIDB, Founder Energy (Malaysia) is still subject to risk of fines and/or regulatory actions from the CIDB. As of the date of this prospectus, Founder Energy (Malaysia) has not been fined or issued with any notice of non-compliance from CIDB or any other relevant authorities. See “Regulations — Regulations Relating to Our EPCC Services in Malaysia — Construction Industry Development Board Malaysia Act 1994.”

If our subsidiary Founder Assets fails to secure approval from the Energy Commission of Malaysia, its business operations could be materially and adversely affected.

In February 2023, our subsidiary, Founder Assets, entered into a deed of novation with two Malaysian entities, party A and party B. This agreement involved Founder Assets accepting the novation of all rights, interests, obligations, and liabilities under a power purchase agreement (the “PPA”) between party A and party B. The PPA outlines party A’s commitment to develop, design, install, construct, own, operate, and maintain a solar PV system, while party B agrees to purchase power generated from the system for a 20-year term. See “Business — Our Growth Strategies — Expand Our Investment in Renewable Energy Assets, Such as Solar PV Systems.” To carry out this project, Founder Assets successfully applied for and were granted a License for Public Installation by the Energy Commission of Malaysia. This license authorizes the use, operation, and maintenance of a solar PV system for the supply of electricity to party B under the PPA. However, this license imposes restrictions on changes in shareholders and the shareholding structure of Founder Assets. As of the date of this prospectus, Founder Assets is actively in the process of seeking written approval from the Energy Commission of Malaysia concerning potential changes in shareholding structure resulting from Founder Group’s proposed initial public offering. Even though failure to secure such approval will not materially affect the group’s financial conditions, it could impede the execution of the project, leading to adverse effects on Founder Assets’ business operations.

We face risks associated with concentration of revenue from a few large clients. Any interruption in operations in such major clients may have an adverse effect on our business, financial condition, and results of operations.

In fiscal year 2023, we derived a significant portion of our revenue from three customers, Atlantic Blue Sdn Bhd., Samaiden Sdn Bhd. and Customer S, which contributed 29.88%, 15.61% and 10.60% of our total revenue, respectively. Similarly, in fiscal year 2022, we derived a significant portion of our revenue from two customers, Atlantic Blue Sdn. Bhd. and Savelite Engineering Sdn. Bhd., which contributed 39.12% and 10.34% of our total revenue, respectively.

We are not dependent on the above-mentioned customers for our business continuity as our contracts with them are on project basis and we have been able to secure projects from different customers over the last two fiscal years. As of March 31, 2024, we have two on-going large-scale solar projects and one on-going C&I project. See “Business — Our

Solar Projects.” However, the substantial contribution of revenue from specific customers indicates that our financial performance is heavily reliant on their project requirements and timelines. If there are delays, cancellations, or reduced project activity from these customers, our revenue stream could be significantly impacted.

We are exposed to risks related to concentration of suppliers as we rely on a few major suppliers, and such concentration may have a material adverse effect on our business and results of operations.

In fiscal years 2022 and 2023, a significant portion of our purchase was from Xiamen Solar First Energy Technology Co. Ltd., representing 47.11% and 29.72% of our total purchase in fiscal years 2022 and 2023, respectively. In June 2021, by way of a deed of novation, we entered into a distributorship agreement with Xiamen Solar First Energy Technology Co. Ltd., and became its exclusive distributor of solar mounting systems in Malaysia. The distributorship agreement is effective until January 1, 2025 and can be renewed for one more year with mutual consent. As of the date of this prospectus, all of the solar mounting systems that we sourced have been purchased from Xiamen Solar First Energy Technology Co. Ltd and its affiliate Solar First Energy Technology Co. Ltd. For other types of equipment and materials, we source and purchase from third-party suppliers on the market.

Due to the concentration of our purchases in a few suppliers, any interruption of the operations of our suppliers, any failure of our suppliers to accommodate our growing business scale, any termination or suspension of our supply arrangements, any change in cooperation terms, or the deterioration of cooperative relationships with these suppliers may materially and adversely affect our results of operations. We cannot assure you that we would be able to find replacement suppliers on commercially reasonable terms or on a timely basis.

We depend on our subcontractors to perform part of our services.

We depend on our subcontractors to perform the physical construction and installation works, including civil works, building works, mechanical works and electrical works. Subcontractors’ costs accounted for approximately 37.00% and 85.75% of our total cost of sales in fiscal year 2022 and 2023, respectively. As such, we are subject to risks associated with non-performance, late performance or poor performance by our subcontractors. If our subcontractors fail to meet customer expectations or deliver subpar works, our reputation in the solar energy industry may be damaged. In addition, in the event that our subcontractors cause damage to property, fail to meet safety standards, or violate regulations, we could potentially be exposed to legal and financial liabilities. While we may attempt to seek damages from the relevant subcontractors, we may, from time to time, be required to compensate our clients prior to receiving the said damages from the relevant contractors. In the event that we are unable to seek damages from the relevant subcontractors or the amount of the claims cannot be recovered in full or at all from the subcontractors, we may be required to bear some or all the costs of the claims, which may in turn adversely affect our profitability and financial performance.

We may face unanticipated increases in project costs.

We estimate our project costs at the time of bidding or negotiating for projects. The contract value is priced based on our cost estimates and project scheduling that are derived from assumptions such as prices of solar PV equipment, which are quoted to us or transacted in USD as well as costs and availability of labor and prices of the relevant machineries and equipment. Our cash flows and profit margin from the projects are therefore dependent upon our ability to accurately estimate theses costs and timeline. Such costs and timeline may be affected by a variety of factors, such as depreciation of MYR against USD, slower than anticipated progress, conditions at project sites differing materially from what was anticipated at the time we bid for the contract, higher costs of equipment, material and labor, and delay in material deliveries and project financing closure.

In such events, we may incur cost overruns which will affect our cash flows and financial performance. These variations in costs may cause actual gross profit for a project to differ from those originally estimated. As a result, certain projects could have lower margins than anticipated, or incur losses if actual costs for the projects exceed their estimates.

Our business and financial performance are affected by project execution.

We have to adhere to certain agreed milestone for the completion of our projects. We are subject to the risk of claims and/or penalties pertaining to liquidated damages and pre-set penalties for late completion as stipulated in contracts for large-scale solar projects and C&I solar projects. These penalties, if imposed, may have an adverse effect on our financial performance. Incidents which may affect our project execution include delay in delivery of materials, workplace hazards, damage to equipment and materials, weather conditions and major pandemic outbreaks. As of the date of this prospectus, we have not experienced any penalty. Nevertheless, there is no assurance that we would not experience penalties pertaining to delays in completion of projects in the future.

We depend on the retention and procurement of certain approvals, registrations, permits and licenses.

In order to operate our business, we are required to obtain and hold valid approvals, permits and licenses such as registrations with the Sustainable Energy Development Authority (“SEDA”) of Malaysia, Energy Commission of Malaysia (“ST”) and the Malaysia Construction Industry Development Board (“CIDB”). Please see “Business — Approvals, Registrations, Permits and Licenses.” We must comply with the restrictions and conditions imposed by the relevant authorities in order to maintain the validity of such approvals, registrations, permits and licenses. Our approvals, registrations, permits and licenses may be suspended or cancelled if we fail to comply with the applicable requirements or any conditions of the approvals, registrations, permits and licenses. Delay or refusal may also occur when renewing such approvals, registrations, permits or licenses upon their expiration. Failure to keep or renew the required approvals, registrations, permits or licenses could result in suspension or restriction of our business operations. We will not be able to participate in tenders for contracts or carry out our role as the EPCC contractor, which will adversely affect our business and financial performance.

Furthermore, we also plan to venture into hydropower and biogas plant development projects in Southeast Asia countries. We plan to kickstart these initiatives in the third quarter of 2024. Please see “Business — Our Growth Strategies — Offer EPCC Services to Other Types of Renewable Energy, Such As Hydropower and Biogas”. The implementation of this business plan is subject to us securing the licenses and/or permits in the relevant countries. In the event that we are unable to meet these regulatory requirements, we may not be able to implement this part of our business strategies and plan, which may affect our future business and financial performance.

Our business is subject to inherent risks in the solar energy industry.

Our business is subject to inherent risks within the solar energy industry. The solar energy industry is influenced by various factors, such as government policies, regulations, subsidies, and incentives. Changes in these factors can lead to market uncertainty and affect the demand for solar PV systems. For example, reductions in government incentives or changes in energy policies can impact the profitability of solar projects. In addition, the cost of solar PV components, such as PV modules, inverters, and installation materials, can be subject to volatility. Fluctuations in raw material prices, supply chain disruptions, and changes in manufacturing capacities can impact the overall cost of solar PV systems. These cost fluctuations can affect project economics and profitability. Furthermore, solar PV systems depend on sunlight to generate electricity. Variations in weather patterns, including cloud cover, shading, and seasonal changes, can affect the energy output of solar installations. Locations with less predictable or insufficient sunlight may have lower energy production, potentially impacting the financial viability of solar projects.

The factors discussed above, which include changes to market conditions or situations, may affect the financial attractiveness of solar PV projects, which in turn may adversely affect our business and financial performance.

Technological improvements in power generation may result in more cost efficient and environmentally friendly methods of power generation compared to using solar PV systems.

There are other environmentally friendly methods of power generation besides solar energy, including using various sources of primary energy, such as wind, waves and current, solar thermal energy and geothermal energy. Currently, Malaysia’s renewable energy capacity stands at 25%, approaching the national target of achieving 31% share of renewables in the overall installed capacity mix by 2025. This capacity is primarily attributed to solar and hydro energy.1 However, improvement in technologies for other methods of power generation may make them more competitive compared to using solar PV panels. As such, in the event that other methods of power generation are preferred compared to using solar PV panels, it may negatively affect our business and financial performance.

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1        Malaysian Investment Development Authority (MIDA) (20 March 2023) “Malaysia Current Renewable Energy Capacity Level is at 25%”, Malaysia https://www.mida.gov.my/mida-news/malaysias-current-renewable-energy-capacity-level-is-at-25-says-nik-nazmi/#:~:text=Malaysia’s%20current%20renewable%20energy%20(RE,Minister%20Nik%20Nazmi%20Nik%20Ahmad

The industry in which we operate is highly competitive, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position, financial performance and results of operations.

The solar energy industry in Malaysia is highly-competitive and rapidly evolving, with many new companies joining the competition in recent years and a few leading companies. Competition is expected to increase significantly in the future.

Our competitors may operate with different business models, have different cost structures, and may ultimately prove to be more successful or more adaptable to new regulatory, technological, and other developments. They may in the future achieve greater market acceptance and recognition and gain a greater market share. It is also possible that potential competitors may emerge and acquire a significant market share. If existing or potential competitors develop or offer services that provide significant performance, price, creative optimization, or other advantages over those offered by us, our business, results of operations, and financial condition would be negatively affected. Our existing and potential competitors may enjoy competitive advantages over us, such as longer operating history, greater brand recognition, more competitive pricing, and significantly greater financial, technical, and marketing resources.

If we fail to compete successfully, we are at risk of losing clients, which could result in an adverse impact on our financial performance and business prospects. We cannot assure you that our strategies will remain competitive or that they will continue to be successful in the future. Increasing competition may result in pricing pressure and loss of our market share, either of which could have a material adverse effect on our financial condition and results of operations.

Our business is subject to risks related to political, social and economic events in Malaysia.

Our business is subject to prevailing political, social and economic conditions in Malaysia. Any adverse developments in the above conditions may harm our financial position and business prospects. The risks include, among others, political instability due to changes in political leadership, economic downturn, risk of war or civil disturbances, declaration of a state emergency, changes in Malaysia government policies, introduction of new regulations, import and export restrictions, duties and tariffs. The occurrence of these events in Malaysia could adversely affect our business sentiment and consumer confidence, leading to reduced business and consumer spending and investment. This, in turn, may cause our existing and prospective customers to delay, reduce, or abandon their plans to engage our services. As such, there can be no assurance that political, social and economic events in Malaysia and other countries, which are beyond our control, would not materially affect our business operations and financial performance.

We are subject to the risk of claims against system performance warranty and defect liability.

We are exposed to the risk of system performance warranty claims after acceptance of our subcontract works as we provide performance warranty for the large-scale solar projects and C&I projects, in the form of achieving a minimum performance ratio during the defect liability period, which is typically 24 months. See “Our Business — Our Services — Process Flow — Post-completion — Warranties and Defect Liabilities.” We are also exposed to the risk of defect liability claims for our large-scale solar projects and C&I projects. Claims against our failure to meet minimum performance ratio or defect liability claims, may have an impact on our financial performance.

If we fail to manage our growth or execute our strategies and future plans effectively, we may not be able to take advantage of market opportunities or meet the demand of our customers.

Our business has grown substantially since our inception, and we expect it to continue to grow in terms of the scale and diversity of operations. For example, we plan to expand our EPCC services to encompass other types of renewable energy, namely hydropower and biogas. See “Business — Our Growth Strategies — Offer EPCC Services to Other Types of Renewable Energy, Such As Hydropower and Biogas”. This expansion increases the complexity of our operations and may cause strain on our managerial, operational, and financial resources. We must hire experienced professionals with expertise in hydropower and biogas, or provide training and development opportunities to existing staff members. If our new hires perform poorly or if we are unsuccessful in hiring, training, managing, and integrating qualified employees, our business, financial condition, and results of operations may be materially harmed.

Our future results of operations also depend largely on our ability to execute our future plans successfully. In particular, our continued growth may subject us to the following additional challenges and constraints:

•        we face challenges in recruiting, training, and retaining highly skilled personnel, including areas of sales and marketing, design and technical, optimization skills, and information technology for our growing operations;

•        the execution of our future plan will be subject to the availability of funds to support the relevant capital investment and expenditures; and

•        the successful execution of our strategies is subject to factors beyond our control, such as general market conditions, economic, and political development in Malaysia and globally.

All of these endeavors involve risks and will require significant management, financial, and human resources. We cannot assure you that we will be able to effectively manage our growth or to implement our strategies successfully. Besides, there is no assurance that the investment to be made by our Company as contemplated under our future plans will be successful and generate the expected return. If we are not able to manage our growth or execute our strategies effectively, or at all, our business, results of operations, and prospects may be materially and adversely affected.

The COVID-19 pandemic has affected, and could continue to affect, the global economy as a whole and the markets in which we operate.

The COVID-19 pandemic resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus. Specifically, in response to the COVID-19 pandemic and its spread, the Malaysian government has implemented intermittent lockdowns in various stages such as (i) imposing full movement control orders (“MCOs”), under which, quarantines, travel restrictions, and the temporary closure of stores and facilities in Malaysia were made mandatory; (ii) easing MCOs to a Conditional Movement Control Order (“CMCO”) under which most business sectors were allowed to operate under strict rules and Standard Operating Procedures mandated by the government of Malaysia; and (iii) further easing the CMCO to Recovery Movement Control Order. On January 12, 2021, due to a resurgence of COVID-19 cases, the Malaysian government declared a state of emergency nationwide to combat COVID-19. On March 5, 2021, lockdowns in most parts of the country were eased to a CMCO, however, COVID-19 cases in the country continued to rise. On May 12, 2021, the Malaysian government re-imposed a full lockdown order nationwide until October 11, 2021.

The impact of COVID-19 on our business and operations for the past two fiscal years has been minimal. As an essential service provider in Malaysia, our industry was permitted to continue operating during the pandemic lockdown period. Therefore, our business operations have not been significantly affected since our incorporation in 2021. However, prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this prospectus. The impact of the COVID-19 pandemic on our business going forward will depend on a range of factors which we are not able to accurately predict, including the duration and scope of the pandemic, a repeat of the spike in the number of COVID-19 cases, the geographic regions impacted, the impact of the pandemic on economic activity and the nature and severity of measures adopted by governments, including restrictions on travel, mandates to avoid large gatherings and orders to self-quarantine or shelter in place. The COVID-19 pandemic could also limit the ability of customers, suppliers and business partners to perform. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of the COVID-19 pandemic’s global economic impact, including any economic recession that has occurred or may occur in the future that will have an impact in the growth of the solar energy industry.

Our business is geographically concentrated, which subjects us to greater risks from changes in local or regional conditions.

All of our current operations are located in Malaysia. Due to this geographic concentration, our financial condition and operating results are subject to greater risks from changes in general economic and other conditions in Malaysia, than the operations of more geographically diversified competitors. These risks include:

•        changes in economic conditions and unemployment rates;

•        changes in laws and regulations;

•        changes in the competitive environment; and

•        adverse weather conditions and natural disasters.

As a result of the geographic concentration of our business, we face a greater risk of a negative impact on our business, financial condition, results of operations, and prospects in the event that Malaysia is more severely impacted by any such adverse condition, as compared to other countries.

We may be unsuccessful in expanding and operating our business internationally, which could adversely affect our results of operations.

We plan to expand our business in other countries in Southeast Asia during the next two years, such as Singapore, Indonesia and the Philippines. We plan to establish our presence in Singapore, Indonesia and the Philippines in the third quarter of 2024 or 2025. For details, see “Business — Our Growth Strategies — Expand Our Business from Malaysia to Other Countries in the Southeast Asia region”. The entry and operation of our business in these markets could cause us to be subject to unexpected, uncontrollable, and rapidly changing events and circumstances outside Malaysia. As we grow our international operations in the future, we may need to recruit and hire new product development, sales, marketing, and support personnel in the countries in which we will launch our services or otherwise have a significant presence. Entry into new international markets typically requires the establishment of new marketing channels. Our ability to continue to expand into international markets involves various risks, including the possibility that our expectations regarding the level of returns we will achieve on such expansion will not be achieved in the near future, or ever, and that competing in markets with which we are unfamiliar may be more difficult than anticipated. If we are less successful than we expect in a new market, we may not be able to realize an adequate return on our initial investment and our operating results could suffer.

Our international operations may also fail due to other risks inherent in foreign operations, including:

•        varied, unfamiliar, unclear, and changing legal and regulatory restrictions, including different legal and regulatory standards applicable to solar energy industry;

•        compliance with multiple and potentially conflicting regulations in other countries in Southeast Asia;

•        difficulties in staffing and managing foreign operations;

•        longer collection cycles;

•        proper compliance with local tax laws, which can be complex and may result in unintended adverse tax consequences;

•        localized spread of infection resulting from the COVID-19 pandemic, including any economic downturns and other adverse impacts;

•        difficulties in enforcing agreements through foreign legal systems;

•        fluctuations in currency exchange rates that may affect service demand and may adversely affect the profitability in MYR of services provided by us in foreign markets where payment for our services is made in the local currency;

•        changes in general economic, health, and political conditions in countries where our services are provided;

•        disruptions caused by acts of war;

•        potential labor strike, lockouts, work slowdowns, and work stoppages; and

•        different consumer preferences and requirements in specific international markets.

Our current and any future international expansion plans will require management attention and resources and may be unsuccessful. We may find it impossible or prohibitively expensive to continue expanding internationally or we may be unsuccessful in our attempt to do so, and our results of operations could be adversely impacted.

Third parties may claim that we infringe their proprietary intellectual property rights, which could cause us to incur significant legal expenses and prevent us from promoting our services.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how, or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to infringement of the intellectual property rights of others. We may be subject to allegations that we have infringed on the trademarks, copyrights, patents, and other intellectual property rights of third parties, including our competitors, or that we are involved in unfair trade practices. In addition, there may be third-party trademarks, patents, copyrights, know-how, or other intellectual property rights that are infringed by our products, services, or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in various jurisdictions.

If any third-party infringement claims are brought against us, we may be forced to divert management’s time and attention and other resources from our business and operations to defend against these claims, regardless of their merits. Additionally, the application and interpretation of intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how, or other intellectual property rights are evolving and may be uncertain, and we cannot assure you that courts or regulatory authorities would agree with our analysis. Such claims, even if they do not result in liability, may harm our reputation. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and financial performance may be materially and adversely affected.

If we fail to attract, recruit, or retain our key personnel, including our executive officers, senior management, and key employees, our ongoing operations and growth could be affected.

Our success also depends, to a large extent, on the efforts of our key personnel, including our executive officers, senior management, and other key employees who have valuable experience, knowledge, and connection in the solar energy industry. Mr. Lee Seng Chi, our Director and Chief Executive Officer, has over 11 years of experience in the solar industry and held senior leadership positions in multiple engineering companies before he founded Founder Energy in 2021. There is no assurance that these key personnel will not terminate their employment with us. We do not carry key person insurance on any of our senior management team. The loss of any of our key personnel could be detrimental to our ongoing operations. Our success will also depend on our ability to attract and retain qualified personnel to manage our existing operations as well as our future growth. We may not be able to successfully attract, recruit, or retain key personnel, and this could adversely impact our growth.

Future acquisitions may have an adverse effect on our ability to manage our business.

We may acquire businesses, technologies, services, or products that are complementary to our solar PV installation business. Future acquisitions may expose us to potential risks, including risks associated with the integration of new operations, services, and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing business and technology, our potential inability to generate sufficient revenue to offset new costs, the expenses of acquisitions, or the potential loss of or harm to relationships with both employees and customers resulting from our integration of new businesses.

Any of the potential risks listed above could have a material adverse effect on our ability to manage our business, revenue, and net income. We may need to raise additional debt funding or sell additional equity securities to make such acquisitions. The raising of additional debt funding by our Company, if required, would result in increased debt service obligations and could result in additional operating and financing covenants, or liens on their assets, that would restrict their operations. The sale of additional equity securities could result in additional dilution to our shareholders.

We may from time to time be subject to claims, controversies, lawsuits, and legal proceedings, which could adversely affect our business, prospects, results of operations, and financial condition.

We may from time to time become subject to or involved in various claims, controversies, lawsuits, and legal proceedings. However, claims and threats of lawsuits are subject to inherent uncertainties, and we are uncertain whether any of these claims would develop into a lawsuit. Lawsuits, or any type of legal proceeding, may cause our Company to incur defense costs, utilize a significant portion of our resources, and divert management’s time and attention from our day-to-day operations, any of which could harm our business. Any settlements or judgments against our Company could have a material adverse impact on our financial condition, results of operations, and cash flows. In addition, negative publicity regarding claims or judgments made against our Company may damage our reputation and may result in a material adverse impact on us.

We may be the subject of allegations, harassment, or other detrimental conduct by third parties, which could harm our reputation and cause us to lose market share.

We may be subject to allegations by third parties or purported former employees, negative Internet postings, and other adverse public exposure on our business, operations, and staff compensation. We may also become the target of harassment or other detrimental conduct by third parties or disgruntled former or current employees. Such conduct may include complaints, anonymous, or otherwise, to regulatory agencies, media, or other organizations. We may be subject to government or regulatory investigation or other proceedings as a result of such third-party conduct and may be required to spend significant time and incur substantial costs to address such third-party conduct, and there is no assurance that we will be able to conclusively refute each of the allegations within a reasonable period of time, or at all. Additionally, allegations, directly or indirectly against our Company, may be posted on the Internet, including social media platforms, by anyone on an anonymous basis. Any negative publicity about our Company or our management can be quickly and widely disseminated. Social media platforms and devices immediately publish the content of their users’ posts, often without filters or checks on the accuracy of the content posted. The information posted may be inaccurate and adverse to our Company, and it may harm our reputation, business, or prospects. The harm may be immediate without affording us an opportunity for redress or correction. Our reputation may be negatively affected as a result of the public dissemination of negative and potentially false information about our business and operations, which in turn may cause us to lose market share,

Our current insurance policies may not provide adequate levels of coverage against all claims, and we may incur losses that are not covered by our insurance.

We believe we maintain insurance coverage that is customary for businesses of our size and type. However, we may be unable to insure against certain types of losses or claims, or the cost of such insurance may be prohibitive. Uninsured losses or claims, if they occur, could have a material adverse effect on our reputation, business, results of operations, financial condition, or prospects.

Our large-scale solar projects are dependent on our relationship with the project awarders.

For the majority of our large-scale solar projects, we usually act as the contractor to the project awarders. Project awarders are service providers or main contractors who secure solar project bids from project owners and then subcontract the work to subcontractors. In the event that a solar project owner decides to terminate its contract with the project awarder, who has subcontracted work to us, it may lead to the termination of our contract with the project awarder. Such terminations may arise due to various factors, including changes in project priorities, financial constraints, or unforeseen circumstances, and could have a material adverse effect on our financial condition, results of operations, and overall business prospects.

Additionally, there is a risk of contract termination for convenience by the project awarders or the project awarders omitting or terminating any part of the contract works. The termination of our contract or the omission of specific contract works by the main contractor could result in financial consequences, potential project delays, and adverse impacts on our business performance. Further, any disruption in our relationship with project awarders, including but not limited to disputes, financial instability, or changes in strategic direction, may impact our ability to secure contracts and perform EPCC services.

We are subject to work variations due to changes in laws and regulations in Malaysia.

Our operations in Malaysia are subject to the regulatory environment. The regulatory landscape in Malaysia is subject to change. Alterations in laws, regulations, or government policies can impact various aspects of our projects, including licensing requirements, environmental standards, safety protocols, and other compliance measures. Such changes may necessitate modifications to ongoing projects, potentially leading to delays, increased costs, or adjustments in project scope.

In addition, our contractual agreements are often structured based on existing legal frameworks. Changes in laws may trigger variations in contract terms, specifications, or requirements, potentially leading to negotiations with project owners, subcontractors, or other stakeholders. Such variations could have financial implications and may require us to adapt our project execution strategies.

We are subject to risks associated with loan and financing arrangements.

In the ordinary course of our business, we enter into loan and financing agreements with financial institutions to support our operational and growth initiatives. These arrangements are crucial for maintaining liquidity and funding our activities; however, they expose the Company to several significant risks, including interest rate fluctuations, covenant compliance requirements, liquidity constraints, refinancing uncertainties, credit rating vulnerabilities, regulatory and legal risks, foreign exchange exposures, and ownership transfer of receivables in the event of default. The occurrence of such risks could result in such agreements being terminated or becoming less favorable to the Company, which could have a material adverse effect on our financial condition, or prospect.

Risks Relating to this Offering and the Trading Market

After the completion of this offering, share ownership will remain concentrated in the hands of our largest shareholder Reservoir Link Energy Bhd. and management, who will continue to be able to exercise a direct or indirect controlling influence on us.

We anticipate that our directors and largest shareholder, Reservoir Link Energy Bhd., will together beneficially own approximately 73.29% of our Ordinary Shares issued and outstanding after the completion of this offering, assuming the underwriters do not exercise their over-allotment option, or 71.83% assuming the underwriters exercise their over-allotment option in full, in each case, excluding shares issuable upon exercise of the Representative’s Warrants. Reservoir Link Energy Bhd. is controlled by its board of directors. As a result, these shareholders, acting together, will have significant influence over all matters that require approval by our shareholders, including the appointment and removal of directors and approval of certain significant corporate transactions. Corporate action might be taken even if other shareholders, including those who purchase Ordinary Shares in this offering, oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control of our Company that other shareholders may view as beneficial.

There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Ordinary Shares. We plan to have our Ordinary Shares listed on the Nasdaq Capital Market. An active public market for our Ordinary Shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our Ordinary Shares will be materially and adversely affected.

The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Ordinary Shares will be determined by negotiations between us and the underwriters, and may not bear a direct relationship to our earnings, book value, or any other indicia of value. We cannot assure you that the market price of our Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

In addition to the risks addressed above in “— The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.,” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders on the price of our Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors of our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase our Ordinary Shares prior to any price decline.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our shares, distort the market perception of our share price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid share price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased, with an immediate dilution of $3.88 per share if the underwriters do not exercise their over-allotment option and $3.80 if the underwriters exercise the over-allotment option in full, assuming an initial public offering price of $4.50.

The initial public offering price of our Ordinary Shares is substantially higher than the (as adjusted) net tangible book value per share of our Ordinary Shares. Consequently, when you purchase our Ordinary Shares in the offering, upon completion of the offering you will incur immediate dilution of $3.88 per share if the underwriters do not exercise the over-allotment option and $3.80 if the underwriters exercise the over-allotment option in full, assuming an initial public offering price of $4.50, which is the midpoint of the estimated range of the initial public offering price shown on the front cover of this prospectus. See “Dilution.”

If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in preparing our consolidated financial statements as of and for the fiscal years 2022 and 2023, we and our independent registered public accounting firm have identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the Public Company Accounting Oversight Board, and other control deficiencies. The material weaknesses identified included (i) a lack of accounting staff and resources with appropriate knowledge of International Financial Reporting Standards and SEC reporting and compliance requirements and (ii) a lack of independent directors and an audit committee. Following the identification of the material weaknesses and control deficiencies, we plan to continue to take remedial measures including (i) hiring more qualified accounting personnel with relevant International Financial Reporting Standards and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; (ii) implementing regular and continuous International Financial Reporting Standards accounting and financial reporting training programs for our accounting and financial reporting personnel; (iii) engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control; and (iv) appointing independent directors, establishing an audit committee, and strengthening corporate governance. However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, and the trading price of our Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

Upon completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending December 31, 2025. In addition, once we cease to be an “emerging growth company,” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

We will incur substantial increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. We will incur additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

Sales of substantial amounts of our Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. An aggregate of 15,700,000 Ordinary Shares are outstanding before the consummation of this offering and 18,200,000 Ordinary Shares will be outstanding immediately after the consummation of this offering if the underwriters do not exercise their over-allotment option, and 18,575,000 Ordinary Shares will be outstanding immediately after the consummation of this offering if the underwriters exercise their over-allotment option in full. Sales of these shares into the market could cause the market price of our Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

Any trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Ordinary Shares will be determined through negotiations between the underwriters and us and may vary from the market price of our Ordinary Shares following our initial public offering. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•        actual or anticipated fluctuations in our revenue and other operating results;

•        the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•        actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

•        announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•        price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•        lawsuits threatened or filed against us; and

•        other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

We anticipate that we will use approximately 30% of the net proceeds from this offering for expansion into other countries in Southeast Asia, 30% for general working capital, 30% for business expansion, including offering EPCC services for other types of renewable energy, such as hydropower and biogas, and 10% for mergers and acquisitions to enhance business synergy and market share within the renewable energy industry. See “Use of Proceeds.” Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the market price of our Ordinary Shares.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

Because we are a foreign private issuer and are exempt from certain corporate governance standards established by the national securities exchanges that are applicable to U.S. issuers, you have less protection than you would have if we were a domestic issuer.

The Nasdaq rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the British Virgin Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our Company may decrease as a result. In addition, the Nasdaq rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. The Nasdaq rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of the Nasdaq rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under the Nasdaq rules with respect to certain corporate governance standards which may afford less protection to investors.

If we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We plan to have our Ordinary Shares listed on the Nasdaq Capital Market upon consummation of this offering. It is a condition to the closing of this offering that our Ordinary Shares qualify for listing on a national securities exchange. Following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market subsequently delists our securities from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our Ordinary Shares are a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Anti-takeover provisions in our articles of association may discourage, delay, or prevent a change in control.

Some provisions of our articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable, including, among other things, the following:

•        provisions that authorize our board of directors to issue shares with preferred, deferred or other special rights or restrictions without any further vote or action by our shareholders; and

•        provisions that restrict the ability of our shareholders to call shareholder meetings.

Additionally, under the laws of the BVI, our directors may only exercise the rights and powers granted to them under our articles of association for what they believe in good faith to be in the best interests of our Company and for a proper purpose.

The exclusive jurisdiction provision in our articles of association may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our articles provide that, to the fullest extent permitted by applicable law, unless our board of directors consents in writing to the selection of an alternative forum, the courts of the British Virgin Islands shall have exclusive jurisdiction to hear and determine:

•        (i) any dispute, suit, action, proceedings, controversy, or claim of any kind arising out of or in connection with our memorandum and/or articles, including, without limitation, claims for set-off and counterclaims and any dispute, suit, action, proceedings, controversy, or claim of any kind arising out of or in connection with: (x) the creation, validity, effect, interpretation, performance, or non-performance of, or the legal relationships established by, our memorandum and/or articles; or (y) any non-contractual obligations arising out of or in connection with our memorandum and/or articles; or

•        (ii) any dispute, suit, action (including, without limitation, any derivative action or proceeding brought on behalf or in our name or any application for permissions to bring a derivative action), proceedings, controversy, or claim of any kind relating or connected to us, our board of directors, officers, management, or shareholders arising out of or in connection with the BVI Act, the Insolvency Act, any other statute, rule, or common law of the British Virgin Islands affecting any relationship between us, our shareholders, and/or our directors and officers (or any of them) or any rights and duties established thereby (including, without limitation, Division 3 of Part VI and Part XI of the BVI Act and section 162(1)(b) of the Insolvency Act, and fiduciary or other duties owed by any director, officer, or shareholder of the Company to the Company or the Company’s shareholders).

To the fullest extent permitted by applicable laws, unless our board of directors consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. Notwithstanding the foregoing, we note that holders of our Ordinary Shares cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive jurisdiction provision will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Securities Act or the Exchange Act, or the respective rules and regulations promulgated thereunder.

Although we believe this provision benefits us by providing consistency in the application of BVI law in the types of lawsuits to which it applies, the provision may impose additional litigation costs on shareholders in pursuing such claims, particularly if the shareholders do not reside in or near the British Virgin Islands. Additionally, the provision may limit our shareholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, or employees, which may discourage the filing of such lawsuits. The courts of the British Virgin Islands may also reach different judgment or results than would other courts, including courts where a shareholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our shareholders. Alternatively, if a court were to find the exclusive jurisdiction provision contained in our articles to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

Our board of directors may decline to register transfers of Ordinary Shares in certain circumstances.

Our board of directors may, in its sole discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any Ordinary Share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (iv) the shares transferred are free of any lien in favor of us; or (vi) a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof. Ordinary Shares listed on the Nasdaq Capital Market may, at our directors’ discretion, may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on Nasdaq (including, but not limited to, the applicable Nasdaq listing rules). The transfer of a share is only effective once the name of the transferee is entered in the register of shareholders.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

This, however, is unlikely to affect market transactions of the Ordinary Shares purchased by investors in the public offering. Once the Ordinary Shares have been listed, the legal title to such Ordinary Shares and the registration details of those Ordinary Shares in the Company’s register of members will remain with the Depository Trust Company. All market transactions with respect to those Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the Depository Trust Company systems.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile. See “Implications of Our Being an ‘Emerging Growth Company.”

You may have difficulty enforcing judgments against us.

We are incorporated under the laws of the British Virgin Islands as a business company limited by shares. Currently, all of our operations are conducted in Malaysia, and almost all of our assets are and will be located outside of the United States. In addition, almost all of our officers and directors are nationals and residents of a country other than the United States, and almost all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands and of Malaysia may not allow you to enforce a judgment against our assets or the assets of our directors and officers. See “Enforceability of Civil Liabilities.”

The laws of the British Virgin Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our articles of association, by the BVI Act and the common law of the British Virgin Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law in the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands and from English common law. For example, under the rule established in the English case known as Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors subject to a number of limited exceptions. Decisions of the Privy Council (which is the final Court of Appeal for British overseas territories such as the British Virgin Islands) are binding on a court in the British Virgin Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the British Virgin Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the British Virgin Islands has a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

British Virgin Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our articles of association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all of our issued and outstanding shares, to requisition a general meeting of our shareholders, in which case our chairman or a majority of our directors are obliged to call such meeting. Advance notice of at least seven calendar days is required for the convening of any general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder, present in person or by proxy, holding shares which carry in aggregate not less than one-third of all votes attaching to all of our shares in issue and entitled to vote at such meeting. Unless our directors decide otherwise by a resolution of directors, a shareholder may not attend or vote (in person or by proxy) at any meeting of shareholders (or class of shareholders), or sign or consent to any written resolution of shareholders (or class of shareholders), in respect of any share held by the shareholder unless all calls and other sums currently payable by the shareholder to the Company in respect of the share have been paid in full.

Recently introduced economic substance legislation of the British Virgin Islands may adversely impact us or our operations.

The British Virgin Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union (the “EU”) as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (the “Substance Law”) came into force in the British Virgin Islands introducing certain economic substance requirements for British Virgin Islands “relevant entities” which are engaged in certain banking, insurance, fund management, financing and leasing, headquarters, shipping, holding company, intellectual property or distribution and service center business (being “relevant activities”) and are in receipt of gross income arising from relevant activities in any relevant financial period. In the case of business companies incorporated before January 1, 2019, the economic substance requirements apply for financial years commencing June 30, 2019.

The economic substance requirements that are imposed include that in-scope companies be directed and managed in the British Virgin Islands, have core income generating activities in the British Virgin Islands, and have an adequate level of employees, expenditures, and premises in the British Virgin Islands. Business companies that carry on holding company business (which means it only holds equity participations in other entities and only earns dividends and capital gains) will be subject to reduced substance requirements.

Based on the Substance Law and announced guidance currently issued, we are currently subject to limited substance requirements applicable to a pure equity holding company. At present, we are only required to confirm we comply with the BVI Act and that we have adequate premises and employees in the British Virgin Islands for passively holding or actively managing the equity participation, but to the extent we are required to increase our substance in the British Virgin Islands due to any regulatory change, it could result in additional costs. Although it is presently anticipated that the Substance Law (including the ongoing EU review of the British Virgin Islands’ implementation of such law), will have minimal material impact on us or our operations, as the legislation and guidance are new and remain subject to further clarification, adjustment, interpretation, and the EU review, it is not currently possible to ascertain the precise impact of these developments on us, for example, whether we could also be treated as carrying out “headquarter business” in the British Virgin Islands (despite our headquarters physically being in Malaysia). It is therefore possible that we may be subject to additional requirements under the Substance Law in the future. Should that occur, it is our intention to seek appropriate advice and take appropriate steps to ensure that we (to the extent we fall within the scope of the Substance Law) are fully compliant.

If we are classified as a passive foreign investment company (PFIC), United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

•        At least 75% of our gross income for the year is passive income; or

•        The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2023 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Material Income Tax Consideration — United States Federal Income Taxation — Passive Foreign Investment Company Consequences.”

Our pre-IPO shareholders will be able to sell their shares after the completion of this offering subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Ordinary Shares.

15,700,000 of our Ordinary Shares are issued and outstanding as of the date of this prospectus. Our pre-IPO shareholders may be able to sell their Ordinary Shares under Rule 144 after the completion of this offering. See “Shares Eligible for Future Sale” below. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price, which could impact the trading price of our Ordinary Shares following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

•        our ability to execute our growth, and expansion, including our ability to meet our goals;

•        current and future economic and political conditions;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        our ability to attract clients and further enhance our brand recognition;

•        our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•        the COVID-19 pandemic;

•        trends and competition in the solar energy industry; and

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains data related to the solar energy industry. This industry data includes projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The solar energy industry may not grow at the rate projected by industry data, or at all. The failure of the industry to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the solar energy industry subjects any projections or estimates relating to the growth prospects or future condition of our industry to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of the British Virgin Islands because there are certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The British Virgin Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States.

Substantially all of our assets are located in Malaysia. In addition, almost all of our directors and officers are nationals or residents of Malaysia and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Our counsel with respect to the laws of the British Virgin Islands and our counsel with respect to Malaysia law have advised us that there is uncertainty as to whether the courts of the British Virgin Islands or Malaysia would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or Malaysia against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Mourant Ozannes as our BVI legal counsel that the courts of the BVI are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the BVI , to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, in so far as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the BVI of judgments obtained in the United States, the courts of the BVI will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the BVI , such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a BVI judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the BVI (awards of punitive or multiple damages may well be held to be contrary to public policy).

A BVI Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the BVI Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the BVI Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the courts’ discretion. We understand that there isn’t any BVI Court judgment or statute that conclusively resolves these conflicting approaches and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

Ilham Lee, our Malaysian legal counsel, has further advised us that there are currently no statutes, treaties, or other forms of reciprocity between the United States and Malaysia providing for the mutual recognition and enforcement of court judgments. Under Malaysian laws, a foreign judgment cannot be directly or summarily enforced in Malaysia. The judgment must first be recognized by a Malaysian court either under applicable Malaysian laws or in accordance with common law principles. For Malaysian courts to accept the jurisdiction for recognition of a foreign judgment, the foreign country where the judgment is made must be a reciprocating country expressly specified and listed in the Reciprocal Enforcement of Judgments Act 1958, Maintenance Orders (Facilities for Enforcement) Act 1949 or Probate and Administration Act 1959. As the United States is not one of the countries specified under the statutory regime where a foreign judgment can be recognized and enforced in Malaysia, a judgment obtained in the United States may still be enforced pursuant to common law principles by commencing fresh proceedings in a Malaysian court. The requirements for a foreign judgment to be recognized and enforceable in Malaysia are: (i) the judgment must be a monetary judgment; (ii) the foreign court must have had jurisdiction accepted by a Malaysian court; (iii) the judgment was not obtained by fraud; (iv) the enforcement of the judgment must not contravene public policy in Malaysia; (v) the proceedings in which the judgment was obtained were not opposed to natural justice, and (vi) the judgment must be final and conclusive.

USE OF PROCEEDS

Based upon an assumed initial public offering price of $4.50 per Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, the non-accountable expense allowance and the estimated offering expenses payable by us, of approximately $8.21 million if the underwriters do not exercise their over-allotment option, and $9.76 million if the underwriters exercise their over-allotment option in full.

We plan to use the net proceeds we receive from this offering for the following purposes:

•        approximately 30% for expanding into other countries in Southeast Asia;

•        approximately 30% for business expansion, including offering EPCC services for other types of renewable energy, such as hydropower and biogas;

•        approximately 30% for general working capital; and

•        approximately 10% for mergers and acquisitions.

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.50 per Ordinary Share would increase (decrease) the net proceeds to us from this offering by approximately $2,300,000, or approximately $2,645,000 if the underwriters exercise their over-allotment option in full.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

Since our inception, we have not declared or paid cash dividends on our Ordinary Shares. Any decision to pay dividends in the future will be subject to a number of factors, including our financial condition, results of operations, the level of our retained earnings, capital demands, general business conditions, and other factors our board of directors may deem relevant. We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the operation, development, and growth of our business, and, as a result, we do not expect to pay any dividends in the foreseeable future. Consequently, we cannot give any assurance that any dividends may be declared and paid in the future.

Subject to the BVI Act and our memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think appropriate if they are satisfied, on reasonable grounds, that immediately following the dividend payment the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due (the “Solvency Test”). There is no further British Virgin Islands statutory restriction on the amount of funds which may be distributed by us by dividends.

If, after a dividend is authorized (but before it is paid), our board of directors cease to be satisfied (on reasonable grounds) that the Company will be able to satisfy the Solvency Test after the dividend is paid, then such dividend is deemed not to have been authorized. The directors must notify each shareholder of any dividend authorized by them and no interest accrues on any dividend. If a shareholder fails to claim any dividend for three years after the date on which it was authorized by the directors, the directors may decide by a resolution of directors that the dividend is forfeited for the benefit of the Company.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Malaysia subsidiary, Founder Energy (Malaysia). Under the Malaysian Companies Act 2016, dividends must be paid out of profit and no dividend shall be paid out if the payment will cause the company to be insolvent. The company, each officer and any other person or individual who contravene this provision commits an offence and shall, on conviction, be liable to imprisonment for a term not exceeding five years or to a fine not exceeding MYR3,000,000.00 or to both. For the purpose of determining whether a Malaysian company satisfies the solvency test, a company is regarded as solvent if it is able to pay its debts as and when the debts become due within 12 months immediately after the distribution is made.

Additionally, in the event that Founder Energy (Malaysia) or its subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict any such entity’s ability to pay dividends or make other distributions to us.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Malaysia is under a single-tier tax system. Dividends are exempt from income tax in the hands of shareholders. Our Malaysia subsidiary, Founder Energy (Malaysia), is not required to deduct tax from dividends paid to its shareholder, Founder Group, and no tax credits will be available for offsetting against the recipient’s tax liability. Further, Malaysia does not impose any withholding tax (i.e., 0%) on dividends paid by Malaysian companies to non-residents. Hence, Founder Energy (Malaysia) is not required to withhold any sum from its dividends for tax withholding purposes. See “Material Income Tax Consideration — Malaysian Enterprise Taxation.”

EXCHANGE RATE INFORMATION

Our business is conducted by our subsidiary, Founder Energy (Malaysia) in Malaysia using MYR as functional currency and we maintain our books and records in MYR. Capital accounts of our financial statements are translated into U.S. dollars from MYR at their historical exchange rates when the capital transactions occurred using the noon middle rate published in Exchange Rate of Bank Negara Malaysia.

Translations of amounts in the audited consolidated statement of financial position, audited consolidated statements of profit or loss and other comprehensive income (loss), and audited consolidated statement of cash flows from MYR into USD as of and for the fiscal year ended December 31, 2023 are solely for the convenience of the reader and were calculated at the noon middle rate of USD1 = RM4.5915 as of December 31, 2023, as published by the Central Bank of Malaysia on its Exchange Rates’ website https://www.bnm.gov.my/exchange-rates. No representation is made that the RM amounts could have been, or could be, converted, realized or settled into USD at such rate or at any other rate.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2023:

•        on an actual basis; and

•        on an as adjusted basis to reflect the issuance and sale of the Ordinary Shares by us in this offering at the assumed initial public offering price of $4.50 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts, the non-accountable expense allowance and the estimated offering expenses payable by us.

	December 31, 2023
	Actual	Actual	As adjusted (Over - allotment option not exercised)	As adjusted (Over-allotment option exercised in full)
	RM	$	$	$
Shareholders’ Equity:

Ordinary Shares, an unlimited number of no par value Ordinary Shares authorized, 15,700,000 Ordinary Shares issued and outstanding; 18,200,000 Ordinary Shares issued and outstanding, as adjusted assuming the over-allotment option is not exercised, and 18,575,000 Ordinary Shares issued and outstanding, as adjusted assuming the over-allotment option is exercised in full	69,284	15,700	8,222,379	9,774,879
Reserves	1,704,989	386,375	386,375	386,375
Retained earnings	13,009,029	2,909,598	2,909,598	2,909,598
Accumulated other comprehensive income/(loss)	6,360	(90,577)	(90,577)	(90,577)
Total Shareholders’ Equity	14,789,662	3,221,096	11,427,775	12,980,275
Total Capitalization	39,498,778	8,602,587	16,809,266	18,361,766

Debt:
Bank borrowings(2)	24,709,116	5,381,491	5,381,491	5,381,491
Total indebtedness	24,709,116	5,381,491	5,381,491	5,381,491

____________

(1)      Additional paid-in capital reflects the sale of Ordinary Shares in this offering at an assumed initial public offering price of $4.50 per share, and after deducting the estimated underwriting discounts, the non-accountable expense allowance and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. We estimate that such net proceeds will be approximately $8,206,679 ($11,250,000 gross offering proceeds, less underwriting discounts and non-accountable expense allowance of $900,000, and offering expenses of approximately $2,143,321) if the underwriters’ over-allotment option is not exercised, or $9,759,179 ($12,937,500 gross offering proceeds, less underwriting discounts and non-accountable expense allowance of $1,035,000, and offering expenses of approximately $2,143,321) if the underwriters’ over-allotment option is exercised in full.

(2)      The Group’s bank borrowings are currently guaranteed by corporate guarantees provided by Reservoir Link Energy Bhd. and secured by term deposits placed with the applicable lending financial institutions.

If the underwriters’ over-allotment option is not exercised, a $1.00 increase (decrease) in the assumed initial public offering price of $4.50 per share would increase (decrease) each of additional paid-in capital, total shareholders’ equity, and total capitalization by approximately $2,300,000 million, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts, the non-accountable expense allowance and estimated expenses payable by us.

If the underwriters’ over-allotment option is exercised in full, a $1.00 increase (decrease) in the assumed initial public offering price of $4.50 per share would increase (decrease) each of additional paid-in capital, total shareholders’ equity, and total capitalization by approximately $2,645,000 million, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts, the non-accountable expense allowance and estimated expenses payable by us.

On January 4, 2024, Founder Group issued a warrant to V Capital Quantum Sdn Bhd. to purchase up to 300,000 Ordinary Shares, and on April 3, 2024, Founder Group issued a warrant to CNP Equity Limited to purchase up to 1,200,000 Ordinary Shares. Those warrants were issued in consideration for certain professional consulting services relating to this offering provided by V Capital Quantum Sdn Bhd. and CNP Equity Limited. See “Corporate History and Structure — Recent Development — Issuance of Warrants.” The table above does not reflect the exercise of those warrants.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our net tangible book value as of December 31, 2023, was $3,158,423, or $0.20 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Ordinary Share (as adjusted for the offering) from the initial public offering price per Ordinary Share and after deducting the estimated underwriting discounts, the non-accountable expense allowance and the estimated offering expenses payable by us.

After giving effect to our sale of 2,500,000 Ordinary Shares offered in this offering based on an assumed initial public offering price of $4.50 per Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deduction of the estimated underwriting discounts, the non-accountable expense allowance and the estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2023, would have been $11,365,102, or $0.62 per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of $0.42 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $3.88 per Ordinary Share to investors purchasing Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only.

On January 4, 2024, Founder Group issued a warrant to V Capital Quantum Sdn Bhd. to purchase up to 300,000 Ordinary Shares, and on April 3, 2024, Founder Group issued a warrant to CNP Equity Limited to purchase up to 1,200,000 Ordinary Shares. Those warrants were issued in consideration for certain professional consulting services relating to this offering provided by V Capital Quantum Sdn Bhd. and CNP Equity Limited. See “Corporate History and Structure — Recent Development — Issuance of Warrants.” The table below does not reflect the exercise of those warrants.

The following table illustrates such dilution:

	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option
Assumed Initial public offering price per Ordinary Share	$4.50	$4.50
Net tangible book value per Ordinary Share as of December 31, 2023	$0.20	$0.20
Increase in net tangible book value per Ordinary Share attributable to payments by new investors	$0.42	$0.50
Pro forma net tangible book value per Ordinary Share immediately after this offering	$0.62	$0.70
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$3.88	$3.80

The following tables summarize, on a pro forma as adjusted basis as of December 31, 2023, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated underwriting discounts, the non-accountable expense allowance and the estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
Over-allotment option not exercised	Number	Percent	Amount	Percent
Existing shareholders	15,700,000	86.26%	$15,700	0.14%	$0.001
New investors	2,500,000	13.74%	$11,250,000	99.86%	$4.50
Total	18,200,000	100.00%	$11,265,700	100.00%	$0.619

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
Over-allotment option exercised in full	Number	Percent	Amount	Percent
Existing shareholders	15,700,000	84.52%	$15,700	0.12%	$0.001
New investors	2,875,000	15.48%	$12,937,500	99.88%	$4.50
Total	18,575,000	100.00%	$12,953,200	100.00%	$0.697

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at the pricing.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

Founder Energy (Malaysia) was established on April 13, 2021, as a private company limited by shares organized under the laws of Malaysia. Founder Energy (Malaysia) holds 100% of the equity interests in the following entities: (i) Founder Assets, which was established in Malaysia on September 21, 2022, as a wholly owned subsidiary of Founder Energy (Malaysia); and (ii) Founder Energy (Singapore), which was established in Singapore on May 27, 2022, as a wholly owned subsidiary of Founder Energy (Malaysia). On February 24, 2023, Founder Assets issued 999,900 ordinary shares at RM1 per share to Founder Energy (Malaysia), for a total consideration of RM999,900, after which Founder Energy (Malaysia) holds 1,000,000 shares of Founder Assets in total, as its sole shareholder.

In connection with this offering, we have undertaken a reorganization of our corporate structure (the “Reorganization”) in the following steps:

•        on May 18, 2023, we incorporated Founder Group as a BVI business company limited by shares incorporated and registered under the laws of the British Virgin Islands; and

•        on June 14, 2023, Founder Group acquired 100% of the equity interests in Founder Energy (Malaysia) from its original shareholders*. Consequently, Founder Group, through a restructuring which is accounted for as a reorganization of entities under common control, became the ultimate holding company of all other entities mentioned above.

____________

*        Founder Energy (Malaysia) was established on April 13, 2021, with Lee Seng Chi being the sole shareholder. On September 8, 2021, Lee Seng Chi transferred 663,000 shares, representing 51% equity interests in Founder Energy (Malaysia), to Reservoir Link Energy Bhd. On June 14, 2023, Founder Group acquired 100% of the equity interests in Founder Energy (Malaysia) from its then shareholders, Lee Seng Chi (49% shareholder) and Reservoir Link Energy Bhd. (51% shareholder).

Our Corporate Structure

The following chart illustrates our corporate structure upon completion of this offering based on 15,700,000 Ordinary Shares issued and outstanding as of the date of this prospectus and 2,500,000 Ordinary Shares to be sold in this offering, assuming no exercise of the underwriters’ over-allotment option. For more details on our corporate history, please refer to “Corporate History and Structure.”

*        Reservoir Link Energy Bhd. is ultimately controlled by its board of directors. See Note 2 under “Principal Shareholders.”

For details of our principal shareholders’ ownership, please refer to the beneficial ownership table in the section captioned “Principal Shareholders.”

Recent Development

Issuance of Warrants

On January 4, 2024, Founder Group issued a warrant to V Capital Quantum Sdn Bhd. to purchase up to 300,000 Ordinary Shares of Founder Group, in consideration for certain consulting services relating to this initial public offering provided by V Capital Quantum Sdn Bhd. On July 31, 2024, Founder Group entered into an amendment to this warrant with V Capital Quantum Sdn Bhd. to amend its exercise conditions. This warrant is exercisable from January 4, 2024 and will expire on July 1, 2028, provided that at the time of exercise, Founder Group’s Ordinary Shares are listed on a market or stock exchange. The exercise price is $2.00 per share.

On April 3, 2024, Founder Group issued a warrant to CNP Equity Limited to purchase up to 1,200,000 Ordinary Shares of Founder Group, in consideration of certain consulting services relating to this initial public offering provided by CNP Equity Limited. On July 31, 2024, Founder Group entered into an amendment to this warrant with CNP Equity Limited to amend its exercise conditions. This warrant is exercisable from April 3, 2024, and will expire on July 1, 2028, provided that at the time of exercise, Founder Group’s Ordinary Shares are listed on a market or stock exchange. The exercise price is $2.00 per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a pure-play, end-to-end EPCC solutions provider for solar PV facilities in Malaysia. Our primary focus is on two key segments: large-scale solar projects and commercial and industrial (“C&I”) solar projects.

Large-scale solar projects are utility scale solar PV power plants with installed generating capacity of 1 MWac or more. Large-scale solar projects are ground mounted and are designed to supply power to the power grid. For the majority of our large-scale solar projects, we usually act as the contractor to the project awarder, who is the main contractor for a solar project. As an EPCC provider, we assume most of the responsibility for the entire project lifecycle, from design and engineering to material procurement, construction, installation, integration, and commissioning. After the acceptance of our projects by our clients, we provide performance warranty during the defect liability period, which is typically 24 months. See “Business — Our Services — Project Flow — Post-completion — Warranties and defect liabilities.” Our goal is to ensure seamless project execution, adhering to the highest industry standards and delivering optimal performance and reliability. For the fiscal years ended December 31, 2023 and 2022, our revenue generated from large-scale solar projects was RM131,988,573 (US$28,746,286) and RM51,761,466, respectively, accounting for approximately 89% and 82% of our total revenue for the respective years.

C&I projects are smaller scale solar projects where the solar PV systems are installed on rooftops and are designed to generate electricity for commercial and industrial properties for their own consumption, such as factories, warehouses and commercial stores. For C&I projects, we usually sign a service contract with the project owner and act as the main contractor. As the main contractor, we engage in comprehensive services encompassing project design, engineering, equipment procurement, construction, and commissioning. The C&I projects also come with a 24 months defect liability period and we provide performance warranty during this period. We ensure that our C&I projects are customized to meet the unique energy needs of each customer, providing them with efficient and sustainable solar solutions. For the fiscal years ended December 31, 2023 and 2022, our revenue generated from C&I projects was RM16,065,400 (US$3,498,944) and RM11,748,000, respectively, accounting for approximately 11% and 18% of our total revenue for the respective years.

Additionally, we offer operation and maintenance (“O&M”) services to our clients to ensure that the power plant and the solar PV system operate safely and continuously at its optimum capacity and historically have derived little revenue from these services.

Our revenue growth reflects our commitment to delivering high-quality projects and meeting the evolving needs of our customers In the fiscal years ended December 31, 2023, and 2022, our revenue reached RM148,053,973 (US$32,245,230) and RM63,509,466, respectively, resulting in a growth rate of 133%. In the same fiscal years, our net income was RM7,141,101 (US$1,555,287) and RM3,943,506, respectively, resulting in a growth rate of 81%. This growth can be attributed to our unwavering focus on customer satisfaction, industry expertise, and ability to adapt to the changing solar energy landscape.

Key Factors that Affect Our Results of Operations

We believe the following key factors may affect our financial condition and results of operations:

Government Incentives and Regulation

We have not seen any impact of unfavorable government policies upon our business in recent years. However, our business and results of operations can be affected by various factors such as government policies, regulations, subsidies, and incentives. Changes in these factors can lead to market uncertainty and affect the demand for solar PV systems. However, we will seek to adjust as required if and when government policies shift.

Expansion into New Markets

We noticed the significant untapped potential for solar energy in Southeast Asia. Our strategy entails expanding our business presence in the region with a specific focus on countries like Singapore, Indonesia, and the Philippines. Furthermore, we believe that the market for large-scale solar, commercial and industrial, and residential solar services remain substantially untapped in Southeast Asia and in order to capitalize on this potential, we plan to strengthen our existing client relationships while actively searching for new clients to accelerate our growth trajectory.

Geographic Concentration in Malaysia

Despite our intention to expand our business presence in Southeast Asia, our main operations are based in Malaysia and our business and results of operations may be influenced by the changes in political, economic, social environment as well as by the general state of the economy in Malaysia.

Changes in the Macro-Economic Environment and Energy Demand

Our future operating results also depend on the continued demand for utility-scale solar energy. This is dependent on many factors, including the demand for cheaper energy sources driven by regional, national or global macroeconomic trends. If the demand for cheaper energy sources increases, we may face greater competition from conventional and other renewable energy sources, such as coal, natural gas and wind to the extent they are able to offer energy solutions that are less costly. If utility-based customers opt for other sources of energy, the average contract value may be affected if we seek to be more price competitive and as a result, our revenue and operating results could be negatively affected.

Product Costs and Supply Chain Disruptions

Our solar PV installation services involve commodities such as steel and aluminum. Fluctuations in the commodities’ costs that occurred after the signing of fixed lump-sum contracts are critical to our services and may impact our financial performance. In addition, any shortages or other constraints in the supply chain, either solar module component shortages, container shortages, supply chain disruptions which may result in an increase of transportation cost may affect the costs of our services, our margins and our operating results.

Our Ability to Acquire New Customers

Our operating results and growth will depend in part on our ability to continue to attract new customers. While we believe that the underlying market for utility based solar products will continue to grow, it is difficult to predict the growth of potential new customers for our services or whether we will be successful in acquiring these new customers. We plan to continue to invest in our sales and marketing efforts to acquire new customers in order to generate continued revenue growth on a year-over-year basis.

Inflation and Interest Rate

We may be impacted by inflationary pressures. Inflation has continued to accelerate after a series of global events, including the pandemic lock-down, Russia’s invasion of Ukraine, driving up energy prices, freight premiums, and other operating costs. Interest rates, notably mature international market government bond yields, are rising as central banks around the world tighten monetary policy in response to inflationary pressures, while debt remains at high levels in many major markets. The eventual implications of tighter monetary policy, and potentially higher long-term interest rates may drive a higher cost of capital during our forecast period. These inflationary pressures are expected to persist, at least in the near term, and will continue to negatively affect our results of operation. To help mitigate the inflationary pressures on our business, we adjusted our services fee in certain markets and expanded our supplier base.

Impact of COVID-19

As of the date of this prospectus, the impact of COVID-19 on our business has been limited, but our prospects and results of operations may depend on future developments of the COVID-19 pandemic, which are highly uncertain and cannot be predicted as of the date of this prospectus. The impact of the COVID-19 pandemic on our business going forward will depend on a range of factors which we are not able to accurately predict, including the duration and scope of the pandemic, a repeat of the spike in the number of COVID-19 cases, the geographic regions impacted, the impact of the pandemic on economic activity and the nature and severity of measures adopted by governments, including restrictions on travel, mandates to avoid large gatherings and orders to self-quarantine or shelter in place. The COVID-19 pandemic could also limit the ability of customers, suppliers and business partners to perform. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of the COVID-19 pandemic’s global economic impact, including any economic recession that has occurred or may occur in the future that will have an impact in the growth of the solar energy industry.

See “Risk Factors — Risks Related to Our Business and Industry — The ongoing effects of the COVID-19 pandemic in Malaysia may have a material adverse effect on our business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — COVID-19 Pandemic Affecting Our Results of Operations.”

Results of Operations

Comparison of the Results for the Fiscal Years Ended December 31, 2022 and 2023

The following table sets forth certain operational data for the fiscal years ended December 31, 2022 and 2023, respectively:

	Note	2022	2023	2023	Variance
		RM	RM	USD	RM	%
Revenue from contract services		28,710,605	103,383,701	22,516,325	74,673,096	260
Revenue from sales of goods		26,336,916	39,900,091	8,689,990	13,563,175	51
Revenue from contract services – related parties		8,460,447	4,770,181	1,038,916	(3,690,266)	(44)
Revenue from sales of goods – related parties		1,498	—	—	(1,498)	(100)
Total Revenue	15	63,509,466	148,053,973	32,245,231	84,544,507	133

Cost of sales from contract services		(24,420,001)	(87,642,348)	(19,087,956)	63,222,347	258
Cost of sales from sales of goods		(23,358,881)	(38,637,579)	(8,415,023)	15,278,698	65
Cost of sales for contract services – related parties		(7,045,392)	(3,921,036)	(853,977)	(3,124,356)	(44)
Cost of sales from sales of goods – related parties		(826)	(63)	(14)	(763)	(92)
Total Cost of sales	16	(54,825,100)	(130,201,026)	(28,356,970)	75,375,926	137

Gross income		8,684,366	17,852,947	3,888,261	9,168,581	106

Selling and administrative		(3,244,159)	(6,860,856)	(1,494,253)	3,616,697	111
Selling and administrative to related parties		(173,792)	(102,109)	(22,239)	(71,683)	(41)
Income from operation before income tax		5,266,415	10,889,982	2,371,769	5,623,567	107

Other income		182,808	47,110	10,260	(135,698)	(74)
Other income from related parties		71,352	93,310	20,323	21,958	31
Finance cost		(146,803)	(918,923)	(200,136)	772,120	526
Finance cost – related party		(182,533)	(318,332)	(69,331)	135,799	74
Profit before income tax		5,191,239	9,793,147	2,132,885	4,601,908	89
Income tax expense	18	(1,247,733)	(2,646,079)	(576,299)	1,398,346	112

Net profit for the year		3,943,506	7,147,068	1,556,586	3,203,562	81

Other comprehensive income/(loss)		—	6,360	(65,905)	6,360	100

Total comprehensive income for the year		3,943,506	7,153,428	1,490,681	3,209,922	81

Profit attributable to:
Equity owners of the Company		3,943,506	7,153,428	1,490,681	3,209,922	81
Non-controlling interests		—	—	—	—	—
Total		3,943,506	7,153,428	1,490,681	3,209,922	81

Basic and Diluted Net Income per Share		0.25	0.46	0.09
Weighted Average Number of Common Shares Outstanding – Basic and Diluted		15,700,000	15,700,000	15,700,000	—	—

Revenue

	As of December 31, 2022		As of December 31, 2023		As of December 31, 2023	Variance
	RM	% of total revenue	RM	% of total revenue	USD	RM	%
Large-scale solar projects	51,761,466	82%	131,988,573	89%	28,746,287	80,227,106	155%
Commercial and Industrial projects	11,748,000	18%	16,065,400	11%	3,498,944	4,317,399	37%
	63,509,466	100%	148,053,973	100%	32,245,231	84,544,506	133%

Revenue for the year ended December 31, 2023 was RM148,053,973 (USD32,245,230) representing an increase of 133% from RM63,509,466 for the fiscal year ended December 31, 2022. The increase in revenue was due to execution of projects secured in the previous year in addition to larger scale contracts secured during the financial year.

Our revenue generated from large-scale solar projects increased by RM80,227,106 or approximately 155% from RM51,761,466 for the fiscal year ended 2022 to RM131,988,573 (USD28,746,286) for the fiscal year 2023. The increase was due to securing larger scale projects as compared to the previous fiscal year.

Our revenue generated from commercial and industrial projects increased by RM4,317,399, or approximately 37% from RM11,748,000 to RM16,065,400 (USD3,498,944) for the fiscal year 2023. The increase was due to securing several rooftop projects during the fiscal year.

Cost of Sales

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023	Variance
	RM	RM	USD	RM	%
Material Cost	31,235,746	54,245,611	11,814,355	23,009,865	74
Construction Cost	18,418,808	65,513,217	14,268,369	47,094,409	256
Staff Cost	2,167,536	3,620,080	788,431	1,452,544	67
Logistic Cost	918,430	1,287,926	280,502	369,496	40
Tools & Machinery	142,452	498,672	108,608	356,220	250
Miscellaneous	1,667,629	5,014,568	1,092,142	3,346,939	201
Depreciation	274,499	20,952	4,563	(253,547)	(92)
Total cost of sale	54,825,100	130,201,026	28,356,970	75,375,926	137

Cost of sales represents our cost incurred in constructing projects, purchasing materials and specific staff cost incurred for identifiable projects.

The material cost for the fiscal year ended December 31, 2023 was RM54,245,611 (USD11,814,355), representing an increase of 74%, from RM31,235,746 for the fiscal year ended December 31, 2022. The increase was consistent with the increase in our revenue as a result of securing larger size contracts.

The construction cost for the fiscal year ended December 31, 2023 was RM65,513,217 (USD14,268,369), representing an increase of 256% from RM18,418,808 for the fiscal year ended December 31,2022. The increase is in line with the increase in our revenue from executing large-sized contracts.

The staff costs for the fiscal year ended December 31, 2023 was RM3,620,080 (USD788,431), representing an increase of 67% from RM2,167,536 for the fiscal year ended December 31, 2022. The increase was due to the expansion of our operation team to execute larger scale projects secured during the year.

The logistic costs for the fiscal year ended December 31, 2023 was RM1,287,926 (USD280,502), representing an increase of 40%, from RM918,430 for fiscal year ended December 31, 2022. The increase was due to the higher volume of shipping activities due to the increase in capacity of projects.

The tools and machinery for fiscal year ended December 31, 2023 was RM498,672 (USD108,608), representing an increase of 250%, from RM142,452 for the fiscal year ended December 2022. The increase was due to an increase in rental of machinery to cope with requirements for larger size projects.

Selling and administrative

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023	Variance
	RM	RM	USD	RM	%
Legal and Professional fees	117,676	1,185,352	258,162	1,067,676	907
Stamp duty	131,819	180,914	39,402	49,095	37
Insurance premiums	60,634	155,238	33,810	94,604	156
Bank charges	147,490	43,846	43,846	(103,644)	(70)
ICT subscription	111,111	84,300	18,360	(26,811)	(24)
Management fees	98,757	102,109	22,239	3,352	3
Loss on foreign exchange	126,581	360,799	78,580	234,218	185
Directors’ fee	527,742	608,991	132,635	81,249	15

Selling and administrative expenses mainly comprise of legal and professional fees, stamp duty, insurances, bank charges, ICT subscription, management fees, loss on foreign exchange and directors’ fee.

The professional fees for fiscal year ended December 31, 2023 was RM1,185,352 (USD258,162), representing an increase of 907%, from RM117,676 for fiscal year ended December 31, 2022, which increase mainly due to professional fees paid for IPO exercise.

Stamp duty paid for fiscal year ended December 31, 2023 was RM180,914 (USD39,402), representing an increase of 37% from RM131,819 in fiscal year ended December 31, 2022. The increase in stamp duty paid during the year was due to additional bank financing secured during the year.

Insurance premiums paid for fiscal year ended December 31, 2023 was RM155,238 (USD33,810), representing an increase of 156% from RM60,634 in fiscal year ended December 31, 2022. The increase in insurance premiums mainly due to increase in headcounts and assets under insured.

Bank charges paid for fiscal year ended December 31, 2023 was RM43,846 (USD9,549), representing decrease of 70% from RM147,490 in fiscal year ended December 31, 2022. The decrease in bank charges due to no similar issuance of bank guarantee during the financial year.

ICT subscription paid for fiscal year ended December 31, 2023 was RM84,300 (USD18,360), representing decrease of 24% from RM111,111 for fiscal year ended December 31, 2022. The decrease in ICT subscription due to lesser subscription on ad-hoc software during the year.

Management fees paid for fiscal year ended December 31, 2023 was RM102,109 (USD22,239), representing an increase of 3%, from RM98,757 in fiscal year ended December 31, 2022. The slight increase in management fees was due to the annual revision of management fees by our holding company.

Loss on foreign exchange incurred for fiscal year ended December 31, 2023 was RM360,799 (USD78,580), representing an increase of 185%, from RM126,581 in fiscal year ended December 31, 2022. The increase in loss of foreign exchange was due to ongoing weakening of RM against foreign currency such as USD and CNY.

Directors’ fees paid for fiscal year ended December 31, 2023 was RM608,992 (USD132,635), representing an increase of 15%, from RM527,742 in fiscal year ended December 31, 2022. The increase was mainly due to salary revision granted during the financial year.

Employee Benefits Expenses

	For the year ended December 31, 2022	For the year ended December 31, 2023	For the year ended December 31, 2023	Variance
	RM	RM	USD	RM	%
Director salaries	378,000	427,875	93,189	49,875	13
Admin salaries	1,299,412	1,837,873	400,277	538,461	41
Technical staff salaries	213,130	2,462,096	536,229	2,248,966	1055
Total	1,890,542	4,727,844	1,029,695	2,837,302	150

	For the year ended December 31, 2022	For the year ended December 31, 2023	For the year ended December 31, 2023	Variance
	RM	RM	USD	RM	%
Director related expenses	149,742	181,116	39,446	31,374	21
Admin related expenses	390,268	786,795	171,359	396,527	102
Technical staff related expenses	1,954,406	1,182,943	257,638	(771,463)	(39)
Total	2,494,416	2,150,854	468,443	(343,562)	(14)

Our employee benefit expense for fiscal year ended December 31, 2023 was RM6,878,698 (USD1,498,138), representing an increase of 57%, from RM4,384,958 for the fiscal year ended December 2022. The increase was due to the increase in staff employed in fiscal year ended December 31, 2023 of 76 from 54 for fiscal year ended December 31, 2022.

Other income

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023	Variance
	RM	RM	USD	RM	%
Interest income	1,341	47,255	10,292	45,914	3,424
Realized gain on foreign exchange	72,859	5,421	1,181	(67,438)	(93)
Unrealized gain on foreign exchange	67,736	(15,417)	(3,358)	(83,153)	(123)
Discount received	1,700	4,860	1,059	3,160	186
Gain from secondment of staff	110,524	93,310	20,388	(17,214)	(16)
Others		4,991	1,087	4,991	100
	254,160	140,420	30,584	(113,740)	(45)

Other income mainly derived from gain from secondment of staff, interest income, realized and unrealized gain on foreign exchange.

In the fiscal year 2022, our other income primarily consisted of 2 significant components: unrealized gains on foreign exchange and gains from the secondment of staff. The unrealized gains on foreign exchange were a result of the MYR appreciating against the Chinese Renminbi by no more than 5% during the period spanning from the invoice date to the year’s end on December 31, 2022. The gain from secondment of staff is reimbursement of employee’s salary seconded to our largest shareholder, Reservoir Link Energy Bhd.

In the fiscal year 2023, our other income primarily consists of interest income and gain from secondment of staff. The interest income derived from fixed deposits placed with financial institutions and the gain from secondment of staff is similar with the reimbursement charged in fiscal year ended December 31 2022.

Finance Cost

Finance cost is mainly derived from interest expenses charged by financial institution and interest expenses charged by our holding company for advances.

Interest expenses for the fiscal year ended December 31, 2023 were RM1,237,255 (USD269,467), representing an increase of 276%, from RM329,336 in the fiscal year ended December 31, 2022. The increase in interest expenses was due to the increase in utilization of working capital financing from financial institutions and advances received from our holding company to cater for the increase in working capital requirement as a result of our business expansion.

Income Tax

Our current taxation increased from RM1,247,733 for the fiscal year ended December 31, 2022 to RM2,646,079 (USD576,299) for the fiscal year ended December 31, 2023 due to an increase of 112% in taxable income during the year.

Segment Operation

The group reporting is organized and managed in two major business units. All of our revenue is derived from one segment country which is in Malaysia.

The reportable segments are summarized as follows:

i)       Large-scale solar — Large-scale solar projects are utility scale solar PV power plants with installed generating capacity of 1 MWac or more. Large-scale solar projects are ground mounted and are designed to supply power to the power grid. For the majority of our large-scale solar projects, we usually act as the contractor to the project awarder, who is the main contractor for a solar project.

ii)      Commercial & Industrial — C&I projects are smaller scale solar projects where the solar PV systems are installed on rooftops and are designed to generate electricity for commercial and industrial properties for their own consumption, such as factories, warehouses and commercial stores. For C&I projects, we usually sign a service contract with the project owner and act as the main contractor.

Revenue from contract services primarily involved in project execution, including construction, installation and integration works, testing and commissioning of our solar projects. Revenue from sales of goods involved in supply and selling of solar mounting structure and its accessories. Consequently, both segments contribute to revenue from contract services and sales of goods, as reflected in the financial statements and related notes included elsewhere in this prospectus.

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023	Variance
By Business Unit	RM	RM	Convenience Translation USD	RM	%
Large Scale Solar Revenue	51,761,466	131,988,573	28,746,287	80,227,107	155
Commercial & Industrial Revenue	11,748,000	16,065,400	3,498,944	4,317,400	37
Total revenue	63,509,466	148,053,973	32,245,231	84,544,507	133
Large Scale Solar Cost of Sales	(45,375,947)	(116,165,348)	(25,300,087)	70,789,401	156
Commercial & Industrial Cost of Sales	(9,449,153)	(14,035,678)	(3,056,883)	4,586,525	49
Total cost of sales	(54,825,100)	(130,201,026)	(28,356,970)	75,375,926	137
Large Scale Solar Gross Profit	6,385,519	15,823,225	3,446,200	9,437,706	148
Commercial & Industrial Gross Profit	2,298,847	2,029,722	442,061	(269,125)	(12)
Total Gross Profit	8,684,366	17,852,947	3,888,261	9,168,581	106
Selling and administrative expenses	(3,244,159)	(6,860,856)	(1,494,253)	3,616,697	111
Selling and administrative expenses to related parties	(173,792)	(102,109)	(22,239)	(71,683)	(41)
Income from operations before income tax	5,266,415	10,889,982	2,371,769	5,623,567	107
	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023	Variance
Total assets	RM	RM	Convenience Translation USD	RM	%
Large Scale Solar segment	20,133,617	60,580,358	13,194,023	40,446,741	201
Commercial & Industrial segment	3,717,891	12,553,577	2,734,091	8,835,686	238
Total of reportable segments	23,851,508	73,133,935	15,928,114	49,282,427	207
Corporate and other	10,504,811	10,739,584	2,339,015	234,773	2
Consolidated total assets	34,356,319	83,873,519	18,267,129	49,517,200	144

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023	Variance
Total liabilities	RM	RM	Convenience Translation USD	RM	%
Large Scale Solar segment	14,122,911	33,875,532	7,377,880	19,752,621	140
Commercial & Industrial segment	5,274,767	4,543,341	989,511	(731,426)	(14)
Total of reportable segments	19,397,678	38,418,873	8,367,391	19,021,195	98
Corporate and other	7,320,208	30,664,984	6,678,642	23,344,776	319
Consolidated total liabilities	26,717,886	69,083,857	15,046,033	42,365,971	159

Revenue reported above represents revenue generated from external customers. There were no inter-segment sales in the fiscal year ended December 31, 2022 and 2023. Cost of sales reported above represents direct cost related to each business unit and indirect cost that can’t be segregated into each respective business unit was presented under selling and administrative expenses.

Our gross profit from large scale solar projects increased by RM9,437,706 or approximately 148% from RM6,385,519 for the fiscal year ended 2022 to RM15,823,225 (USD3,446,200) for the fiscal year 2023. The increase was due to the securing of larger scale projects as compared to the previous fiscal year.

Our gross profit from commercial and industrial projects experienced a slight decrease by RM269,126 or approximately 12% from RM2,298,847 to RM2,029,722 for the fiscal year 2023. The decrease was due to new projects secured during the year contributed lower margin as compared to fiscal year 2022 as a result of an increase in material cost.

The total assets for our large-scale solar segment increased by RM40,446,741 or approximately 201% from RM20,133,617 for the fiscal year ended 2022 to RM60,580,358 (USD13,194,023) for the fiscal year 2023. The increase was mainly due to an increase in such segment’s contract assets and trade receivables which is in line with the increase in revenue for our large-scale solar segment.

The total assets for our commercial and industrial segment increased by RM8,835,686 or approximately 238% from RM3,717,891 for the fiscal year ended 2022 to RM12,553,577 (USD2,734,091) for the fiscal year 2023. The increase was mainly due to an increase in such segment’s trade receivables, contract assets and amount owing from related parties which is in line with the increase in revenue for our commercial and industrial segment.

The total assets for our corporate and other segment increased by RM234,773 or approximately 2% from RM10,504,811 for the fiscal year ended 2022 to RM10,739,584 (USD2,339,015) for the fiscal year 2023. The slight increase was due to movement of cash and bank balances and other receivables and prepayment.

The total liabilities for our large-scale solar segment increased by RM19,752,621 or approximately 140% from RM14,122,911 for the fiscal year ended 2022 to RM33,875,532 (USD7,377,880) for the fiscal year 2023. The increase was mainly due to an increase in such segment’s trade payables which is in line with the increase in cost of sales for our large-scale solar segment.

The total liabilities for our commercial and industrial segment decreased by RM731,426 or approximately 14% from RM5,274,767 for the fiscal year ended 2022 to RM4,543,341 (USD989,511) for the fiscal year ended 2023. The decrease was due to reduction in trade payables as a result of repayment during the year.

The total liabilities for our corporate and other segment increased by RM23,344,776 or approximately 319% from RM7,320,208 for the fiscal year ended 2022 to RM30,664,984 (USD6,678,642) for the fiscal year 2023. The increase was mainly due to an increase in bank borrowings as a result of utilization of working capital financing from financial institutions.

Discussion on Certain Key Items on the Consolidated Statement of Financial Position

	Note	2022	2023	2023
		RM	RM	USD
ASSETS

Non-current assets
Plant and equipment	6	411,027	1,661,549	361,875
Right-of-use assets	7	141,572	213,761	46,556
Total non-current assets		552,599	1,875,310	408,431

Current assets
Contract assets	8	18,533,104	51,242,324	11,160,258
Deferred tax asset		—	74,000	16,117
Trade receivables	9	3,730,466	15,652,603	3,409,039
Inventories	10	1,587,937	1,863,933	405,953
Other receivables and prepayment	12	1,682,946	4,358,044	949,155
Amount due from related parties	11	37,521	3,207,158	698,499
Cash and bank balances		8,231,746	5,600,147	1,219,677
Total current assets		33,803,720	81,998,209	17,858,698
Total assets		34,356,319	83,873,519	18,267,129

LIABILITIES AND EQUITY

Current liabilities
Trade payables	9	18,591,620	38,418,873	8,367,390
Contract liabilities	8	806,058	—	—
Other payables and accrued liabilities	12	220,035	1,266,140	275,759
Bank and other borrowings	13	4,381,512	23,897,880	5,204,809
Lease liabilities	7	96,435	141,816	30,886
Amount due to related parties	11	2,339,413	2,759,913	601,092
Income tax payable	18	157,293	1,714,168	373,335
Total current liabilities		26,592,366	68,198,790	14,853,271

Non-current liabilities
Lease liabilities	7	50,205	73,831	16,080
Deferred tax liabilities	18	75,315	—	—
Bank and other borrowings	13	—	811,236	176,682
Total non-current labilities		125,520	885,067	192,762
Total liabilities		26,717,886	69,083,857	15,046,033

Capital and reserves
Share capital		69,284	69,284	15,700
Reserves	14	1,707,188	1,704,989	386,375
Retained earnings		5,861,961	13,009,029	2,909,598
Other comprehensive income		—	6,360	(90,577)
Total equity		7,638,433	14,789,662	3,221,096
Total liabilities and equity		34,356,319	83,873,519	18,267,129

Contract Assets and Contract Liabilities

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	USD
Contract Assets
Contract cost	31,190,894	94,707,267	20,626,651
Contract margin	5,980,158	15,341,829	3,341,354
Contract revenue recognized	37,171,052	110,049,096	23,968,005
Add: Balance brought forward	3,101,931	18,644,986	4,060,761
Less: Bill to trade receivables	(21,627,997)	(78,410,763)	(17,077,374)
Contract assets carried forward	18,644,986	50,283,319	10,951,392
Contract cost assets	—	959,005	208,866
Less: Provision for liquidate ascertain damage	(111,882)	—	—
Balance carried forward	18,533,104	51,242,324	11,160,258

Increase in contract assets	15,543,055	32,709,220	7,123,864

Contract Liabilities
Balance brought forward	200,000	806,058	175,554
Add: Deposits and prepayment from customer	600,058	(800,058)	(174,248)
Adjustment for unrealized foreign exchange movement	6,000	12,070	2,629
Adjustment to other payables	—	(18,070)	(3,935)
Balance carries forward	806,058	—	—

Increase/(decrease) in contract liabilities	606,058	(806,058)	(175,554)

The contract assets primarily relate to our right to consideration for work completed on contracts but not yet billed as at the reporting date. The amount will be transferred to trade receivables when our Company issues billings in the manner as established in the contracts with customers.

The contract assets increased to RM51,242,324 (USD11,160,258) as of December 31, 2023, representing increase of 176% from RM18,533,104 in fiscal year ended December 31, 2022, which is in line with the increase in our revenue and number of projects undertaken.

Trade and other receivables

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	USD
Trade receivables	2,754,866	12,156,133	2,647,530
Accrued revenue	12,383	47,499	10,345
Project retention receivables	990,766	3,364,316	732,727
Accrued liquidated ascertained damages to Sub-Contractor	—	408,980	89,073
Less: Provision for impairment loss	—	(296,776)	(64,636)
Less: Provision for expected credit loss	(27,549)	(27,549)	(6,000)
Total trade receivables, net	3,730,466	15,652,603	3,409,039

Increase in total trade receivables	3,315,353	11,922,137	2,596,567
Increase in provision for expected credit loss	(27,549)	—	—

The trade and other receivables increased from RM3,730,466 as of December 31, 2022 to RM15,652,603 (USD3,409,039) as of December 31, 2023 representing 320% increase, which is in line with the increase in revenue of our Company and billing for a large project took place towards the end of financial year.

Trade and other payables

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	USD
Trade payable	18,356,242	37,268,115	8,116,762
Project retention payable	235,378	1,150,758	250,628
Total trade payable	18,591,620	38,418,873	8,367,390

Increase in total trade payable	13,403,637	19,827,253	4,318,251

Our dealing with suppliers is either on cash or credit terms. The suppliers that deal with our Company on credit terms generally grant credit terms of 7 days to 90 days. Other credit terms may be negotiated with suppliers on a case-by-case basis.

The trade and other payables increased from RM18,591,620 as of December 31, 2022 to RM38,418,873 (USD8,367,390) as of December 31, 2023, representing an increase of 106%, which is in line with the increase in cost of sales of which increase due to expansion of business activities, where the value of ongoing project is larger than ongoing project in fiscal year ended December 31, 2022.

Bank borrowings

	Capacity	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	USD
Line of Credit
Ambank Islamic Bank – Domestic Recourse Factoring, at Base Financing Rate – 1%	10,000,000	—	1,324,110	288,383
Ambank Islamic Bank – Invoice Financing, at Base Financing Rate	20,000,000	1,404,165	6,935,623	1,510,534
Ambank Islamic Bank – Banker Acceptance, at Islamic Interbank Discounting Rate + 1.50%	10,200,000	—	5,243,619	1,142,028
Ambank Islamic Bank – Invoice Financing, at Base Financing Rate		—	4,413,485	961,230
CIMB Islamic Bank – Accepted Bills, at Accepted Bills + 1.50%	8,000,000	—	3,371,782	734,353
CIMB Islamic Bank – Multi Currency Trade Financing-i, at Cost of Funds + 1.5%		—	1,421,601	309,616
Sunway SCF Sdn Bhd. – Invoice Factoring	—	—	1,056,440	230,086
Ambank Islamic Bank – Term Financing, at Base Financing Rate–1%	—	—	455,000	99,096
Ambank Islamic Bank – Term Financing, at Base Financing Rate–1%	—	—	487,456	106,165
Alliance Islamic Bank – Overdraft, at Base Financing Rate + 1%	1,000,000	—	—	—
Alliance Islamic Bank – Banker Acceptance, at Base Financing Rate + 1%	6,900,000	2,977,347	—	—
	56,100,000	4,381,512	24,709,116	5,381,491

Our bank borrowings increased from RM4,381,512 as of December 31 2022 to RM24,709,116 (USD5,381,491) as of December 31, 2023, representing an increase of 464%. The increase in bank borrowings was due to additional working capital financing utilized for the purpose of financing our ongoing projects.

Liquidity and Capital Resources

Our business requires substantial capital to fund:

•        Current operating costs;

•        Potential investment in new renewable energy assets and other new acquisition;

•        Unforeseen events; and

•        Other business expenses.

We expect to satisfy our capital requirements through a combination of cash on hand, cash flow from operations, borrowings under existing and anticipated future financing arrangements and the issuance of additional equity securities as appropriate and given market conditions. We expect that these sources of funds will be adequate to provide for our short-term and long-term liquidity and capital needs. However, we are subject to business and operational risks that could adversely affect our cash flow. A material decrease in our cash flows would likely produce a corresponding adverse effect on our borrowing capacity.

As a normal part of our business, depending on market conditions, we will from time to time consider opportunities to repay, redeem, repurchase or refinance our indebtedness. In addition, changes in our operating plans, including lower than anticipated revenues, increased expenses, capital expenditures, acquisitions or other events may cause us to seek additional debt or equity financing in future periods, which may not be available on acceptable terms or at all. Debt financing, if available, could impose additional cash payment obligations, additional covenants and operating restrictions. In addition, any of the items discussed in detail under “Risk Factors” may also significantly impact our liquidity, financial condition and ability to raise additional financing in future periods.

Financing Arrangements

As of fiscal year ended December 31, 2023, our Company had obtained revolving credit facilities of RM56.1 million from financial institutions including letter of credit, invoice financing, bank guarantees and others that can be utilized for short term working capital needs.

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	USD
Maturities
Maturity within 1 year	4,381,512	23,897,880	5,204,809

We secured a factoring facility of RM10.0 million from Ambank Islamic Bank to finance up to 80% of invoices/certified progress claims under the approved projects of the Company. Further, from the same bank, we secured a facility of up to RM32.2 million where up to RM1.0 million is for the purchase of keyman insurance for our directors and up to RM31.2 million is for the purchase of goods and services in relation to ordinary course of business operations. Other than Ambank Islamic Bank, we secured a facility of up to RM8.5 million from CIMB Bank Berhad for the purchase of goods and services in relation to the ordinary course of business operations.

Apart from the term loan acquired for purchasing keyman insurance for two of our directors, which carries a 10-year repayment term, all other financing facilities secured by our Company have a repayment term of less than 1 year.

Cash Flows

	For the fiscal years ended December 31,
	2022	2023	2023
	RM	RM	USD
Net cash provided by/(used in) operating activities	(2,527,333)	(17,450,030)	(3,800,508)
Net cash used in investing activities	(161,867)	(1,455,262)	(316,947)
Net cash (used in)/provided by financing activities	9,524,217	16,254,115	3,540,045
Effect of exchange rate changes	106,930	19,578	4,264
Net increase in cash and cash equivalents	6,941,947	(2,631,599)	(573,146)
Cash and bank balances at beginning of year	1,289,799	8,231,746	1,792,823
Cash and bank balances at end of year	8,231,746	5,600,147	1,219,677

Operating activities

Net cash used in operating activities in fiscal year 2022 was RM2,527,333, which mainly consists of net profit for the year of RM3,943,506 and changes in working capital of RM6,470,839. The changes in working capital were due to an increase in inventories by RM963,151, an increase in contract assets by RM15,543,055, an increase in trade receivables by RM3,315,353 and these are compensated with the increase of trade payables of RM13,403,637.

Net cash used in operating activities in fiscal year 2023 was RM17,450,030, which mainly consists of net profit for the year of RM7,147,068 and changes in working capital of RM24,591,131. The changes in working capital were due to an increase in contract assets of RM32,709,220, an increase in trade receivables by RM11,922,137 and these are compensated with the increase of trade payables of RM19,827,253.

Investing activities

Net cash used in investing activities in fiscal year 2022 and 2023 was RM161,867 and RM1,455,262 (USD316,947) respectively, which were mainly for the purpose of investment in solar asset plant and purchases of new plant and machinery and office equipment.

Financing activities

Net cash generated from financing activities in fiscal year 2022 was RM9,524,217, which was mainly contributed by drawdown of bank borrowings of RM4,381,512 and decrease in amount due from related parties of RM3,669,053 and advances received from related parties of RM5,563,408 for the purpose of financing our ongoing projects.

Net cash generated from financing activities in fiscal year 2023 was RM16,254,115, which was mainly contributed by drawdown of bank borrowings of RM23,897,880 for financing of our ongoing projects and increase amount due from related parties.

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Capital Expenditures, Divestments

Historically, our capital expenditures mainly focused on purchase of equipment, motor vehicles and office equipment for business use. For fiscal year ended December 31, 2022, we purchased a total of RM161,867 of equipment, motor vehicles and office equipment. For fiscal year ended December 31, 2023, we purchased a total of RM1,455,262 of plant and equipment which mainly consist of RM1,320,000 of solar assets.

In year 2023, we entered into a Power Purchase Agreement by way of novation, to build a solar system which will cost us approximately RM1.32 million (USD0.28 million) as part of our business expansion to become asset owner of renewable energy asset. See “Business — Our Competitive Strengths — Expand Our Investment in Renewable Energy Assets, Such As Solar PV Systems.” Following the completion of this offering, we expect to continue our focus to expand our renewable energy asset portfolio. We do not expect to have sufficient amounts of cash on hand to fund the development of all these projects. We will need to finance a portion of these acquisitions by raising equity or incurring debt. We believe that we will have the access to capital to pursue these opportunities. However, we are subject to business, financial, operational and other risks that could adversely affect our cash flows, result of operations, financial condition and ability to raise capital. A material decrease in our cash flows, deterioration in our financial condition or downturn in the financing and capital markets would likely to have an adverse effect on our ability to make such investments.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenue, income from continuing operations, profitability, liquidity, or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risk (including foreign currency risk, interest rate risk, and equity price risk), credit risk, and liquidity risk in the ordinary course of business. Our overall financial risk management policy focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on our financial performance.

Foreign Currency Risk

We are exposed to foreign currency risk with transactions and balances that are denominated in currencies other than our functional currency. The currencies giving rise to this risk are primarily Chinese Renminbi (“RMB”) and United States Dollar (“USD”). Foreign currency risk is monitored closely on an on-going basis to ensure that the net exposure is at an acceptable level.

Our exposure to foreign currency risk based on the carrying amounts of the financial instruments at the end of the reporting period is summarized below.

	Assets		Liabilities
	2022	2023	2022	2023
	RM	RM	RM	RM
United States Dollar	—		5,215,153	3,638,622
Chinese Renminbi	—		6,465,075	14,140,316

Foreign Currency Risk Sensitivity Analysis

The following table details the sensitivity analysis to a 10% change in the foreign currencies at the end of the reporting period, with all other variables held constant.

	For the fiscal years ended December 31,
	2022	2023
	RM	RM
United States Dollar	521,515	363,862
Chinese Renminbi	646,508	1,414,032

Interest Rate Risk

We are exposed to interest rate risk as we have bank loans which are interest bearing. The interest rates and terms of repayment of the loans are disclosed in Note 13 to the financial statements. We currently do not have an interest rate hedging policy.

Interest Rate Sensitivity Analysis

The sensitivity analysis below has been determined based on the exposure to interest rate for non-derivative instruments at the end of the reporting period. A 50 basis point increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rates on loans had been 50 basis points higher/lower and all other variables were held constant, our profit for fiscal year 2023 would decrease/increase by approximately RM123,546 (2022:RM21,908).

Liquidity Risk

Liquidity risk arises mainly due to general funding and business activities. We practice prudent risk management by maintaining sufficient cash balances and the availability of funding through certain committed credit facilities.

Maturity Analysis

The following table sets out the maturity profile of the financial liabilities at the end of the reporting period based on contractual undiscounted cash flows (including interest payments computed using contractual rates or, if floating, based on the rates at the end of the reporting period.

The Company	Weighted Average Effective Interest Rate	Carrying Amount	Contractual Undiscounted Cash Flows	Within 1 Year	1 – 5 Years	Over 5 Years
	%	RM	RM	RM	RM	RM
2023

Non-derivative Financial Liabilities
Bank borrowings		24,709,116	24,709,116	24,709,116
Lease liabilities		215,647	215,647	215,647
Trade payables		38,418,873	38,418,873	38,418,873
Other payables and accruals		1,266,141	1,266,141	1,266,141
		64,609,777	64,609,777	64,609,777
2022

Non-derivative Financial Liabilities
Bank borrowings		4,381,512	4,381,512	4,381,512	—	—
Lease liabilities	5.40%	146,640	153,000	102,000	51,000	—
Trade payables	—	18,591,620	18,591,620	18,591,620	—	—
Other payables and accruals	—	220,035	220,035	220,035	—	—
		23,345,866	23,352,226	23,301,226	51,000	—

Capital Risk Management

We manage our capital to ensure that entities within our Company will be able to maintain an optimal capital structure so as to support our businesses and maximize shareholders’ value. To achieve this objective, we may make adjustments to the capital structure in view of changes in economic conditions, such as adjusting the amount of dividend payment, returning of capital to shareholders or issuing new shares.

We manage our capital based on debt-to-equity ratio that complies with debt covenants and regulatory, if any. The debt-to-equity ratio is calculated as net debt divided by total equity. We include within net debt, loans, and borrowings from financial institutions. Capital includes equity attributable to the owners of the parent and non-controlling interest. The debt-to-equity ratio of our Company at the end of the reporting period was as follows:

	As at December 31, 2022	As at December 31, 2023	As at December 31, 2022
	RM	RM	USD
Total debts	4,381,512	24,709,116	5,381,491
Total equity	7,638,433	14,783,695	3,219,796
Debt-to-equity ratio	0.57	1.67	1.67

We complied with the capital requirements imposed by financial institutions for the financial year ended December 31, 2022 and 2023.

Our overall strategy remains unchanged from the previous year.

Critical Accounting Policies and Estimates

Critical accounting, judgments and key sources of estimation uncertainty

Management believes that there are no key assumptions made concerning the future, and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of the assets and liabilities within the next financial year other than as disclosed below:-

Impairment of Trade Receivables and Contract Assets

The Group uses the simplified approach to estimate a lifetime expected credit loss allowance for all trade receivables and contract assets and there has been no material changes in the underlying assumption. The contract assets are grouped with trade receivables for impairment assessment because they have substantially the same risk characteristics as the trade receivables for the same types of contracts. The Group develops the expected loss rates based on the payment profiles of past sales and the corresponding historical credit losses, and adjusts for qualitative and quantitative reasonable and supportable forward-looking information. If the expectation is different from the estimation, such difference are measured at the present value of all cash shortfalls (i.e., the difference between the cash flows due to us in accordance with the contract and the cashflows that we expect to receive) that will impact the carrying value of trade receivables and contract assets.

Based on the above approach, RM27,549 of expected credit loss allowance has been recorded in the fiscal year ended December 31, 2022. There is no expected credit loss allowance has been recorded in the fiscal year ended December 31, 2023. There are no trade receivables and contract assets written off during the fiscal year ended December 31, 2022 and 2023. Based on the assessment conducted at reporting date, there are no material evidence that the estimate is reasonably likely to change in the foreseeable future.

Contract Revenue Recognition

The Group enters into contracts with customers to provide construction services related to renewable energy sectors. Revenue from providing such services is recognized over time measure via input method, determined based on the proportion of costs incurred for work performed to date over the estimated total costs. The estimated total costs derived based on bill of quantities issued by customer and costing information gathered via request for quotations. Transaction price is computed based on the price specified in the contract and adjusted for any variable consideration such as incentives and penalties.

Based on the above approach, the contract revenue recognized in the fiscal year ended December 31, 2022, and 2023 is RM37,171,052, and RM110,049,096, respectively. Based on assessment conducted at reporting date, there are no material evidence that the estimate is reasonable likely to change in the foreseeable future.

INDUSTRY

All the information and data presented in this section have been derived from VCI Global Limited (“VCI”) commissioned by us in January 2023. VCI has advised us that the statistical and graphical information contained herein is drawn from publicly available sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Overview on Global Solar Energy Industry

Renewable energy sources, such as solar energy, have become significant contributors to the global power capacity globally. The global energy landscape has been transforming, with a rapid uptake in renewable energy sources, such as solar energy, as a result of increasing cost competitiveness, improving technology and robust government approaches to climate change. According to the International Energy Agency (IEA), the share of cumulative solar photovoltaic (“PV”) generation capacity has more than doubled from 5.7% in 2017 to 12.8% in 2022 and could increase up to 22.2 % in 2027. Figure 1 below depicts the year-on-year global share of cumulative power capacity by segments from 2017 to 2027.

Note: The period from 2023 to 2027 is forecasted.

Figure 1

According to the IEA, annual solar PV installations have seen strong growth globally, where solar cumulative capacity has increased from 100 gigawatts (“GW”) in 2012 to 1,185 GW in 2022, representing a compound annual growth rate (“CAGR”) of 11.85%. Based on the current uptrend of solar industry due to the spiked in demands, the total cumulative installed solar PV generation capacity could reach nearly 1,500 GW globally in 2023, surpassing natural gas by 2026 and coal by 2027, as shown in Figure 1 above.1 Figure 2 below shows the year-on-year cumulative installed solar PV capacity worldwide from 2012 to 2022.2

____________

1        IEA, Snapshot of Global PV Markets, 2023, p , https://iea-pvps.org/wp-content/uploads/2023/04/IEA_PVPS_Snapshot_2023.pdf, IEA. Report IEA-PVPS T1-44:2023

2        IEA, Renewables 2022 — Analysis and forecast to 2027, p.11, https://iea.blob.core.windows.net/assets/ada7af90-e280-46c4-a577-df2e4fb44254/Renewables2022.pdf

Figure 2

The Association of Southeast Asian Nations (ASEAN) Solar Market

The Asia Pacific region has captured a major share of the global solar energy industry with over two-thirds of the total cumulative installed capacity in 2022, driven by China with strong contributions from India.3 Some smaller established Asian markets, such as Taiwan and Malaysia, also experienced growth in 2022. In the accelerated case scenario, renewable capacity growth in the region between 2022 and 2027 is projected to exceed 40%. Such a strong upside potential results mostly from the enlargement on policy support in the ASEAN, such as speeding implementation of planned competitive auctions in Vietnam and Indonesia and introducing effective support policies in Thailand.4 Figure 3 below shows the year-on-year cumulative installed solar PV capacity in ASEAN from 2017 to 2025.5

Figure 3

____________

3        IEA, Renewables 2022 — Analysis and forecast to 2027, p.56, https://iea.blob.core.windows.net/assets/ada7af90-e280-46c4-a577-df2e4fb44254/Renewables2022.pdf

4        IEA, Renewables 2022 — Analysis and forecast to 2027, p.56, https://iea.blob.core.windows.net/assets/ada7af90-e280-46c4-a577-df2e4fb44254/Renewables2022.pdf

5        IEA, ASEAN total installed capacity 2017 – 2025, IEA, Paris https://www.iea.org/data-and-statistics/charts/asean-total-installed-capacity-2017-2025

With the implementation of incentives and declining costs within the ASEAN member states, solar energy is projected to experience substantial growth and outpace other electricity sources in the period from 2018 to 2040, and achieve a CAGR of 10.4% during this period; by the year 2040, renewable energy as a whole is expected to account for 37% of the power generation capacity within the ASEAN region.6 From 2020 to 2025, the ASEAN will need to increase its solar PV capacity from 32GW to 83 GW.7 To drive and sustain the momentum of solar PV adoption in the ASEAN region, several key activities are likely to be adopted on a regional scale, including improving access to finance for renewable energy project, increasing power sector stakeholders’ capabilities and designing more integrated ASEAN power.

Malaysian Solar Energy Industry Outlook

Malaysia has recognized the importance of embracing the transition to renewable energy (RE) as a means to reduce carbon emissions and mitigate the impacts of climate change. The Ministry of Natural Resources, Environment and Climate Change Malaysia has set a target to reach 31% of RE shares in national installed capacity mix by 2025.8 This target supports Malaysia’s global climate commitment, which is to reduce its economy-wide carbon intensity (measured against gross domestic product (GDP)) of 45% in 2030 compared to 2005 level.9 Presently, the RE technologies that have thrived in Malaysia include solar energy, hydroelectric and biomass.

Moreover, the increasing RE industry investments and Malaysia’s efforts to shift from fossil fuel-based power generation are expected to drive the Malaysian RE growth further. Figure 4 below depicts the cumulative solar PV installed capacity in Malaysia from 2017 to 2021.10

Figure 4

____________

6        ACE (2020). The 6th ASEAN Energy Outlook (AEO6). ASEAN Centre for Energy (ACE), p.23, Jakarta https://asean.org/wp-content/uploads/2023/04/6th-asean-energy-outlook-2017-2040.pdf

7        ACE (2020). The 6th ASEAN Energy Outlook (AEO6). ASEAN Centre for Energy (ACE), p.22, Jakarta https://asean.org/wp-content/uploads/2023/04/6th-asean-energy-outlook-2017-2040.pdf

8        Ministry of Energy and Natural Resources of Malaysia, https://www.seda.gov.my/reportal/myrer/#:~:text= In%202021%2C%20the%20Ministry%20of,2030%20compared%20to%202005%20level.

9        Ministry of Energy and Natural Resources of Malaysia, https://www.seda.gov.my/reportal/myrer/#:~:text= In%202021%2C%20the%20Ministry%20of,2030%20compared%20to%202005%20level.

10      IRENA (2022), Renewable Energy Statistics 2022, International Renewable Energy Agency, Abu Dhabi, p.40, https://www.irena.org/-/media/Files/IRENA/Agency/Publication/2022/Jul/IRENA_Renewable_energy_statistics_2022.pdf?rev=8e3c22a36f964fa2ad8a50e0b4437870

The growth rate for Malaysia’s solar PV adoption has shown significant growth, with installed capacity steadily increasing from 205 MW to 2165 MW in 2023, representing an annual growth rate of 3.78%.11

Malaysian Solar Programs

The Malaysian government has initiated several RE enhancement programs driving the growth of solar energy industry. The table below shows the solar programs initiated by the Malaysian government in recent years:

Malaysian Government Solar PV Programs
A. Residential and Commercial & Industrial (C&I)	• Net Energy Metering (NEM)
• SARES
• Direct Contract
• Self-Consumption (SELCO)
B. Developer, Investor and Owner	• Large Scale Solar (LSS) PV Plants
• New Enhanced Dispatch Arrangement (NEDA)
• Corporate Green Power Programme (CGPP)

A.     Residential, Commercial & Industrial (C&I)

Net Energy Metering (NEM) program was introduced by the Sustainable Energy Development Energy Authority (SEDA) and the Energy Commission of Malaysia in 2016. The program allows customers from the residential and C&I sectors to generate solar power for self-consumption and export any excess electricity to the power grid. Effective from 2019, the NEM program was enhanced to offer one-on-one offset basis by off-setting every 1 kilowatt-hour (“kWh”) exported with 1kWh consumed from the grid. The quota allocated under the NEM program has increased significantly since the introduction. In year 2020, a total of 500 MW quota was allocated under NEM 2.0,12 and another 800MW solar quota was offer under NEM 3.0 in 2022. Given the significant increase in participation resulting from the introduction of the enhanced NEM program, SEDA has increased an additional 250MW quota for C&I usage under NEM 3.0 in March 2023, to further enhance solar power utilizations.13

For NEM enhancement program, solar power consumers may purchase power on a pay-per-use basis from solar PV facility owners via power purchase agreements (PPA), or lease solar PV facilities from owners based on solar leasing agreements (SLA) based on two payment arrangements:

•        Supply Agreement for Renewable Energy (SARE) is a tripartite agreement between consumers, investors and national utility provider Tenaga Nasional Berhad (TNB) where payment is made through TNB electricity bills.

•        Direct Contract is an arrangement involving the power consumer and investor.

As for Self-consumption (SELCO), consumers are allowed to install solar PV facilities for their own usage, and any excess electricity is not allowed to be exported to the grid.

____________

11       Sarker, Md Tanjil, et al. “Solar Photovoltaic Home Systems in Malaysia: A Comprehensive Review and Analysis.” Energies, vol. 16, no. 23, 1 Jan. 2023, p. 7718, www.mdpi.com/1996-1073/16/23/7718, https://doi.org/10.3390/en16237718.

12      Sustainable Energy Development Authority (SEDA), Malaysia, Official Website: https://www.seda.gov.my/reportal/nem2/

13             Sustainable Energy Development Authority (SEDA), Malaysia, Official Website: https://www.seda.gov.my/additional-200mw-
of-solar-quota-for-the-nova-programme-and-50mw-for-the-nem-rakyat-programme/

B.     Large-scale Solar

Large-scale Solar (LSS), which is also known as utility scale solar, is a PV farm program introduced by the Malaysian government in 2016 which is targeted at private developers, investors and owners. Companies awarded with LSS are awarded the right to operate a utility scale solar system and are responsible for the full PV farm development, from acquisition of land, construction of the solar PV plant and on completion, operating and maintaining the plant. All entities awarded with LSS will sign a 21-year power purchase agreement with the national utility provider, namely TNB.

Figure 5

The above chart shows the Malaysian Large-scale Solar (LSS) Program capacity awarded from 2016 to 2020. As of 2020, there were approximately 2.46 GW of solar PV capacity awarded under the Malaysian LSS scheme.14 In 2020, the quota offered for LSS4 totaled 823 MW (megawatts), amounting to approximately MYR 4 billion in investment value. This marked a significant increase in the quota size compared to all previous bidding cycles of the LSS program.15

A total of 823 MW solar capacity was awarded to 30 bidders during LSS4 in 2021, which represented a 67.62% increase in quota awarded as compared to 491 MW solar capacity awarded in 2019.16

New Enhanced Dispatch Arrangement (NEDA) is a program which allows an entity involved in power generation to sell power to TNB, being the national single buyer. Under the NEDA program, power generators are allowed to submit bids for their variable costs such as fuel, operations and maintenance costs on a daily basis to compete for additional power generation supply.

Corporate Green Purchase Program (CGPP) was introduced in November 2022 under the New Enhanced Dispatch Arrangement (NEDA) framework and allows a corporate entity to be involved in power generation, and sell the power generated to a single buyer, such as TNB. The launching of CGPP was greatly welcomed by the industry as it provides corporations with the opportunity to reduce carbon footprint by using solar power for their businesses. CGPP had an initial quota of 600MW; an additional 200MW was allocated in March 2023.17

____________

14      Sustainable Energy Development Authority (SEDA), Malaysia, Official Website: https://www.seda.gov.my/reportal/wp-content/uploads/2022/01/MyRER_webVer2.pdf

15      Adam Aziz, “LSS4 Projects to Get Four-Year PPA Extension”, The Edge Malaysia, 2 August 2022, https://www.tnb.com.my/assets/newsclip/02082022e.pdf.

16      Rahul Nair, “Malaysia Shortlists Bidders For 823 MW Of Large-Scale Solar Projects”, 18 March 2021, https://www.mercomindia.com/malaysia-shortlists-bidders-solar-projects.

17      Skrine. “Latest Amendments to Malaysia’s Corporate Green Power Programme | Skrine — Advocates & Solicitors.” Skrine — Advocates & Solicitors, 2023, www.skrine.com/insights/alerts/april-2023/latest-amendments-to-malaysia-s-corporate-green-po.

Malaysian RE Incentives and Drivers

Green Technology Financing Scheme (GTFS)

The GTFS 2.0 was introduced by the Malaysian government to provide financial support for renewable energy producers and consumers as well as energy services companies by offering a 2% per annum interest/profit rate subsidy for each loan or financing (limited to seven years) from all participating financial institutions. In addition, the government will guarantee 60% of the green technology financing The GTFS 2.0 was approved by the Ministry of Finance in 2019 with the allocation of MYR 2.0 billion from January 2019 until the end of 2020.18 In Budget 2021, a total fund size of RM 2.0 billion has been allocated by the Malaysian government for GTFS 3.0 up to 2022.19 Given the need to accelerate the move to a greener and more sustainable economy, the Malaysian government proposed in Federal Budget 2023 to improve by increasing the guarantee value to RM 3.0 billion for GTFS 3.0 until year 2025.20 GTFS 3.0 now includes supporting the issuance of Sustainable and Responsible Investment (SRI) sukuk (Islamic bonds) and green bonds.

Liberalization of Electricity Sector in Malaysia

The electricity supply industry in Malaysia was previously served by power utility companies namely TNB, Sabah Electricity Sdn Bhd. (SESB) and Sarawak Energy Berhad (SEB) exclusively. In 2019, the government announced the Malaysia Electricity Supply Industry 2.0 (MESI 2.0) master plan to promote renewable energy and to introduce liberalization across the energy industry. The plan included, among others, peer-to-peer (P2P) trading which allows third party access to the power grid for the trading of renewable energy to any power consumers.21, 22

Liberalization of the electricity sector may open opportunities for renewable energy operators such as solar PV owners and service providers. At the same time, power consumers are expected to benefit from competition for the sales of electricity.

Lifting of RE Export Ban

As part of a policy review intended to enable the debottlenecking of the growth in the energy industry, the Malaysian government lifted the ban on the export of renewable energy (RE) on May 9, 2023. The government is raising its 2050 RE generation capacity target from its previous target of 40% to 70% of the nation’s total along with the lifting of the export ban.23

According to current estimates, Malaysia will essentially need to more than double the amount of RE installations in the coming years. Currently, 25% of Malaysia’s energy production capacity comes from renewable sources like solar and hydro.24 Companies in the region that care about the environment, society, and governance (ESG) are becoming more and more interested in RE, which makes them look for ways to secure it.

Environmental, social, and governance (ESG) aware businesses in the region are driving up demand for RE, which is prompting nations to seek out for more RE supply and investments. Additionally, the increasing demand for renewable energy (RE) from land-scarce neighboring country Singapore presents an opportunity for Malaysian RE businesses. This demand from Singapore is expected to enable Malaysian companies to secure up to 4,000 MW of capacity projects, aligning with the national goal set for 2035.25

____________

18      Green Technology Financing Scheme, “What is GTFS 2.0”, Malaysia, https://www.gtfs.my/faq/what-gtfs-20

19      Institute for Capital Market Research Malaysia (ICMR), “Opinions: Federal Budget 2021”, Malaysia, https://www.icmr.my/icmr-opinions-federal-budget-2021/

20      New Straits Times, “Budget 2023: RM 2 billion To Support Sustainability Start-Ups, Green Tech”, Malaysia, https://www.nst.com.my/news/nation/2023/02/883187/budget-2023-rm-2-billion-support-sustainability-start-ups-green-tech

21      Aris, Hazleen, et al. “Electricity Supply Industry Reform in Malaysia: Current State and Way Forward.” International Journal of
Recent Technology and Engineering, vol. 8, no. 4, 30 Nov. 2019, pp. 6534–6541, https://doi.org/10.35940/ijrte.d5170.118419.

22       Aziz, Adam. “Putrajaya to Review MESI 2.0 Power Sector Reform.” The Edge Malaysia, 22 July 2020, theedgemalaysia.com/article/govt-review-mesi-20-power-sector-reform.

23      The Edge (May, 2023) “Malaysia Lifts RE export ban and raises 2050 generation capacity goal to 70%”, Malaysia https://theedgemalaysia.com/node/666169

24       Aziz, Adam. “Malaysia Lifts RE Exports Ban and Raises 2050 Generation Capacity Goal to 70%.” The Edge Malaysia, 9 May 2023, theedgemalaysia.com/node/666169.

25      The Edge (May, 2023) “Malaysia Lifts RE export ban and raises 2050 generation capacity goal to 70%”, Malaysia https://theedgemalaysia.com/node/666169

BUSINESS

Our Mission

Our mission is to provide customers innovative solar installation services, promote eco-friendly resources and achieve carbon-neutrality.

Overview

We are a pure-play, end-to-end EPCC solutions provider for solar PV facilities in Malaysia. Our primary focus is on two key segments: large-scale solar projects and commercial and industrial (C&I) solar projects.

Large-scale solar projects are utility scale solar PV power plants with installed generating capacity of 1 MWac or more. Large-scale solar projects are ground mounted and are designed to supply power to the power grid. For the majority of our large-scale solar projects, we usually act as the contractor to the project awarder, who is the main contractor for a solar project. As an EPCC provider, we assume most of the responsibility for the entire project lifecycle, from design and engineering to material procurement, construction, installation, integration, and commissioning. After the acceptance of our projects by our clients, we provide performance warranty during the defect liability period, which is typically 24 months. See “Business — Our Services — Project Flow — Post-completion — Warranties and defect liabilities.” Our goal is to ensure seamless project execution, adhering to the highest industry standards and delivering optimal performance and reliability. For the fiscal years ended December 31, 2023 and 2022, our revenue generated from large-scale solar projects was RM131,988,573 (US$28,746,286) and RM51,761,466, respectively, accounting for approximately 89% and 82% of our total revenue for the respective years.

C&I projects are smaller scale solar projects where the solar PV systems are installed on rooftops and are designed to generate electricity for commercial and industrial properties for their own consumption, such as factories, warehouses and commercial stores. For C&I projects, we usually sign a service contract with the project owner and act as the main contractor. As the main contractor, we engage in comprehensive services encompassing project design, engineering, equipment procurement, construction, and commissioning. The C&I projects also come with a 24 months defect liability period and we provide performance warranty during this period. We ensure that our C&I projects are customized to meet the unique energy needs of each customer, providing them with efficient and sustainable solar solutions. For the fiscal years ended December 31, 2023 and 2022, our revenue generated from C&I projects was RM16,065,400 (US$3,498,944) and RM11,748,000, respectively, accounting for approximately 11% and 18% of our total revenue for the respective years.

Additionally, we offer operation and maintenance (“O&M”) services to our clients to ensure that the power plant and the solar PV system operate safely and continuously at its optimum capacity and historically have derived little revenue from these services.

Our revenue growth reflects our commitment to delivering high-quality projects and meeting the evolving needs of our customers. In the fiscal years ended December 31, 2023, and 2022, our revenue reached RM148,053,973 (US$32,245,230) and RM63,509,466, respectively, resulting in a growth rate of 133%. In the same fiscal years, our net income was RM7,141,101 (US$1,555,287) and RM3,943,506, respectively, resulting in a growth rate of 81%. This growth can be attributed to our unwavering focus on customer satisfaction, industry expertise, and ability to adapt to the changing solar energy landscape.

Our Competitive Strengths

We believe the following competitive strengths are essential for our success and differentiate us from our competitors:

Excellent Track Records and Reputation

We are a dedicated solar solutions provider in Malaysia, offering end-to-end services for commercial and industrial sectors, as well as large-scale solar power projects, encompassing project design, engineering, and comprehensive project management. Since 2021, we have successfully delivered over 400 Megawatt peak (MWp) solar power plants in Malaysia and have generated total revenue of approximately RM236.74 million (US$52.66 million) as of June 2024. Thorough market diligence and strong relationships with suppliers, subcontractors, and financial institutions enable us to identify and pursue opportunities efficiently. Our internal processes, including supply chain management, project control, risk management, and quality monitoring, ensure seamless project execution. Our established networks and in-house engineering team provide us with a competitive edge, allowing us to secure bids and earn repeat orders.

We place great importance on our track record and market reputation, as they serve as strong indicators of our capabilities. We take pride in completing projects on time, with no claims of late completion. Furthermore, our solar PV systems and power plant performance have been exceptional, as we have not encountered any claims for the fiscal years 2022 and 2023, up to the date of this prospectus. This underscores our commitment to delivering high-quality services and maintaining a strong market presence in the solar industry.

Proven Financial Performance

We have demonstrated proven financial performance and our revenue has grown from approximately RM63,509,466 in fiscal year 2022 to approximately RM148,053,973 (US$32,245,230) in fiscal year 2023, representing an increase by 133%. Driven by our strong operational capabilities, we have been able to minimize costs and achieve healthy profit margins. Our net income has grown from approximately RM3,943,506 in fiscal year 2022 to approximately RM7,141,101 (US$1,555,287) in fiscal year 2023, representing an increase by 81%. We believe our strong growth and financial performance are attributed to our focus on risk management and reliance on clearly defined internal processes to manage our business. Furthermore, we have the ability to provide our customers with an extended credit term of up to 90 days, surpassing the typical 7-day offering by other solar industry providers.

A Dedicated Design and Engineering Team

Our operations are supported by a design and engineering team composed of 5 employees that is responsible for designing innovative and cost-effective solutions with an aim to increase the performance ratio of solar power projects. Our design and engineering team is engaged on our projects from the pre-bid stage through commissioning. At the pre-bid stage, our design and engineering team evaluate and provide innovative design solutions for each potential solar power project. Once we win the bid, they work with our project execution team to implement the designs and overcome challenges through design solutions. We believe that our design and engineering solutions, coupled with robust quality compliance checks and compliance tests on solar equipment, have helped us achieve contractually agreed performance ratio for the solar power projects we construct. In addition, our engineering team consists of engineers from multiple disciplines, including civil, mechanical and electrical, and is able to provide holistic solutions to our customers. This sets us apart from competitors who often specialize in a single engineering discipline.

An Experienced Management Team

Our management team, comprising our directors and executive officers, has played a very important role in promoting our growth in the past years and is expected to continue to do so in the future. We are led by a management team with extensive experience in the solar industry, deep understanding of project management and a proven track record of performance. Mr. Lee Seng Chi, our Director and Chief Executive Officer, has over 11 years of experience in the solar industry and held senior leadership positions in multiple engineering companies before he founded Founder Energy in 2021. Benefitting from the extensive experience of the management team, their strong relationships with our customers, and their strategy to focus on key markets for opportunities, we have been able to expand our market shares in Malaysia.

Our Growth Strategies

We intend to develop our business and strengthen brand loyalty by implementing the following strategies:

Expand Our Workforce.

As a solar facility installation company, we recognize the increasing demand for solar projects in the coming years. To effectively cope with this anticipated growth, one of our key strategies is to expand our workforce. To address increased demand, we plan to augment our workforce by recruiting skilled professionals with expertise in solar installation, project management, engineering, and maintenance. By expanding our team, we ensure that we have the necessary human capital to handle multiple projects simultaneously, maintain high-quality standards, and meet project deadlines efficiently. Additionally, we prioritize ongoing training and development programs to enhance the skills and knowledge of our existing workforce, ensuring they stay up-to-date with the latest advancements in solar technology and industry best practices.

In addition to internal resources, we also seek to establish strategic partnerships and collaborations with reputable contractors in the solar industry. By leveraging these external contractors, we can effectively scale our operations and meet the increased demand for solar projects. These partnerships enable us to access additional specialized expertise, equipment, and manpower when required, allowing us to take on larger and more complex projects with confidence.

Expand Our Investment in Renewable Energy Assets, Such as Solar PV Systems.

We believe expanding our investment in renewable energy assets, such as solar PV systems, will enable us to generate consistent recurring income for our Company. By investing in renewable energy assets, we diversify our revenue streams and reduce reliance solely on project-based installations. These assets provide a stable source of income through long-term power purchase agreements or feed-in tariffs, ensuring a predictable cash flow for our company. Expanding our investment in renewable energy assets also aligns with our commitment to sustainability and the transition towards clean energy sources. By increasing our ownership of renewable energy projects, we contribute to the growth of the renewable energy sector and support the global shift towards a greener future.

Furthermore, investing in renewable energy assets allows us to leverage our industry expertise and capitalize on our knowledge of solar facility installation. We can apply our experience in selecting, developing, and managing these assets efficiently, maximizing their performance and profitability. In February 2023, our subsidiary Founder Assets entered into a deed of novation with another two Malaysian entities, party A and party B, whereby Founder Assets accepted the novation of all of party A’s rights, interests, obligations and liabilities under a power purchase agreement between party A and party B (the “PPA”). Under the PPA, party A agreed to develop, design, install, construct, own, operate and maintain a solar PV and party B agreed to purchase power generated from that solar PV system, for a term of 20 years. This marks a significant and pivotal step in our strategy to invest in renewable energy assets. However, this is a risk that Founder Assets could fail to get approval from the Energy Commission of Malaysia, since the license to carry out such project imposes restrictions on changes in shareholders and the shareholding structure of Founder Assets. See “Risk Factors — Risks Related to Our Business and Industry — If our subsidiary Founder Assets fails to secure approval from the Energy Commission of Malaysia, its business operations could be materially and adversely affected.”

Expand Our Business from Malaysia to Other Countries in the Southeast Asia region.

We recognize the significant untapped potential for solar energy in the Southeast Asia. Our strategy entails expanding our business presence in the region, with a specific focus on countries such as Singapore, Indonesia, and the Philippines. We plan to establish our presence in the Singapore market in the third quarter of 2024. We firmly believe that the market opportunity for large-scale solar, commercial and industrial (C&I), and residential solar services remains substantially untapped in Southeast Asia. To capitalize on this potential, we plan to strengthen our existing client relationships while actively seeking out new clients to accelerate our growth trajectory. Given the increasing demand for renewable energy and the supportive regulatory policies promoting solar energy as a cost-effective alternative to traditional electric utilities, we are strategically positioned to enter new markets in the near future. Singapore, Indonesia, and the Philippines are particularly attractive due to their high demand for sustainable energy solutions and conducive business environments.

By expanding our geographical footprint in Southeast Asia, we aim to seize the abundant growth opportunities in solar installation and contribute to the region’s renewable energy transition. Through our expertise, quality services, and strong client relationships, we believe we are well-positioned to establish ourselves as a trusted and reliable provider of solar solutions in these expanding markets.

Offer EPCC Services to Other Types of Renewable Energy, Such as Hydropower and Biogas.

Expanding our EPCC services to encompass other types of renewable energy, namely hydropower and biogas, is a strategic progression that capitalizes on our established expertise and solid reputation in the solar industry. Hydropower is a renewable energy method that generates electricity by harnessing the kinetic energy of flowing water through dams or rivers. Biogas, on the other hand, is produced by the anaerobic decomposition of organic matter, like agricultural waste or sewage, and can be used as a clean fuel. As the global movement towards sustainable energy gains momentum, we are determined to seize opportunities and further enhance our position in the renewable energy sector.

In line with this vision, we plan to venture into the hydroelectric power sector, which involves designing and constructing facilities that generate electricity from the power of moving water. Additionally, we plan to expand into the biogas sector, focusing on the utilization of agricultural waste to generate electricity through the harvesting of biogas. By diversifying our offerings, we intend to tap into new avenues of growth and extend our reach within the renewable energy landscape. We plan to kickstart these initiatives in the third quarter of 2024, showcasing our commitment to meeting the evolving needs of the renewable energy market. This strategic expansion aligns with our mission to contribute to the global transition towards clean and sustainable energy sources. We are excited to embark on these ventures, leveraging our existing strengths and fostering innovation in renewable energy construction to drive further success and make a positive impact on the future of energy.

Our Business Model

We currently generate revenue from the following principal sources:

•        Large-scale Solar Project Services.    We generate a significant portion of our revenue by providing comprehensive EPCC services for large-scale solar projects. These projects involve utility-scale solar PV power plants with an installed generating capacity of at least 1 MWac. The electricity generated from these projects is supplied to the power grid and sold to Tenage Nasional Berhad (“TNB”, the Malaysian electric utility company).

•        C&I Project Services.    We also generate revenue by offering EPCC services for C&I solar projects. These projects involve smaller power generating facilities. The electricity generated from C&I projects primarily serves the customers’ own consumption, with any surplus supplied to the power grid. Typically, these solar systems are installed on the rooftops of commercial and industrial buildings. We provide end-to-end solutions for C&I projects, catering to the specific requirements of our customers in this sector.

The following table presents our revenue and gross profit for the fiscal years ended December 31, 2022 and 2023. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations.”

	Revenue			Gross Profit
	Fiscal Years Ended December 31,			Fiscal Years Ended December 31,
	2022	2023	2023	2022	2023	2023
Large-scale Solar Project Services	RM51,761,466	RM131,988,573	$28,746,287	RM6,385,519	RM15,823,225	$3,446,200
C&I Project Services	RM11,748,000	RM 16,065,400	$3,498,944	RM2,298,847	RM 2,029,722	$442,061
Total	RM63,509,466	RM148,053,973	$32,245,231	RM8,684,366	RM17,852,947	$3,888,261

Our Services

Overview

We are principally engaged in providing EPCC services for large-scale solar projects and C&I projects. Both of the large-scale solar projects and the C&I projects are connected to the power grid.

A Typical Large-Scale Solar System

As a provider of EPCC services for large-scale solar projects and C&I projects, our scope of work mainly comprises the following:

•        Engineering and design, from initial conceptualization up to detailed system design. This includes designing the solar PV array and balance of system, including inverters, transformers and interconnection to the power grid where relevant;

•        Procurement of all construction materials and equipment for the solar PV facilities, including solar PV modules and balance of systems;

•        Construction, including civil, structural, mechanical and electrical works, installation and integration of equipment, and interconnection to the power grid, if required by the clients; and

•        Commissioning, including testing of individual equipment and systems, and testing of the newly installed solar PV facilities.

For a detailed discussion on the scope of work of our EPCC services, please refer to “— Project Flow” below.

Process Flow

The general process flow of our large-scale solar projects and C&I projects is depicted in the diagram below:

Tender and Project Preliminaries

Most of our projects are obtained through a competitive tendering process. Once we receive a tender from clients, we promptly initiate site visits to assess the actual site conditions and determine the most suitable installation methods. We then diligently prepare and present our clients with preliminary engineering designs, encompassing detailed engineering drawings, project schedules, and competitive tender prices.

Project Planning

Upon securing a letter of award or contract and taking possession of the site, we will conduct site survey and commence detailed engineering design and project planning to ensure we meet the project milestones that are stipulated in the letter of award or the contract.

Simultaneously, we proactively engage with local authorities to secure the required licenses and permits essential for the construction work. Additionally, we ensure the procurement of necessary insurance coverage, including Contractor All-risk insurance for all of our projects, and Comprehensive General Liability and Workmen Compensation insurance, if so required, to mitigate potential risks during project execution.

Engineering design and planning

In the engineering design and planning phase, we typically expand our preliminary engineering design to provide a detailed design together with construction drawings and specifications and method of statements, which outlines the step-by-step procedures and methodology to be followed for executing the solar project. The construction drawings cover the following aspects:

•        Detailed layout of solar PV module configuration into array including string and module grouping, orientation and inclination of solar PV modules, row spacing, cabling and wiring, sizing of nominal power ratio, as well as inverter and grid interconnection design. For example, the mounting system is key in optimizing the orientation of the solar PV modules as it affects the energy yield generated by placing the solar PV modules to obtain the optimum amount of sunlight throughout the year.

•        Direct current (“DC”) system design takes into consideration the selection and sizing of equipment such as connectors, combiner boxes, distribution boards, as well as the lengths and sizes of cables.

•        Alternating current (“AC”) system design takes into consideration the inverters output to the interconnection and metering point. This also includes selection of transformers, interconnection schematic designs, and lengths and sizes of cables.

As for large-scale solar projects, we also undertake project planning and scheduling taking into consideration the following aspects:

•        Infrastructure planning which covers access roads and internal pathways, boundary of the plant, levelling and grading, storm water drainage, water supply and storage system, cabling routes and location of substation, and others including security and surveillance systems, and firefighting system.

•        Structural and civil engineering relating to foundation design for mounting system, construction of structures to house inverters, transformers and related electrical equipment, and control room.

Procurement

Once the detailed engineering design and specifications are completed, we commence procurement of all required equipment as well as construction materials from third-party suppliers. We are responsible for procuring the following equipment:

•        Solar PV modules; and

•        Balance of system such as mounting systems, inverters, transformers, switchgears, electrical distribution, protection and control devices, cables, SCADA system and interconnection equipment. (SCADA system refers to supervisory control and data acquisition, a centralized computer system that obtains real time information on the operations of plant, systems and equipment for the purpose of monitoring and controlling the operations.)

For large-scale solar projects, our clients can choose to source and procure the equipment and construction materials by themselves, while for C&I projects, we are usually responsible for all the equipment and materials. We will ensure that the key equipment and products pass the factory acceptance test at the manufacturer’s facilities before they are delivered to our project sites. In addition, at this stage, we will also select and engage subcontractors to carry out the physical construction and installation works. For a single large-scale solar project, we usually engage several subcontractors, whereas a C&I project usually just requires one or two subcontractors.

Project execution

The project execution phase mainly involves construction, installation and integration works, testing and commissioning.

Construction, installation and integration

The physical construction and installation works are carried out by subcontractors that we have selected. We are mainly involved in project management, site supervision, quality and safety assurance and monitoring the construction, installation and integration process for large-scale solar projects and C&I projects where applicable. This is to ensure that work carried out by subcontractors are in line with our design and technical specifications as well as project timeline and meet the relevant standards and regulatory compliance. In this respect, we outsource the following subcontracted works:

•        Earthwork, Civil and structural works on the site for large-scale solar projects including site preparation such as levelling and soil compaction, construction of access roads and pathways, drainage system, cable ducts and trenches, and perimeter fencing, as well as piling and foundation works for the mounting system;

•        Building works for large-scale solar projects including construction of control rooms and other structures to house or support the inverters and transformer;

•        Mechanical works including construction of mounting system and assembly of metal-based support structure; and

•        Electrical and communication works including:

•        Solar PV module assembly and connection to balance of system including SCADA system;

•        DC and AC cabling;

•        Installation of earthing and lightning protection systems;

•        Installation of inverters and related electrical equipment such as distribution control and protection systems;

•        Installation of security and monitoring systems; and

•        Installation of communication systems for internal and remote control and monitoring systems.

As for the interconnection to the nearest power grid substation for large-scale solar projects, we engage subcontractors to perform the physical construction of the substation and installation including laying of cables. This will be based on our design and technical specifications. To interconnect to the power grid substation, we commonly have to procure and install switchgears and transformers, SCADA system, grid interface devices, and low/medium voltage power cables. During this process, we, together with project awarders, will liaise directly with TNB to ensure that the interconnection facilities meet the requirements of the grid connection point.

Testing and commissioning

System checking and inspection:    Upon the completion of installation and integration of solar PV modules and balance of system, we will facilitate system checking and inspection on the installation against the as-built documents, as well as inspection and testing of the solar PV modules and the balance of system such as functional tests of inverters.

Testing and commissioning:    Upon the completion of system checking and inspection, we will commence system testing and commissioning for the initial operation date which is the date where electricity output is first generated and derived from the facility to the power grid, followed by verification for commercial operation date (“COD”).

As part of our testing and commissioning process, we carry out various tests in compliance with the following:

•        “Procedure for Testing and Commissioning of Grid Connected Photovoltaic System in Malaysia” by Sustainable Energy Development Authority Malaysia; and

•        Testing and commissioning work as set out under the “Guidelines on Large Scale solar Photovoltaic Plant for Connection to Electricity Networks” by the Energy Commission Malaysia.

For C&I projects, the testing results will be submitted to the local authority for verification, approval and issuance of solar system generating license.

For large-scale solar projects, we also liaise directly with relevant parties to notify them and TNB that the interconnection facilities are ready to be commissioned. Prior to that, our technical team will prepare the submission papers and furnish the relevant documentation to TNB.

Finally, we will make arrangement with an approved independent engineer by the Energy Commission of Malaysia together with our customer or plant owner, the Energy Commission Malaysia and TNB to witness the connection of solar PV power plant to the power grid. Some of the tests to be performed are as follows:

•        Inspection of the solar PV modules and inverters;

•        Acceptance testing of the entire solar PV installation;

•        Performance ratio test; and

•        Power quality measurements to be captured at the connection point to ascertain the power quality before and after the commissioning.

Upon completion of testing and commissioning, we will prepare the relevant final testing reports to the Energy Commission of Malaysia and TNB for the confirmation of COD. We will then handover the site to our customer.

Post-completion

Warranties and defect liabilities

After the acceptance of our projects by our clients, the following types of warranties are offered:

•        Performance warranty on the large-scale solar projects and C&I projects.

We provide performance warranty for the large-scale solar projects and C&I projects which is specified in the form of minimum performance ratio that can be achieved as stipulated in our EPCC contract during the defect liability period, which is typically 24 months. The performance ratio is a measurement of the efficiency of a solar PV system or power plant, indicated by the ratio of the actual solar PV energy output as compared to the theoretical output.

•        Performance warranty of solar PV modules.

The solar PV module performance warranty is provided by the manufacturer of the solar PV modules.

•        Product warranty of certain main components.

The product warranty of various main components of the solar PV facilities are provided by their respective manufacturers.

In addition, there is a defect liability period, which is typically 24 months after the acceptance of our EPCC works for solar systems and power plants, and we are responsible to make good and rectify any defects for our EPCC works during this period.

O&M services

In addition to the 24-month defect liability period, we also offer our clients operation and maintenance (“O&M”) services. We will enter into a separate O&M service agreement with our clients who opt for this additional service and the contract term is usually 1 year or more. The function of O&M services is to ensure that the power plant and the solar PV system operate safely and continuously at its optimum capacity. Part of our O&M activities includes providing performance monitoring and evaluation of the solar PV power plant. We use a SCADA system to enable remote real time monitoring as well as collect operational and performance data. Optimization checks are also performed by comparing operational data collected against the theoretical performance of the installation as stated in the detailed design layout.

In order to minimize downtime or operational inefficiencies of a solar PV system or solar PV power plant due to equipment failure, we will carry out preventive maintenance as well as corrective maintenance. Preventive maintenance is scheduled maintenance that is carried out at pre-determined intervals to prevent system faults and equipment failures from occurring. Corrective maintenance is unscheduled maintenance that is carried out when there is an equipment or system failure. When such an event occurs, our technical team will identify and locate the cause of the failure, and rectify the problem to bring the equipment or system back to normal operating conditions.

Our Solar Projects

Completed solar projects

For the fiscal years ended December 31, 2022, 2023 and up to March 31, 2024, our material completed solar projects are as follows:

Large-Scale Solar Projects
Project #	Customer Name/Type	Type of Facility	Scope of Work	Location	Capacity (MWac)	Contract Value (MYR Million)	Start Date/ Completion Date
1	Customer A	Ground- mounted	Engineering, Construction and Commissioning	Perak, Malaysia	10.95	14.90	03/11/2022 05/30/2023
2	Customer B	Ground- mounted	Supply of PV Mounting Structure	Terengganu, Malaysia	100.00	20.50	05/12/2021 12/07/2021
3	Customer A	Ground- mounted	Supply of PV Mounting Structure	Kedah, Malaysia	20.76	5.30	05/24/2022 09/30/2022
4	Customer C	Ground- mounted	PV structure and module installation	Pinang, Malaysia	10.00	1.00	06/15/2022 04/10/2023
5	Customer D	Ground- mounted	Piling, Mechanical & Photovoltaic Installation Works	Perak, Malaysia	100.00	2.77	04/14/2021 12/11/2022
6	Customer A	Ground- mounted	Engineering, Procurement, Construction and Commissioning	Selangor, Malaysia	13.00	10.18	08/24/2022 11/14/2023
7	Customer G	Ground- mounted	Engineering, Construction and Commissioning	Perak, Malaysia	25.00	16.75	09/06/2022 08/25/2023
8	Customer F	Ground- mounted	Engineering, Procurement, Construction and Commissioning	Perak, Malaysia	15.00	4.00	10/25/2022 03/31/2024
9	Customer F	Ground- mounted	Engineering, Procurement, Construction and Commissioning	Perak, Malaysia	10.00	3.82	12/16/2022 03/31/2024
10	Customer H	Ground- mounted	Civil works	Perlis, Malaysia	50.00	4.00	03/30/2023 03/31/2024
C&I Projects
Project #	Customer Name/Type	Type of Facility	Scope of Work	Location	Capacity (MWac)	Contract Value (MYR Million)	Start Date/ Completion Date
1	Customer E	Rooftop	Engineering, Procurement, Construction and Commissioning	Pinang, Malaysia	1.50	5.13	10/31/2022 05/10/2023
2	Customer I	Rooftop	Engineering, Procurement, Construction and Commissioning	Selangor, Malaysia	2.65	0.35	05/20/2021 10/28/2021

On-going solar projects

For the fiscal years ended December 31, 2022, 2023 and up to March 31, 2024, our material on-going solar projects are as follows:

Large-Scale Solar Projects
Project #	Customer Name/Type	Type of Facility	Scope of Work	Location	Capacity (MWac)	Contract Value (MYR million)	Start Date/ Expected Completion Date
1	Customer B	Ground- mounted	Installation, testing and commissioning of PV modules, inverters, DC cables and associated works	Terengganu, Malaysia	79.54	8.46	09/13/2022 6/30/2024
2	Customer D	Ground- mounted	Civil works and Structure; Mechanical and Electrical	Kedah, Malaysia	50	21	08/08/2023 06/09/2024
C&I Projects
Project #	Customer Name/Type	Type of Facility	Scope of Work	Location	Capacity (MWac)	Contract Value (MYR million)	Start Date/ Expected Completion Date
1	Customer E	Rooftop	Engineering, Procurement, Construction and Commissioning	Kedah, Malaysia	2.26	8.68	Not yet defined

Quality Control

Quality control is a paramount aspect of our operations as a solar PV facilities EPCC service provider. We recognize the significance of ensuring high-quality standards in both the equipment and materials we procure from suppliers, as well as the overall project execution, particularly for the work outsourced to external parties. To achieve this, we have established a comprehensive quality control framework.

Our approach to quality control encompasses two primary aspects. Firstly, we place great emphasis on the selection and procurement of equipment and materials from trusted suppliers. We thoroughly evaluate suppliers based on their track record, reputation, and adherence to quality standards. By partnering with reliable suppliers, we can ensure that the components used in our projects meet stringent quality requirements, contributing to the long-term performance and durability of the solar PV facilities.

Secondly, we implement rigorous project quality control measures to maintain high standards throughout the execution phase. We have developed a robust project quality plan that outlines our quality management system and processes. This plan includes comprehensive management procedures and forms, as well as project-specific procedures and plans tailored to each individual project.

Our quality control framework is designed to ensure adherence to industry best practices, regulatory requirements, and customer specifications. It encompasses various stages of the project lifecycle, including design, procurement, construction, installation, and commissioning. Through meticulous inspections, regular audits, and adherence to strict quality guidelines, we strive to deliver projects that meet or exceed the expectations of our clients.

Our Customers

Our customer base consists primarily of two types: project owners and project awarders. Project owners include developers or owners of utility-scale solar PV power plants for large-scale solar projects, or owners of solar system for C&I projects. On the other hand, project awarders are service providers or main contractors who secure solar project bids from project owners and then subcontract the work to subcontractors. In the case of C&I projects, the majority of our customers are project owners, while for large-scale solar projects, the majority of our customers are project awarders. For the fiscal years ended December 31, 2022 and 2023, revenue generated from servicing project owners was RM14,450,456 and RM7,687,059 (US$1,674,193), respectively, accounting for 23% and 5% of our total revenue, respectively. For the fiscal years ended December 31, 2022 and 2023, revenue generated from servicing project awarders was RM49,059,010 and RM140,366,913 (US$30,571,036), respectively, accounting for 77% and 95% of our total revenue.

Below is a list of the top three customers and the percentages each of them individually accounted for our annual total revenue, during the fiscal years ended December 31, 2022 and 2023.

For fiscal year 2022
Customer Name	Main Types of Services Provided	% of Total Revenue
Customer I	Supply of mounting structure and construction services	39.67%
Customer II	Construction services	10.79%
Customer III	Supply of mounting structure and construction services	9.52%
For fiscal year 2023
Customer Name	Main Types of Services Provided	% of Total Revenue
Customer I	Supply of mounting structure and construction services	29.88%
Customer III	Supply of mounting structure and construction services	15.61%
Customer IV	Supply of mounting structure and construction services	10.60%

For fiscal year 2023, we derived a significant portion of our revenue from Customer I, which contributed 29.88% of our total revenue. That was mainly because in fiscal year 2023, we secured several large-scale solar project totaling 112.0 MWac from Customer I. Similarly, for fiscal year 2022, we derived a significant portion of our revenue from Customer I, which contributed 39.67% of our total revenue. That was mainly because in fiscal year 2022, we secured a large-scale solar project of 44.7 MWac from Customer I.

In general, we are not dependent on any customers for business given the unlikelihood of our customers undertaking solar PV projects on a recurring basis. Therefore, our EPCC services for large-scale solar projects and C&I projects would not be required repeatedly. Please see “Risk Factors — Risks Related to Our Business and Industry — We face risks associated with concentration of revenue from a few large clients. Any interruption in operations in such major clients may have an adverse effect on our business, financial condition, and results of operations.”

Our Suppliers

Our supplier network comprises two primary types: equipment suppliers and subcontractors. In solar projects where we assume responsibility for procuring all project materials and equipment, we source and acquire these items from trusted suppliers. Our equipment suppliers are manufacturers of solar components, including but not limited to solar panels, mounting systems and cables. Additionally, we collaborate with subcontractors for the construction and installation aspects of a solar PV project. These subcontractors possess the expertise and experience needed to carry out the construction and installation work. Maintaining strong relationships with both equipment suppliers and subcontractors is vital to our operations. We carefully select our suppliers based on their track record, product quality, and adherence to industry standards. Likewise, we engage subcontractors who demonstrate a proven ability to deliver projects on time and to specifications.

Below is a list of the top three suppliers and the percentages each of them individually accounted for our annual total purchase, during the fiscal years ended December 31, 2022 and 2023.

For fiscal year 2022
Supplier Name	Main Types of Services Provided	% of Total Purchase
Solar First Energy Technology Co. Ltd.	Mounting structure	29.51%
Xiamen Solar First Energy Technology Co. Ltd.	Mounting structure	17.60%
Supplier C	Subcontracting works	10.12%
For fiscal year 2023
Supplier Name	Types of Products/Services Provided	% of Total Purchase
Solar First Energy Technology Co. Ltd.	Mounting structure	16.00%
Xiamen Solar First Energy Technology Co. Ltd.	Mounting structure	13.72%

In fiscal year 2022 and 2023, a significant portion of our purchase was from Xiamen Solar First Energy Technology Co. Ltd., representing 17.60% and 13.72% of our total purchase for fiscal year 2022 and 2023. In June 2021, by way of a deed of novation, we entered into a distributorship agreement with Xiamen Solar First Energy Technology Co. Ltd., and became its exclusive distributor of solar mounting systems in Malaysia. The distributorship agreement is effective until January 1, 2025 and can be renewed for one more year by mutual consent. As of the date of this prospectus, all of the mounting systems that we sourced have been purchased from Xiamen Solar First Energy Technology Co. Ltd and its affiliate Solar First Energy Technology Co. Ltd. For other types of equipment and materials, we source and purchase from third-party suppliers on the market. Please see “Risk Factors — Risks Related to Our Business and Industry — We are exposed to risks related to concentration of suppliers as we rely on a few major suppliers, and it may have a material adverse effect on our business and results of operations.”

Sales and Marketing

As of the date of this prospectus, our sales and marketing team is comprised of three sales managers and one business development manager, who report directly to our CEO. Our sales and marketing department is primarily responsible for increasing our market share through acquiring new customers and businesses as well as furthering existing customer relationships through better service support and the provision of after-sales services to our customers. We are also able to generate sales leads through referrals from customers, suppliers and business associates.

We believe that maintaining good relationships with our existing customers will allow us to market our services to meet their evolving demands. We carry out the following marketing activities to acquire new customers and to promote our services to existing customers:

Participating in Exhibitions

As part of our marketing strategy, we actively participate in relevant exhibitions held annually in Malaysia and China, such as International Greentech & Eco Products Exhibition and Conference Malaysia (IGEM), and the 16th International Photovoltaic Power Generation and Smart Energy Conference & Exhibition (SNEC PV Power Expo). Both IGEM and SNEC PV Power Expo are the leading trade events for green technologies and eco solutions in Asia. Through attending these exhibitions, we have developed business contacts which have enabled us to expand our customer base and grow our business. We have also been able to create a more prominent profile, identify potential customers and keep ourselves updated on the industry trends through these exhibitions.

Approaching project awarders and project owners

Our marketing approach also involves targeted outreach to project awarders, complemented by effective follow-up through emails and phone calls. In Malaysia, many project awarders are listed companies that frequently announce tenders through public announcements. Therefore, it is crucial for us to devise a well-defined strategy for approaching and nurturing relationships with these organizations. By emulating this approach, we have been successfully securing a number of contracts and projects.

Currently, we have also implemented a targeted approach that involves directly reaching out to project owners by participating in their tenders. This strategy allows us to demonstrate our expertise, build trust, and establish a solid foundation for a fruitful business relationship. Our targeted approach ensures that we connect directly with the decision-makers, maximizing our chances of securing new contracts and projects. We continuously refine and adapt our marketing strategy to stay competitive and meet the evolving needs of the industry.

Networking with key stakeholders for business opportunities

In our marketing strategy, we actively engage in networking with industry stakeholders, such as financial institutions and suppliers to boost business opportunities. Financial institutions, as providers of corporate financing, possess valuable insights into potential clients who may benefit from our services. By cultivating relationships with these institutions, we gain access to a network of potential clients and valuable referrals. Similarly, suppliers within our industry often have firsthand knowledge of ongoing projects and the organizations involved. Through strategic networking with suppliers, we tap into their insights and leverage their connections to identify potential clients who may require our expertise. By fostering mutually beneficial relationships with suppliers, we create opportunities for collaboration and referrals that can lead to new business ventures. By leveraging these connections, we approach potential clients with precision, fostering long-term business growth.

Moving forward, we plan to launch series of new marketing activities to expand our brand awareness. We will establish a robust social media presence to engage with our targeted clients effectively. Additionally, we will seek partnership with external organizations, such as equipment manufacturers, to leverage their reach and promote our brand to a wider audience.

Approvals, Permits and Licenses

In Malaysia, we must obtain several approvals, permits and licenses to operate within the framework set by the Sustainable Energy Development Authority (“SEDA”) Malaysia, Energy Commission of Malaysia (“ST”), and Malaysia Construction Industry Development Board (“CIDB”). We will also be subject to approvals, permits or licenses requirements in Singapore, Indonesia and the Philippines, if we expand our business into those markets in the future. As of the date of this prospectus, we have obtained the following licenses and permits:

Subsidiary	License/Permit	Issuing Entity	Valid Through
Founder Energy (Malaysia)	Registration of photovoltaic service provider	SEDA	December 31, 2024
Founder Energy (Malaysia)	Registration of Contractor for Grade G7	CIDB	September 27, 2025
Founder Energy (Malaysia)	Registration of Electrical Contractor	ST	July 3, 2025
Founder Assets	Registered Solar Photovoltaic Investor under NEM Program	SEDA	December 31, 2024
Founder Assets*	License for Public Installation under Energy Commission of Malaysia	ST	September 15, 2033

____________

*        This license imposes restriction on changes in shareholders and shareholding structure of the licensee (Founder Assets). Founder Assets is in the process of seeking written approval from the Energy Commission of Malaysia, regarding the potential shareholding structure change as a result of Founder Group’s initial public offering. See “Risk Factors — Risks Related to Our Business and Industry — If our subsidiary Founder Assets fails to secure approval from the Energy Commission of Malaysia, its business operations could be materially and adversely affected.”

We plan to renew the above permits or licenses before expiration. In addition to the above licenses, we also hold a license issued by National Petroleum Limited (“Petronas”), the national oil and gas company of Malaysia, valid through December 20, 2024. This license allows us to provide services within the oil and gas industry in Malaysia, adhering to Petronas’ requirements and guidelines.

Competition

The solar energy industry in Southeast Asia is highly competitive and rapidly evolving, with many new companies joining the competition in recent years and few leading companies. We, as an EPCC service provider for solar facilities, face direct competition from other EPCC providers, as well as from traditional energy firms and companies offering alternative energy solutions. To effectively compete in this landscape, several crucial factors come into play. These include delivering high-quality projects, providing exceptional customer experiences, ensuring the retention of skilled professionals, adapting to evolving technology and customer preferences, and establishing a strong brand presence. While we believe our company is well-positioned to thrive based on these factors, we acknowledge that certain competitors may possess longer operating histories, greater financial and technical resources, or stronger brand recognition. These factors could present challenges and affect our market share and overall competitive position. For a discussion of competition-related risks, please see “Risk Factors — Risks Related to Our Business and Industry — The markets in which we operate are highly competitive, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position and financial performance.”

Intellectual Property and Technology

As of the date of this prospectus, we do not have any registered trademarks, patents or copyrights. We have one domain name in Malaysia: founderenergy.com.my, which was registered on May 21, 2021. The information on, or that can be accessed through, the above website is not part of this prospectus.

We do not employ any special technologies in our business operations. However, we utilize software tools for our solar construction business, including PVsyst, HelioScope and AutoCAD. These tools help us optimize design, analyze system performance, and create accurate construction plans, enhancing efficiency and precision in our operations.

Employees

As of December 31, 2023, 2022 and 2021, we had 45, 29, and 23 full-time employees, respectively. The following table sets forth the number of our full-time employees as of December 31, 2023:

Function:	Number
Management	3
Sales and Marketing	5
Technical	30
Finance and Accounting	4
General and Administration	3
Total	45

We enter into employment contracts with a confidentiality clause with our full-time employees.

We believe that we maintain a good working relationship with our employees, and we have not experienced material labor disputes in the past. None of our employees are represented by labor unions.

Facilities

Our principal executive office is located at No.17, Jalan Astana 1B, Bandar Bukit Raja, 41050 Klang, Selangor Darul Ehsan, Malaysia, with a lease term from July 1, 2023 to June 30, 2024 and a monthly rent of MYR12,500, pursuant to a tenancy agreement we entered into with the landlord, who is our Director and CEO Mr. Lee Seng Chi. We plan to renew this lease before expiration.

We also lease part of a warehouse from an independent third party to store our inventory, which is located at Lot 15156, Jalan Sg Tengkorak Kg Hamid Tuah, Telok Gong, 42000, Pelabuhan Klang, Selangor Darul Ehsan, Malaysia. The occupied area varies on a monthly basis depending on our operational demand and the rental rate is RM1.60 per month per square foot occupied. We did not enter into a lease agreement with the landlord and the lease is renewed on a monthly basis.

We believe that the office and the warehouse that we currently lease are adequate to meet our needs for the foreseeable future.

Insurance

To mitigate risks across different aspects of our operations and to ensure comprehensive coverage, we maintain various insurance policies and we believe the insurance coverage we maintain is in line with industry norms. As of the date of this prospectus, we maintain the following insurance policies:

•        A business property insurance with an effective date from March 12, 2024 to March 11, 2025, which covers the loss or damage of our physical property, including furniture, fixtures, office equipment, tools and other items of value.

•        An equipment insurance with an effective date from February 25, 2024 to February 24, 2025, which provides protection for our equipment;

•        A group hospital & surgical insurance with an effective date from October 20, 2023 to October 19, 2024, which provides medical protection for our employees;

•        A group comprehensive life insurance for our directors, senior management, and full-time employees, with an effective date from September 23, 2023 to September 22, 2024; and

•        Directors and officers liability insurance for our directors and senior management.

In addition, under our contracts with project awarders, we are required to obtain certain necessary insurance coverage, including Contractor All-risk insurance for all of our projects, and Comprehensive General Liability and Workmen Compensation insurance, if so required, to mitigate potential risks during project execution.

Seasonality

We do not experience any material seasonality in our business as the demand for our services are not subject to seasonal fluctuations.

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract, and labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

REGULATIONS

This section sets forth a summary of the principal Malaysian laws, regulations, and rules relevant to our business and operations in Malaysia.

Regulations Relating to Our EPCC Services in Malaysia

Renewable Energy Act 2011

The Renewable Energy Act 2011 (“REA 2011”) provides for most matters relating to the generation of renewable energy in Malaysia, including specifying (i) the criteria and process for obtaining a feed-in approval and implementation of a special tariff system, (ii) the technical and operational requirements of renewable energy projects and (iii) the qualifying criteria for renewable energy sources. The Sustainable Energy Development Authority (“SEDA”) is tasked with overseeing matters relating to renewable energy falling within the scope of the REA 2011.

Pursuant to Rule 23 and Schedule 5 of Renewable Energy (Technical and Operational Requirements) Rules 2011 (“RETOR Rules 2011”), a person who carries out the works in connection with PV installations under the Feed-In Tariff programme should possess the requisite qualifications, such as having a certificate of competency issued by the Energy Commission under the Electricity Supply Act 1990, being registered with the Board of Engineers Malaysia as a professional electrical engineer, having certificate of training on solar PV systems issued by SEDA and/or in the event such person carries out solar PV system design work, having certificate in solar PV system design from any institution that is recognised by SEDA. Any person who commits an offence under the RETOR Rules 2011 shall, on conviction, be liable to a fine not exceeding RM300,000 or to imprisonment for a term not exceeding 3 years, or both. If a body corporate commits an offence, the person who at the time of the offence was a director, chief executive officer, chief operating officer, manager, secretary or other similar officer of the body corporate or one purporting to act in any such capacity or was responsible for the management of any of the affairs of the company or was assisting in such management, may be charged severally or jointly in the same proceedings as the company, and if the company is found guilty, the said person shall be deemed guilty of that offence unless he proves that the offence was committed without his knowledge, consent or connivance and that all reasonable precautions and due diligence were exercised to prevent the offence.

The Energy Commission had also issued the Guidelines on Solar Photovoltaic Installation on Net Energy Metering (“NEM”) Scheme under the Electricity Supply Act 1990 for the implementation of the solar PV installation on the NEM program (“NEM Guidelines”). The NEM Guidelines set out, amongst others, the design criteria and requirements, types of installation, capacity limit and application process of solar PV installations under NEM programmes.

As of the date of this prospectus, Founder Energy (Malaysia) is certified by SEDA as a PV service provider to participate in any programme under the REA 2011 and Founder Assets is certified by SEDA as a solar PV investor under NEM Program.

As of the date of this prospectus, we are in compliance with all material aspects of the REA 2011 and all rules and regulations made thereunder for the conduct and performance of our business operations.

Electricity Supply Act 1990

The Electricity Supply Act 1990 (“ESA 1990”) which applies throughout Malaysia, regulates the electricity supply industry, the supply of electricity at reasonable prices, the licensing of any electrical installation, the control of any electrical installation, plant and equipment with respect to matters relating to the safety of persons and the efficient use of electricity and for purposes connected therewith.

Pursuant to Section 9 of the ESA 1990, subject to exemptions prescribed, no person other than a supply authority shall use, work or operate or permit to be used, worked or operated any installation or supply to any other person electricity from any installation, except under and in accordance with the terms and conditions of a licence granted by the Energy Commission which expressly authorising the supply or use. Any person who supplies electricity from an installation to or for the use of any person without a licence shall be guilty of an offence and shall, on conviction, be liable to a fine not exceeding RM100,000 and to a further fine not exceeding RM1,000 for every day or part of a day during which the offence continues after conviction. Where an offence is committed by a body corporate, any person who at the time of the commission of the offence was a director, chief executive officer, chief operating officer, manager, secretary or other similar officer of the body corporate or was purporting to act in such capacity or was in any manner or to any extent responsible for the management of any of the affairs of the body corporate or was assisting in such management may be charged severally or jointly in the same proceedings with the body corporate and if the body corporate is found guilty of the offence, shall be deemed to be guilty of that offence unless having regard to the nature of his functions in that capacity and to all circumstances, he proves that the offence was committed without his knowledge, consent or connivance; and that he had taken all reasonable precautions and exercised due diligence to prevent the commission of the offence.

Further, Regulation 75 of the Electricity Regulations 1994 states that no person shall perform or carry out any electrical work unless he holds a valid certificate of registration as an electrical contractor issued under the Electricity Regulations 1994. An electrical contractor can be classified into 4 classes, Class A, B, C and D, each permitted to undertake electrical work of certain value and is further required to keep in employment a certain number of wiremen of certain qualification, depending on the classification of its registration. The Electricity Regulations 1994 also provides that the wireman shall possess a valid certificate of competency appropriate to such classes, with restrictions, if any, issued to him by the Energy Commission.

Generally, unless otherwise specified in the Electricity Regulations 1994, a person who contravenes or fails to comply with any of the provisions of the Electricity Regulations 1994 shall be guilty of an offence and shall on conviction, be liable to a fine not exceeding RM5,000 or to imprisonment for a term not exceeding 1 year or both.

As of the date of this prospectus, our subsidiary, Founder Energy (Malaysia) is registered with the Energy Commission under the Electricity Regulations 1994 to carry out electrical work business as an Electrical Contractor (Class C).

Construction Industry Development Board Malaysia Act 1994

The Construction Industry Development Board Malaysia Act 1994 (“CIDBA 1994”) regulates the establishment of Malaysian Construction Industry Development Board (“CIDB”) and provides for its function in relation to the construction industry and all matters connected therewith throughout Malaysia.

Pursuant to the CIDBA 1994, “contractor” is defined as a person who carries out or completes or undertakes to carry out or complete any construction works, whereas “construction works” for the purpose of CIDB shall mean the construction, extension, installation, repair, maintenance, renewal, removal, renovation, alteration, dismantling or demolition of, inter alia, any electrical or mechanical works, and includes the procurement of construction materials, equipment or workers, necessarily required for any such work.

The CIDBA 1994 prescribes that a contractor must register with the CIDB and hold a valid certificate of registration issued by the CIDB under the CIDBA 1994 in order to carry out or complete, undertake to carry out or complete any construction works or hold himself as a contractor. Any person who contravenes this shall, on conviction, be liable to a fine of not less than RM10,000 but not more than RM100,000. The CIDBA 1994 further provides that where an offence against the CIDBA 1994 has been committed by a body corporate, any person who at the time of committing the offence is a director, manager, secretary or other similar officer of the body corporate, or was purporting to act in such capacity, or is in any manner or to any extent responsible for its management may be charged severally or jointly in the same proceedings and where the body corporate, is found guilty of the offence, shall be deemed to be guilty of that offence unless, having regard to the nature of his functions in that capacity and to all the circumstances, he proves that the offence was committed without his knowledge, consent or connivance and that he took all reasonable precautions and had exercised due diligence to prevent the commission of the offence.

Section 34(1) of the CIDBA 1994 also prescribes that every contractor is required to declare and submit to the CIDB any contract which he has been awarded on any construction works. A contractor who contravenes this provision shall be guilty of an offence and shall, on conviction, be liable to a fine not exceeding RM50,000. Pursuant to Section 34(2) of the CIDBA 1994, for every contract, whether stamped or not, having a contract sum of above RM500,000, the contractor shall be liable to pay to CIDB a levy at the current rate of 0.25 per centum of the contract sum. The levy shall be settled by the main contractor who had made the declaration for the entire value of the project. Where a contractor fails to pay any levy due within the prescribed period by CIDB, the contractor shall, on conviction, be liable to a fine not exceeding RM50,000 or 4 times the amount of the levy payable, whichever is higher.

As of the date of this prospectus, our subsidiary, Founder Energy (Malaysia) holds a valid Grade G7 certificate of registration issued under CIDBA 1994.

Founder Energy (Malaysia) breached Section 34(1) of the CIDBA 1994 by failing to declare and submit 31 contracts to CIDB. Among these contracts, 12 were awarded to Founder Energy (Malaysia) as the main contractor, with six contracts exceeding RM500,000 in value, while the remaining 19 were awarded to Founder Energy (Malaysia) as a sub-contractor. Founder Energy (Malaysia) potentially faces a fine of up to RM1,550,000.

As a result of the breach, Founder Energy (Malaysia) may be subject to fines or penalties or its certificate of registration may be subject to suspension or revocation, which could result in a material adverse impact on our operations. Founder Energy (Malaysia) has rectified this non-compliance by promptly declaring and submitting these contracts with CIDB. As at the date of this prospectus, Founder Energy (Malaysia) has not been fined or issued with any notice of non-compliance from CIDB or any other relevant authorities.

Local Government Act 1976

The Local Government Act 1976 (“LGA 1976”) provides a local authority with the power to grant a license or permit for any trade, occupation or premises. Such license may be subject to such conditions and restrictions as the local authority may think fit.

Our subsidiaries carry out their business from a premise located in Klang, Selangor Malaysia and thus shall be subject to Trade, Business and Industrial Licensing Bylaw (Klang Municipal Council) 2007 (“Klang Bylaws 2007”). The Klang Bylaws 2007 is promulgated under the LGA 1976 and governs the licences related to the trading or business and industrial matters within Klang municipality.

The Klang Bylaws 2007 provides that no person shall operate any activity of trade, business and industry or use any place or premise in the local area of Klang municipality for any activity of trade, business and industry without a licence issued by Klang Municipal Council. Any person who does not comply with provisions under Klang Bylaws 2007 shall be guilty of an offence and upon a conviction shall be liable to a fine not exceeding RM200 or to imprisonment for a term not exceeding one year or both or where there is a continuing offence, to a fine not exceeding RM200 for each day the offence continues after conviction.

As of the date of this prospectus, our Malaysian subsidiaries, Founder Energy (Malaysia) and Founder Assets have obtained the business premises license from Klang Municipality Council and are in compliance with the LGA 1976 and Klang Bylaws 2007.

Regulations Relating to Environment and Safety

Occupational Safety and Health Act 1994

The Occupational Safety and Health Act 1994 (“OSHA 1994”) is the governing law regulating the standards for safety, health and welfare of persons at work. The OSHA 1994 is enforced by the Department of Occupational Safety and Health, Malaysia (“DOSH”), which is under the purview of the Ministry of Human Resources, Malaysia and applies only to those industries listed in the First Schedule of the OSHA 1994, which include the construction industry.

Section 15 of the OSHA 1994 states that it shall be the duty of every employer to ensure, so far as is practicable, the safety, health and welfare at work of all his employees, in particular:

(a)     the provision and maintenance of plant and systems of work that are, so far as is practicable, safe and without risks to health;

(b)    the making of arrangements for ensuring, so far as is practicable, safety and absence of risks to health in connection with the use or operation, handling, storage and transport of plant and substances;

(c)     the provision of such information, instruction, training and supervision as is necessary to ensure, so far as is practicable, the safety and health at work of his employees;

(d)    so far as is practicable, as regards any place of work under the control of the employer, the maintenance of it in a condition that is safe and without risks to health and the provision and maintenance of the means of access to and egress from it that are safe and without such risks;

(e)     the provision and maintenance of a working environment for his employees that is, so far as is practicable, safe, without risks to health, and adequate as regards facilities for their welfare at work; and

(f)     the development and implementation of procedures for the dealing with emergencies that may arise while his employees are at work.

Non-compliance of section 15 of the OSHA 1994 will result in an offence and on conviction, the employer is liable to a fine not exceeding RM500,000 or to imprisonment for a term not exceeding two years or to both, pursuant to section 19 of the OSHA 1994. Where a body corporate contravenes any provisions of the OSHA 1994 or any regulations made thereunder, every person, who at the time of the commission of the offence is a director, manager, secretary or other like officer of the body corporate shall be deemed to have contravened the provision and may be charged jointly in the same proceedings with the body corporate or severally, and every such director, manager, secretary or other like officer of the body corporate shall be deemed to be guilty of the offence, as set out in section 52 of the OSHA 1994.

As of the date of this prospectus, our Malaysian subsidiaries, Founder Energy (Malaysia) and Founder Assets are in compliance with the OSHA 1994 and all regulations made thereunder.

Solid Waste and Public Cleansing Management Act 2007

The Solid Waste and Public Cleansing Management Act 2007 (“SWPCM 2007”) regulates the management of controlled solid waste and public cleansing for the purpose of maintaining proper sanitation. The SWPCM 2007 provides for solid waste management services which includes the separation, storage, collection, transportation, transfer, processing, recycling, treatment and disposal of controlled solid waste. One of the categories of controlled solid waste under the SWPCM 2007 is construction solid waste.

Construction solid waste is defined under SWPCM 2007 as any solid waste generated from any construction or demolition activity, including improvement, preparatory, repair or alteration works. Pursuant to Solid Waste and Public Cleansing Management (Scheme for Construction Solid Waste) Regulations 2018, the duties of construction solid waste generators or persons in possession of construction solid waste shall include separating the waste according to its types, ensuring proper storage of the waste, making available receptacles for the waste, ensuring that the waste is collected by a licensed collector and keeping a record of the collection services. Any person who contravenes any of the aforementioned duties commits an offence and shall, on conviction, be liable to a fine not exceeding RM10,000.00.

Our Malaysian subsidiaries have taken steps to ensure compliance with the provisions of SWPCM 2007 and all regulations made thereunder.

Regulations Relating to Employment Matters

Employment Act 1955

The Employment Act 1955 (“EA 1955”) is the primary legislation on labour matters and provides for minimum work requirements and benefits of employment, such as maximum working hours, overtime entitlement, leave entitlement, maternity protection, sexual harassment protection and termination benefits. The 1955 Act is applicable only in Peninsular Malaysia and Federal Territory of Labuan, to all employees who have entered into a contract of service. However, employees earning more than RM4,000 a month shall be excluded from provisions under the EA 1955 relating to working on a rest day, overtime payments, statutory entitlement to shift allowances, working on a public holiday and statutory entitlement to termination and lay-off benefits.

It is stated under the EA 1955 that in the event of inconsistency between the terms contained in the employment contract and the provisions prescribed under the EA 1955, the more favourable term shall be enjoyed by the employee. Nevertheless, an employee aggrieved by the inconsistency may lodge a complaint of non-compliance of the standards under the EA 1955 to the Director General of Labour.

Any person who commits an offence under or contravenes any provision of the EA 1955 or any regulations, order or other subsidiary legislation whatsoever made thereunder, in respect of which no penalty is provided, shall be punishable to a fine not exceeding RM50,000 upon conviction. Where an offence has been committed by a body corporate, any person who is a director, manager, or other similar officer of the body corporate at the time of the commission of the offence shall be deemed to have committed the offence and may be charged jointly or severally in the same proceedings as the body corporate.

Industrial Relations Act 1967

Industrial Relations Act 1967 (“IRA 1967”) seeks to promote and maintain industrial harmony and provides for the regulation of the relations between employers and workmen and their trade unions and the prevention and settlement of any differences or disputes arising from their relationship and generally to deal with trade disputes. Matters relating to trade disputes, including constructive dismissal and retrenchment may be referred by the Minister of Human Resources to the Industrial Court. Under the IRA 1967, an employer may not terminate the employment of an employee without just cause and excuse, regardless of the express provisions in the terms of employment. In the event that a workman considers that he has been dismissed without just cause or excuse by his employer with notice, the workmen may file a representation at any time during the period of such notice but not later than sixty days from the expiry thereof.

Employees’ Provident Fund Act 1991

The Employees’ Provident Fund Act 1991 (“EPFA 1991”) imposes the statutory obligations on employers and employees to make contribution towards the Employees Provident Fund, which is essentially a fund established as a scheme of savings for employees’ retirement and the management of savings for retirement purposes. Pursuant to section 43(1) of the EPFA 1991, it is compulsory for employees and their employers to make monthly contributions on the amount of wages at the rate respectively set out in the Third Schedule of the EPFA. Any employer who fails to pay the necessary contributions to the account of the individual employee shall be liable to imprisonment for a term not exceeding 3 years or to a fine not exceeding RM10,000 or to both.

As of the date of this prospectus, we have made the required contributions towards the Employees Provident Fund and we are in compliance with the EPFA 1991 and all regulations made thereunder.

Employees’ Social Security Act 1969

The Employees Social Security Act 1969 (“ESSA 1969”) was implemented to provide protection for employees and their dependents against economic and social distress in the event of invalidity, disablement or employment injury.

The schemes of social security under the 1969 Act are administered by Social Security Organization (“SOCSO”) and are financed by compulsory contributions made by the employers and the employees. All employees, in industries to which the SOCSO Act applies are required to be insured. It is the obligation of the employer to pay the contribution (both the employer’s contribution and the employee’s contribution) to SOCSO at the rates set out in Third Schedule of ESSA 1969.

Pursuant to ESSA 1969, any person being an employer who fails to pay any contributions which he is liable under the ESSA 1969 to pay in respect of or on behalf of any employee shall be punishable with imprisonment for a term which may extend to 2 years, or with fine not exceeding RM10,000, or with both.

As of the date of this prospectus, we have made the required contributions under the ESSA 1969 and we are in compliance with the ESSA 1969 and all regulations made thereunder.

Employment Insurance System Act 2017

The Employment Insurance System Act 2017 (“EISA 2017”) provides for the establishment of an employment insurance system (“EIS”) administered by SOCSO to provide certain benefits and a re-employment placement program for insured persons in the event of loss of employment which will promote active labour market policies.

All employees in the industries to which the EISA 2017 applies shall be registered and insured by the employers. Under the EISA 2017, both employers and employees (from 18 to 59 years of age) are required to contribute to the EIS with the rates, subject to the revision by the Minister, as specified in the Second Schedule based on the amount of the monthly wages of the employee. Employees who have attained the age of 60, or employees who have attained the age of 57 and have never made contributions under the EISA 2017 before attaining the age of 57, are exempted from this protection plan.

An insured person who considers that he has lost his employment shall submit an application to claim for benefits up to 6 months to SOCSO within 60 days from the date he considers that he has lost his employment. After considering if the contributions qualifying conditions are fulfilled (the fulfillment of which depends on the number of past claims and contributions made preceding to the loss of employment) in respect of a claim for benefits by an insured person, SOCSO may approve or reject the claim for benefits.

Minimum Wage Order 2022

Pursuant to the Minimum Wages Order 2022, the minimum wage for employees shall be RM1,500 a month. Under the National Wages Consultative Council Act 2011, failure to comply with the minimum wage requirement may result in a fine of not more than RM10,000 imposed on the employer for each employee. If an employer is a body corporate, any person who at the time of the commission of the offence was a director, manager, secretary or other similar officer of the body corporate may be charged severally or jointly in the same proceedings with the body corporate and if the body corporate is found to have committed the offence, shall be deemed to have committed that offence unless, having regard to the nature of his functions in that capacity and to all circumstances, he proves that the offence was committed without his knowledge, consent or connivance; and that he had taken all reasonable precautions and exercised due diligence to prevent the commission of the offence.

The Malaysian court may also order the employer to pay each employee the difference between statutory minimum wages and the employee’s basic wages paid by the employer to the employee, including outstanding differences.

Regulations Relating to Foreign Exchange Rules

Financial Services Act 2013

The exchange control regime in Malaysia is regulated by the Financial Services Act 2013 (“FSA 2013”). The FSA 2013 has prescribed a list of transactions that are prohibited without approval from Bank Negara Malaysia (the Central Bank of Malaysia) (“BNM”) and it regulates the domestic and international transactions involving residents and non-residents of Malaysia. The requirements, restrictions, and conditions of approval in respect of the prohibited transactions and directions of BNM are further set forth in the Foreign Exchange Policy Notices issued by BNM (the “FEP Notices”).

Under the FSA 2013 and the FPE Notices, all payments made between the residents of Malaysia must be paid in Malaysian ringgit, subject to limited exceptions and approval under the FEP Notices, whereas payment made between resident and non-resident of Malaysia may be made either (i) in Malaysian ringgit, if for the prescribed purposes (for, among others, any purpose between immediate family members, income earned or expenses incurred in Malaysia or settlement of trade in goods or services in Malaysia), or (ii) in foreign currency (except for the currency of Israel), if for any purpose subject to certain prohibition under the FEP Notices. On the other hand, non-residents are allowed to make or receive payment in foreign currency (except for the currency of Israel) in Malaysia for any purpose. Non-residents are also allowed to repatriate divestment proceeds, profits, dividends or any income arising from any investments in Malaysia, provided that the repatriation is made in foreign currency (except for the currency of Israel) and in accordance with the FEP Notices. Any person who fails to comply with any direction of BNM commits an offence and shall, on conviction, be liable to imprisonment for a term not exceeding 10 years or to a fine not exceeding RM50,000,000 or to both.

Unless otherwise restricted by contractual undertakings and subject to applicable laws, our Malaysian subsidiaries are at liberty to distribute dividends to us in foreign currency without having to seek prior approval from BNM.

MANAGEMENT

Set forth below is information concerning our directors and executive officers.

The following individuals are our executive management and members of the board of directors.

Name	Age	Position(s)
Lee Seng Chi	40	Chief Executive Officer, Director, and Chairman of the Board of Directors
See Sian Seong	32	Chief Financial Officer
Thien Chiet Chai	57	Non-executive Director
Marco Baccanello	62	Independent Director Nominee*
Sin Siew Kuen	71	Independent Director Nominee*
Baharin Bin Din	60	Independent Director Nominee*

____________

*        These individuals will become directors of the Company upon the effectiveness of the registration statement of which this prospectus forms a part.

The following is a brief biography of each of our executive officers and directors:

Mr. Lee Seng Chi has served as the Chief Executive Officer of Founder Group since July 1, 2023, and Director and Chairman of the Board of Directors of Founder Group since June 1, 2023. Mr. Lee founded our subsidiary Founder Energy (Malaysia) in 2021 and acted as its Executive Director since inception. Mr. Lee began his career in the engineering and solar industry in 2006 and has held senior leadership positions in multiple engineering companies. Prior to the establishment of Founder Energy (Malaysia), Mr. Lee acted as the Chief Executive Officer for Solar Bina Engineering Sdn. Bhd. (“Solar Bina”), a solar photovoltaic construction company based in Malaysia, from 2015 to 2021. Prior to joining Solar Bina, Mr. Lee held several positions in Micron (M) Sdn. Bhd. (“Micron”), a Malaysian industrial machinery company, from 2010 to 2013. Mr. Lee began his career in Micron as Senior Sales & Marketing Engineer where he was responsible for the Philippines expansion, and subsequently being promoted as Operation Manager for both the Philippines and Malaysia solar market expansion. Previously, Mr. Lee started his engineering career with a semiconductor company, Texas Instruments Malaysia Sdn. Bhd. as Product Test Engineer and Senior Engineer, from 2006 to 2010. Mr. Lee obtained his bachelor’s degree in Engineering in Electronic from Multimedia University, Malaysia. Mr. Lee Seng Chi is qualified as a director of our Company due to his extensive experience in the engineering and solar industry, including senior leadership positions and founding our operating subsidiary Founder Energy (Malaysia).

Mr. See Sian Seong has served as the Chief Financial Officer of Founder Group since July 1, 2023. Mr. See has worked for our subsidiary Founder Energy (Malaysia) since 2021 as the Head of Finance. Prior to that, Mr. See served as the Vice President of Finance for Mattan Engineering Sdn. Bhd. (“Mattan”), a Malaysian company specialized in renewable energy. Mr. See has held positions of increasing responsibility since joining Mattan in 2016, where he first started in Mattan as the Financial Controller. Prior to joining Mattan, Mr. See was an Audit Executive at BDO PLT from 2011 to 2016. Mr. See holds the Professional Certification from the Institute Charted Accountant England and Wales, ICAEW from Sunway University, Malaysia.

Mr. Thien Chiet Chai has served as the Non-executive Director of Founder Group since June 1, 2023. Mr. Thien has worked for our subsidiary Founder Energy (Malaysia) since 2021 as the director. Mr. Thien has also served as the executive director of Reservoir Link Energy Bhd. (“RL”), a Malaysian public-listed oil & gas (O&G) and renewable energy company, since 2018. Mr. Thien gained extensive experience in managing O&G and renewable energy business. During his tenure in RL, Mr. Thien is responsible for developing values by implementing strategies for businesses and expansion. Prior to joining RL, Mr. Thien held the position as the Country Manager for Southeast Asia in Halliburton Energy Services (M) Sdn. Bhd. Mr. Thien gains his Diploma in Business and Management from SEGI College, Malaysia and holds a master’s degree in Business Administration from the University of the Sunshine Coast, Australia. Mr. Thien Chiet Chai is qualified as a director of our Company due to his extensive experience in managing oil & gas and renewable energy businesses, including his role as executive director of a public-listed renewable energy company, and his educational background in business and management.

Mr. Marco Baccanello will serve as an independent director of Founder Group upon effectiveness of the registration statement of which this prospectus forms a part. Mr. Baccanello is an experienced corporate finance executive with expertise in advising companies operating in a broad range of industries, particularly within the technology space, in early to late-stage financings, growth strategy and strategic disposals, restructurings and acquisitions. In addition, he has experience in the preparation of the listing and initial public offering documents for companies on NASDAQ and international exchanges, with an emphasis on funding requirements and regulatory filings. Mr. Baccanello has also developed acquisition and marketing strategies for multiple digital opportunities, focusing on content published to app stores, including rapidly growing digital businesses in the technology and gaming space. From 2016 to present, Mr. Baccanello has been a member of the Corporate Development team where he leads and manages business plan developments. Prior to that role, he was the Chief Financial Officer of PlayJam from 2010 to 2016, where he planned, implemented and managed all the finance activities, including business planning, budgeting, forecasting and negotiations. Mr. Baccanello’s experience as a former chartered accountant at PricewaterhouseCoopers and director of a private equity firm, specifically his expertise in managing growth businesses within the services, media and technology industries, make him a qualified director to serve on our Board. Mr. Baccanello earned a Bachelor’s degree in Economics at the University of Southampton.

Ms. Sin Siew Kuen will serve as an independent director of Founder Group upon effectiveness of the registration statement of which this prospectus forms a part. Ms. Sin is an experienced lawyer with over 40 years of legal experience involved in advising conveyancing, corporate, insurance and family laws related matters in Malaysia. Ms. Sin began her legal career in various legal firms and founded Messrs. Sin & Associates in 1988. In addition, Ms. Sin served as the President of the Homebuyers Tribunal established by the Malaysian Ministry of Housing & Developer from 2005 until 2014, dealing with housebuyers against developers claims for late delivery and defective workmanship. Ms. Sin also acts as a member of the Conveyancing Practice Committee for the Malaysian Bar Council for over a decade. Ms. Sin obtained her law degree at the National University of Singapore in 1976 and was admitted as an Advocate & Solicitor in the Malaysian Bar in 1976, and the Supreme Court of Singapore in 1991. She is also an Associate of the UK Chartered Insurance Institute and the Malaysian Insurance Institute.

Mr. Baharin Bin Din will serve as an independent director of Founder Group upon effectiveness of the registration statement of which this prospectus forms a part. Mr. Baharin held several positions with Tenaga Nasional Berhad (“TNB”), Malaysia’s largest utility company, from January 2012 to February 2024, including Vice President of Distribution from January 2012 to July 2018, Chief Distribution Network Officer from August 2018 to February 2021, and Chief Executive Officer from March 2021 to February 2024. Prior to his role at TNB, Mr. Baharin was the Managing Director at Sabah Electricity Sdn. Bhd. from March 2007 to November 2011, where he was responsible for overall business and technical performance of the company. Since March 2024, he has served as an independent non-executive chairman of MN Holding Berhad, a Malaysian public listed infrastructure utilities company. From January 1988 to December 1989, Mr. Baharin served as the Director of the Electrical Inspectorate Department in Sabah at the Ministry of Energy, Telecommunications & Post, Malaysia, and continued in the same role at the Ministry in Pahang from January 1990 to August 1990. Additionally, from October 2018 to March 2020, he served as an Adjunct Professor at University Tenaga Nasional in Malaysia. Mr. Baharin is a certified Professional Engineer, accredited by the Board of Engineers Malaysia in 1993, a certified Competent Engineer, awarded by the Energy Commission Malaysia in 1996, and a certified Service Engineer, also awarded by the Energy Commission Malaysia in 2000. Additionally, he has been a member of the Institution of Engineers Malaysia since 1991. Mr. Baharin earned a Bachelor’s degree in Electrical Engineering at Syracuse University, New York, USA in 1985, and a Master’s degree in Business Administration at University Tenaga Nasional in 2005.

Pursuant to our articles of association, unless otherwise determined by our Company in a general meeting, we are required to have a minimum of three directors and the exact number of directors will be determined from time to time by our board of directors.

Under our articles of association, a director may be appointed by ordinary resolution or by the directors. An appointment of a director may be on terms that the director will automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between our Company and the director, if any, but no such term will be implied in the absence of express provision. It is expected that, whether by ordinary resolution or by the directors, each director will be appointed on the terms that the director will hold office until the appointment of the director’s successor or the director’s re-appointment at the next annual general meeting, unless the director has sooner vacated office.

For additional information, see “Description of Shares — Directors.”

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors. Our board of directors has determined that our three independent directors, Marco Baccanello, Sin Siew Kuan and Baharin Bin Din satisfy the “independence” requirements of the Nasdaq corporate governance rules.

Duties of Directors

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Act. See “Description of Shares — Differences in Corporate Law” for additional information on our directors’ fiduciary duties under British Virgin Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association. We have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of the company and mortgaging the property of the company;

•        maintaining or registering a register of mortgages, charges, or other encumbrances of the company;

•        authorizing the payment of donations to religious, charitable, public, or other bodies, clubs, funds, or associations as deemed advisable; and

•        executing checks, promissory notes, and other negotiable instruments on behalf of the company.

A director must immediately disclose the interest to all other directors after becoming aware of the fact that they are interested in a transaction entered into or to be entered into by the Company. Subject to compliance with the BVI Act, a director shall not, by reason of that director’s office, be accountable to the Company for any remuneration, profit or other benefit derived, or resulting, from derived from such transaction and no such transaction shall be liable to be avoided on the grounds that a director has an interest in it or derives any remuneration, profit or other benefit from it.

A disclosure is only made when it is brought to the attention of every director. The disclosure by a director that they are a member, director, officer or trustee of another named entity or other individual, or has a fiduciary relationship with respect to the entity or individual, and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure of interest, be entered into with the Company or that director, is a sufficient disclosure of interest in relation to that transaction.

Terms of Directors and Executive Officers

Each of our directors generally holds office for an initial term of one year, subject to the termination and resignation clause in the director offer letter, or until a successor has been duly elected and qualified. All of our executive officers are appointed by and serve at the discretion of our board of directors.

A director ceases to hold office if (i) the director’s term of office expires and the director is not re-elected or reappointed, (ii) the director resigns by written notice to the Company, (iii) the director dies or enters into bankruptcy, liquidation or any similar procedure, (iv) the director becomes of unsound mind or is mentally or physically incapable of acting as a director, (v) the director is prohibited or disqualified by law from being a director, (vi) the director becomes bankrupt or insolvent or makes any arrangement or composition with the director’s creditors generally or (vii) the director is removed from office by a resolution of shareholders or resolution of directors (and, for this purpose, section 114 (Removal of directors) of the BVI Act does not apply to the Company).

Where a director resigns, the resignation takes effect upon the time specified in the written notice of resignation to the Company, or if no time is specified, upon receipt of the notice of resignation by the Company.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Pursuant to employment agreements, the form of which is filed as Exhibit 10.1 to the registration statement of which this prospectus is a part, we agree to employ each of our executive officers for an indefinite period of time, until we or our executive officer terminates the employment by giving six (6)-month prior written notice or six (6)-month salary in lieu of the notice. Each executive officer agrees to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

We will also enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Compensation of Directors and Executive Officers

For the fiscal year ended December 31, 2023, we paid an aggregate of MYR 932,458.90 (US$211,298.19) as compensation to our executive officers and directors. None of our non-employee directors have any service contracts with us that provide for benefits upon termination of appointment. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. Our Malaysian subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her statutory benefits. As of the date of this prospectus, our Malaysian subsidiaries have made the required contributions for the employee’s statutory benefits and are in compliance with relevant laws and regulations.

Insider Participation Concerning Executive Compensation

Our board of directors has been making all determinations regarding executive officer compensation from the inception of the Company. When established, our Compensation Committee will determine regarding executive officer compensation.

Committees of the Board of Directors

Subject to the Company’s articles of association and the BVI Act, our directors may by a resolution of directors appoint any person to hold any office with the Company (including chairperson of directors, chief executive officer, vice president, secretary and treasurer) on any terms, and for any period, they think fit. A person may hold more than one office at the same time, delegate any of their powers to any committee, consisting of one or more directors on any terms they think fit and/or appoint any person (including a director) to be an agent of the Company and delegate their powers to that agent on any terms they think fit.

The directors cannot delegate to a committee the power to (i) amend the memorandum and articles of association of the Company, (ii) designate committees of directors other than a sub-committee of it, (iii) delegate powers to a committee of directors other than a sub-committee of it, (iv) appoint or remove a director or agent, (v) approve a plan of merger, consolidation or arrangement or (vi) make a declaration of solvency or approve a liquidation plan.

We plan to establish three committees under the board of directors: an audit committee, a compensation committee, and a nominating and corporate governance committee. Our independent directors will serve on each of the committees. We will adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of our three independent directors, Marco Baccanello, Sin Siew Kuen and Baharin Bin Din. Marco Baccanello will be the chairperson of our audit committee. We have determined that each of our independent directors also satisfy the “independence” requirements of Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Marco Baccanello qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq listing rules. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of our three independent directors, Marco Baccanello, Sin Siew Kuen and Baharin Bin Din. Sin Siew Kuen will be the chairperson of our compensation committee. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

•        reviewing and approving the total compensation package for our most senior executive officers;

•        approving and overseeing the total compensation package for our executives other than the most senior executive officers;

•        reviewing and recommending to the board with respect to the compensation of our directors;

•        reviewing periodically and approving any long-term incentive compensation or equity plans;

•        selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

•        reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee will consist of our three independent directors, Marco Baccanello, Sin Siew Kuen and Baharin Bin Din. Baharin Bin Din will be the chairperson of our nominating and corporate governance committee. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

•        identifying and recommending nominees for appointment or re-appointment to our board of directors or for appointment to fill any vacancy;

•        reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

•        identifying and recommending to our board the directors to serve as members of committees;

•        advising the board, periodically, with respect to significant developments in the law and practice of corporate governance, as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board of directors will adopt a code of business conduct and ethics, which is filed as Exhibit 99.1 of the registration statement of which this prospectus is a part and is applicable to all of our directors, officers, and employees. We will make our code of business conduct and ethics publicly available on our website prior to the closing of this offering.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:

•        each of our directors and executive officers; and

•        each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 15,700,000 Ordinary Shares outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering is based on 18,200,000 Ordinary Shares outstanding immediately after the completion of this offering if the underwriters do not exercise their over-allotment option and 18,575,000 Ordinary Shares outstanding immediately after the completion of this offering if the underwriters exercise their over-allotment option in full.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that any such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities, including Preferred Shares, held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. As of the date of the prospectus, we have 7 shareholders of record, none of whom are located in the United States. We will be required to have at least 300 unrestricted round lot shareholders at closing in order to satisfy the Nasdaq listing rules.

	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering (Over-allotment option not exercised)		Ordinary Shares Beneficially Owned After this Offering (Over-allotment option fully exercised)
	Number	Percent	Number	Percent	Number	Percent
Directors and Executive Officers(1):
Lee Seng Chi	5,175,954	32.97%	5,175,954	28.44%	5,175,954	27.87%
See Sian Seong	157,000	1.00%	157,000	0.86%	157,000	0.85%
Thien Chiet Chai(3)	—	—	—	—	—	—
Marco Baccanello	—	—	—	—	—	—
Sin Siew Kuen	—	—	—	—	—	—
Baharin Bin Din	—	—	—	—	—	—

All directors and executive officers as a group (seven individuals):	5,332,954	33.97%	5,332,954	29.30%	5,332,954	28.72%

5% Shareholders:
Reservoir Link Energy Bhd.(2)	8,007,000	51.00%	8,007,000	43.99%	8,007,000	43.11%
Lee Seng Chi	5,175,954	32.97%	5,175,954	28.44%	5,175,954	27.87%
CNP Equity Limited(4)	1,200,000	7.10%	1,200,000	6.19%	1,200,000	6.07%

____________

Notes:

(1)      Unless otherwise indicated, the business address of each of the individuals is No.17, Jalan Astana 1B, Bandar Bukit Raja, 41050 Klang, Selangor Darul Ehsan, Malaysia.

(2)      Reservoir Link Energy Bhd. is listed on the Main Market of Bursa Malaysia, the stock exchange in Malaysia. The business address of Reservoir Link Energy Bhd. is E-33-01, Menara SUEZCAP 2, KL Gateway, No. 2, Jalan Kerinchi, Gerbang Kerinchi Lestari, 59200 Kuala Lumpur, Malaysia. As of July 23, 2024, 59.39% equity interests of Reservoir Link Energy Bhd. was held by public, and 20.58% of its equity interests was held by Reservoir Link Holdings Sdn Bhd., and 5.74% of its equity interests was held by Thien Chiet Chai. In addition, Thien Chiet Chai holds 43.75% equity interests in Reservoir Link Holdings Sdn Bhd., as of July 23, 2024 and as of the date of this prospectus, respectively. Thien Chiet Chai also serves as a director at Reservoir Link Energy Bhd. and Reservoir Link Holdings Sdn Bhd. The chart below indicates the ownership interests among Founder Group Limited, Reservoir Link Energy Bhd., Reservoir Link Holdings Sdn Bhd. and Thien Chiet Chai, as of July 23, 2024. Each of Reservoir Link Energy Bhd. and Reservoir Link Holdings Sdn Bhd. is ultimately controlled by its respective board of directors. As of the date of this prospectus, the board of directors of Reservoir Link Energy Bhd. is comprised of six directors, including Thien Chiet Chai, Dato’ Wan Hassan Bin Mohd Jamil, Siti Zurina Binti Sabarudin, Datuk Tai Hee, Ahmad Rizal Bin Abdul Rahman and Elain Binti Lockman; the board of directors of Reservoir Link Holdings Sdn Bhd. is comprised of three directors, including Thien Chiet Chai, Dato’ Wan Hassan Bin Mohd Jamil and Mad Haimi Bin Abu Hassan. Except for Thien Chiet Chai, who is a non-executive director at our Company, none of the individuals mentioned above are related parties to the Company.

(3)      As of July 23, 2024, 59.39% of the equity interests of Reservoir Link Energy Bhd. were held by public shareholders, 20.58% of its equity interests were held by Reservoir Link Holdings Sdn Bhd., and 5.74% of its equity interests were held by Thien Chiet Chai. In addition, Thien Chiet Chai held/holds 43.75% of the equity interests of Reservoir Link Holdings Sdn Bhd., as of July 23, 2024 and as of the date of this prospectus, respectively. Thien Chiet Chai also serves as a director of Reservoir Link Energy Bhd. and Reservoir Link Holdings Sdn Bhd. However, Thien Chiet Chai does not hold a controlling interest in Reservoir Link Energy Bhd. and Reservoir Link Holdings Sdn Bhd., and therefore, he is not considered holding any equity interests in Founder Group Limited.

(4)      On April 3, 2024, we issued warrant to CNP Equity Limited to purchase up to 1,200,000 Ordinary Shares, in consideration of certain consulting services relating to this initial public offering provided by CNP Equity Limited. This warrant is exercisable from April 3, 2024, and will expire on July 1, 2028, provided that at the time of exercise, Founder Group’s Ordinary Shares are listed on a market or stock exchange, and such exercise has been approved by the shareholders of Reservoir Link Energy Bhd. The exercise price is $2.00 per share. CNP Equity Limited is 100% owned by Chuah Hoon Hong. The registered address of CNP Equity Limited is c/o Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands.

(5)      The percentage is calculated based on 16,900,000 Ordinary Shares issued and outstanding, assuming the full exercise of the warrant by CNP Equity Limited.

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

RELATED PARTY TRANSACTIONS

Employment Agreements

See “Management — Employment Agreements and Indemnification Agreements.”

Material Transactions with Related Parties

Name of Related Party	Relationship to Us
Solar Bina Engineering Sdn. Bhd.	An entity controlled by our Chief Executive Officer and Director Mr. Lee Seng Chi
Reservoir Link Energy Bhd.	Our largest shareholder
Reservoir Link Sdn. Bhd.	An entity controlled by Reservoir Link Energy Bhd.
Reservoir Link Renewable Sdn. Bhd.	An entity controlled by Reservoir Link Energy Bhd.
Lee Seng Chi	Our Chief Executive Officer and Director
RL Sunseap Energy Sdn. Bhd.	Related company with Reservoir Link Energy Bhd.
Thien Chiet Chai	A director of certain of our related parties, including Reservoir Link Energy Bhd., Reservoir Link Renewable Sdn. Bhd., and RL Sunseap Energy Sdn. Bhd.

We carried out the following significant transactions with the related parties during the fiscal year 2021, fiscal year 2022, fiscal year 2023 and up to the date of this prospectus:

	Fiscal year 2021	Fiscal year 2022	Fiscal year 2022	Fiscal year 2023	January 1, 2024 up to date of prospectus
	RM	RM	USD	RM	RM
Transactions with related companies
Solar Bina Engineering Sdn. Bhd.
Purchases	973,765	826	187	—	—
Purchases of plant and equipment	491,525	—	—	—	—
Sales of renewable energy products and services	(22,886,535)	(4,409,991)	(999,318)	(1,697,072)	(74,034)
Staff secondment receivable	(188,329)	—	—	—	—
Gain from secondment of staff	(9,416)	—	—	—	—

Reservoir Link Energy Bhd.
Advances	—	2,000,000	453,206	500,000	—
Recharge of expenses	—	(71,352)	(16,169)	92,383	47,734
Interest charged	—	105,060	23,807	185,515	90,097
Management fee	—	98,757	22,379	102,109	56,441
Sales of renewable energy products and services	—	—	—	—	(138,170)
Reservoir Link Sdn. Bhd.
Recharge of expenses		152,507	34,558	132,880	(26,583)

Lee Seng Chi
Rental expense	51,000	102,000	23,114	126,000	75,000

RL Sunseap Energy Sdn. Bhd.
Sales of renewable energy products and services	—	(4,050,456)	(917,846)	(2,033,049)	(331,427)

Reservoir Link Renewable Sdn Bhd.
Sales of renewable energy products and services	—	—	—	(1,040,060)	145,493

The related party transactions mainly derived from the sales of renewable energy products and services, recharge of expenses, interest charged for advances and management fees.

In fiscal year 2021, significant related party transaction with Solar Bina Engineering Sdn. Bhd. was due to contract secured via Solar Bina Engineering Sdn. Bhd. for supply of mounting structure, where the customer is unable to novate the contract from Solar Bina Engineering Sdn. Bhd. to our Company.

In fiscal year 2022, recharge of expenses, interest charged and management fees charged by Reservoir Link Energy Bhd. and Reservoir Link Sdn. Bhd. represent expenses paid on behalf of the Company and interest charged for funds advanced to the Company.

In fiscal year 2022 and 2023, the Company was appointed as contractor by RL Sunseap Energy Sdn. Bhd. for the sales of renewable energy products and services.

In fiscal year 2023, the Company was appointed as contractor by Reservoir Link Renewable Sdn. Bhd. for the sales of renewable energy products and services.

DESCRIPTION OF SHARES

The following description of our issued shares and provisions of our memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our memorandum and articles of association, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as our “articles of association”).

We were incorporated as a British Virgin Islands company under the BVI Act in the British Virgin Islands on May 18, 2023.

Ordinary Shares

We are authorized to issue an unlimited number of no par value Ordinary Shares. All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Shares are issued in registered form. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed. Under the BVI Act, the Ordinary Shares are deemed to be issued when the name of the shareholder is entered in our register of members. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

We are authorized to issue an unlimited number of no par value shares. Subject to the provisions of the BVI Act and our articles regarding redemption, purchase, and issuance of the shares, the directors have general and unconditional authority to issue and allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to issue shares which carry rights and privileges that are preferential to the rights attaching to Ordinary Shares. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Listing

We plan to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “FGL.”

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, New York 11598.

Distributions

Shareholders holding shares in our Company are entitled to receive such dividends as may be declared by our board of directors subject to the BVI Act and the memorandum and articles.

Shareholders’ Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the memorandum and articles. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share that such shareholder holds. Where two or more persons are registered as the holders of an Ordinary Share, unless another joint holder is nominated by a written notice signed by all of the joint holders for any of these purposes, only the senior joint holder is entitled to attend and vote (whether in person or by proxy) at any meeting of shareholders, or sign or consent to any written resolution of shareholders, in respect of the share.

Election of Directors (Cumulative Voting Rights)

There is nothing under British Virgin law which specifically prohibits or restrict the creation of cumulative voting rights for the election of our directors. Our memorandum and articles do not provide for cumulative voting for elections of directors.

Meetings of Shareholders

Under our memorandum and articles, a copy of the notice of any meeting of shareholders shall be given not less than seven days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting and our directors. Our board of directors may call a meeting of shareholders upon the written request of shareholders holding at least one-third of our issued voting shares. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least two-third of the shares entitled to vote on the matters to be considered at the meeting have agreed to short notice of the meeting, or if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing more than one-half of the issued shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the Ordinary Shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within two hours of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chairperson of our board of directors shall be the chairperson presiding at any meeting of the shareholders. If the chairperson of our board is not present, or there is no such chairperson, then the members present shall choose a shareholder to act to chairperson the meeting of the shareholders. If the shareholders are unable to choose a chairperson for any reason, then the person representing the greatest number of voting shares present in present of by proxy shall preside as chairperson, failing which the oldest individual member or member representative shall take the chair.

A corporation that is a shareholder shall be deemed for the purpose of our memorandum and articles to be present in person if represented by its duly authorized representative who has been authorized to do so by resolutions of its directors or other governing body. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the British Virgin Islands as the directors determine to be necessary or desirable. A director must be given not less than three business days’ notice of a meeting of directors. A meeting of directors may be called on short notice if all of the directors entitled to vote on the matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose (unless that director objects in writing before or at the meeting). At any meeting of directors, a quorum will be present if more than one-half of the total number of directors is present, unless there are only two directors in which case the quorum is two. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors.

Protection of Minority Shareholders and Shareholder Action

The enforcement of our rights will ordinarily be a matter for our directors. However, in certain limited circumstances, a shareholder may have the right to seek certain remedies against us in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or a director of a company engages in, proposes to engage in, or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, a BVI court may, on application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes, the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be, oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order which can, if the court considers that it is just and equitable to do so, require the company or any other person to pay compensation to the shareholders (among various other potential orders and remedies). Under Section 184G of the BVI Act, a shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder.

Under Section 184C of the BVI Act, a shareholder also may, with the permission of the BVI court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. The BVI court may only grant permission to bring a derivative action where the following circumstances apply: (i) the company does not intend to bring, diligently continue or defend or discontinue proceedings; or (ii) it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the BVI court is also required to have regard to the following matters: whether the shareholder is acting in good faith; whether a derivative action is in the interests of the company, taking into account the directors’ views on commercial matters; whether the proceedings are likely to succeed; the costs of the proceedings in relation to the relief likely to be obtained; and whether an alternative remedy is available.

Any shareholder of a company may apply to BVI court under the Insolvency Act for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

Generally, any other claims against a BVI company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the BVI Act or the company’s memorandum and articles of association. There are also common law rights for the protection of shareholders that may be invoked, largely derived from English common law. Under general English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts may intervene are the following: a company is acting or proposing to act illegally or beyond the scope of its authority; the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or those who control the company are perpetrating a “fraud on the minority.”

Pre-Emptive Rights

There are no pre-emptive rights applicable to the issue by us of new shares under our memorandum and articles.

Transfer of Shares

Subject to the restrictions in our memorandum and articles and applicable securities laws, any of our shareholders may transfer all or any of his or her Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee or without the need for a written instrument of transfer if the transfer is carried out in accordance with applicable exchange rules or requirements of the Nasdaq Capital Market or by any recognized stock exchange on which our securities are listed. Our board of directors may not resolve to refuse or delay the transfer of any Ordinary Share unless the shareholder has failed to pay an amount due in respect of it.

Liquidation

As permitted by the BVI Act and our memorandum and articles, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We also may be wound up in circumstances where we are insolvent in accordance with the terms of the Insolvency Act.

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Calls on Shares and Forfeiture of Shares

Our board of directors may, on the terms established at the time of the issuance of such shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our memorandum and articles of association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, or by any recognized stock exchange on which our securities are listed.

Variation of Rights of Shares

All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied only with the consent in writing of, or pursuant to a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class, or approved by the holders of more than 50% of the issued shares of that class by written resolution of the shareholders.

Changes in the Number of Shares We Are Authorized to Issue and Those in Issue

Subject to the BVI Act and our memorandum and articles, we may from time to time by resolution of our board of directors or resolution of members (as may be appropriate):

•        amend our memorandum to increase or decrease the maximum number of Ordinary Shares we are authorized to issue;

•        divide our authorized and issued Ordinary Shares into a larger number of Ordinary Shares;

•        combine our authorized and issued Ordinary Shares into a smaller number of Ordinary Shares; and

•        create new classes of shares with preference to be determined by resolution of the board of directors to amend the memorandum and articles to create new classes of shares with such preferences at the time of authorization.

Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

Our members are also entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors, and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find Additional Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the British Virgin Islands court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our memorandum and articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of Additional Shares

Our memorandum and articles authorizes our board of directors to issue additional shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Exclusive Jurisdiction of Certain Actions

Our articles provide that, to the fullest extent permitted by applicable law, unless our board of directors consents in writing to the selection of an alternative forum, the courts of the British Virgin Islands shall have exclusive jurisdiction to hear and determine:

(i)     any dispute, suit, action, proceedings, controversy, or claim of any kind arising out of or in connection with our memorandum and/or articles, including, without limitation, claims for set-off and counterclaims and any dispute, suit, action, proceedings, controversy, or claim of any kind arising out of or in connection with: (x) the creation, validity, effect, interpretation, performance, or non-performance of, or the legal relationships established by, our memorandum and/or articles; or (y) any non-contractual obligations arising out of or in connection with our memorandum and/or articles; or

(ii)    any dispute, suit, action (including, without limitation, any derivative action or proceeding brought on behalf or in our name or any application for permissions to bring a derivative action), proceedings, controversy, or claim of any kind relating or connected to us, our board of directors, officers, management, or shareholders arising out of or in connection with the BVI Act, the Insolvency Act, any other statute, rule, or common law of the British Virgin Islands affecting any relationship between us, our shareholders, and/or our directors and officers (or any of them) or any rights and duties established thereby (including, without limitation, Division 3 of Part VI and Part XI of the Act and section 162(1)(b) of the Insolvency Act, and fiduciary or other duties owed by any director, officer, or shareholder of the Company to the Company or the Company’s shareholders).

To the fullest extent permitted by applicable laws, unless our board of directors consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

Notwithstanding the foregoing, we note that holders of our Ordinary Shares cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive jurisdiction provision will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Securities Act or the Exchange Act, or the respective rules and regulations promulgated thereunder.

Although we believe this provision benefits us by providing increasing consistency in the application of BVI law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers or limit investors’ ability to bring claims in a judicial forum that they find favorable. See “Risk Factors — Risks Relating to our Ordinary Shares — The exclusive jurisdiction provision in our articles of association may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.”

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated under the Delaware General Corporation Law in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the BVI, two or more BVI companies may merge or consolidate in accordance with section 170 of the Companies Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the consolidating of two or more constituent companies into a new company. In order to merge or consolidate, then (among other things) the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders.

While a director may vote on the plan of merger or consolidation even if that director has an interest in the merger or consolidation, the director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that the director is interested in the merger or consolidation.

A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the Company and (ii) the transaction is in the ordinary course of the Company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by the Company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the Company received fair value for the transaction.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting held to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI.

A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days. These shareholders then have 20 days to give to the company their written election in the form specified by the Companies Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any of the rights of a shareholder except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent.

Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the surviving or consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Under Delaware law, each corporation’s board of directors must approve a merger agreement. The merger agreement must state, among other terms, the terms of the merger and method of carrying out the merger. This agreement must then be approved by the majority vote of the outstanding shares entitled to vote at an annual or special meeting of each corporation, and no class vote is required unless provided in the certificate of incorporation. Delaware permits an agreement of merger to contain a provision allowing the agreement to be terminated by the board of directors of either corporation, notwithstanding approval of the agreement by the stockholders or shareholders of all or any of the corporations (1) at any time prior to the filing of the agreement with the Secretary of State or (2) after filing if the agreement contains a post-filing effective time and an appropriate filing is made with the Secretary of State to terminate the agreement before the effective time. In lieu of filing an agreement of merger, the surviving corporation may file a certificate of merger, executed in accordance with Section 103 of the DGCL. The surviving corporation is also permitted to amend and restate its certification of incorporation in its entirety. The agreement of merger may also provide that it may be amended by the board of directors of either corporation prior to the time that the agreement filed with the Secretary of State becomes effective, even after approval by stockholders or shareholders, so long as any amendment made after such approval does not adversely affect the rights of the stockholders or shareholders of either corporation and does not change any term in the certificate of incorporation of the surviving corporation. If the agreement is amended after filing but before becoming effective, an appropriate amendment must be filed with the Secretary of State. If the surviving corporation is not a Delaware corporation, it must consent to service of process for enforcement of any obligation of the corporation arising as a result of the merger; such obligations include any suit by a stockholder of the disappearing Delaware corporation to enforce appraisal rights under Delaware law.

If a proposed merger or consolidation for which appraisal rights are provided is to be submitted for approval at a shareholder meeting, the subject company must give notice of the availability of appraisal rights to its shareholders at least 20 days prior to the meeting.

A dissenting shareholder who desires to exercise appraisal rights must (a) not vote in favor of the merger or consolidation; and (b) continuously hold the shares of record from the date of making the demand through the effective date of the applicable merger or consolidation. Further, the dissenting shareholder must deliver a written demand for appraisal to the company before the vote is taken. The Delaware Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court will take into account “all relevant factors.” Unless the Delaware Court of Chancery in its discretion determines otherwise, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and accrue at 5% over the Federal Reserve discount rate.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands Law. These are summarized below:

Prejudiced Members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to the shareholder in that capacity, can apply to the BVI High Court under Section 184I of the Companies Act for an order requiring the company or any other person to acquire the shareholder’s shares or pay compensation to the shareholder, regulating the future conduct of the company’s affairs, amending the memorandum or articles of the company, appointing a receiver or liquidator of the company, rectifying the records of the company, or that any decision or action of the company which contravenes the Companies Act or the company’s memorandum or articles of association be set aside.

Just and Equitable Winding Up

In addition to the statutory remedies outlined above, shareholders can also petition the British Virgin Islands Court for the winding up of a company under the Insolvency Act for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of Directors and Executive Officers and Limitation of Liability

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any indemnification provision may be held by the BVI Courts to be contrary to public policy or in breach of the Companies Act, for example, a provision for indemnification against civil fraud or the consequences of committing a crime.

Under the Company’s articles of association, subject to the Companies Act, the Company must indemnify any person who (i) is or was a party, or is threatened to be made a party, to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or officer of the Company or (ii) is or was, at the request of the Company, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any expenses, judgments, fines or amounts paid in settlement and reasonably incurred in connection with any legal, administrative or investigative proceedings. In relation to the above, the Company may pay on behalf of the person or lend funds to the person to enable the person to pay, any expenses incurred, or to be incurred, by the person in defending any legal, administrative or investigative proceedings.

Under the Companies Act, to be entitled to this indemnification, such person must have acted honestly and in good faith with a view to the best interests of our Company and, in the case of criminal proceedings, they must have no reasonable cause to believe their conduct with was unlawful. This standard of conduct is generally the same as permitted under the DGCL for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Memorandum and Articles

Some provisions of our articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our memorandum and articles of association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our memorandum and articles of association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances.

Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute including, among others, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Pursuant to the BVI Act and our memorandum and articles, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

•        (a) vote on a matter relating to the transaction;

•        (b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and;

•        (c) sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our memorandum and articles of association allow our shareholders holding 30% or more of the votes of the issued and outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under British Virgin Islands law to hold shareholders’ annual general meetings, but our memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the British Virgin Islands law, our memorandum and articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed from office, with or without cause, by a resolution of shareholders. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions With Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our memorandum and articles of association fails to expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders or directors, provided that the directors have made a declaration of solvency that the company is able to discharge its debts as they fall due and that the value of the company’s assets exceed its liabilities.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class. For these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our memorandum and articles of association be effected by resolution of directors without shareholder approval.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our memorandum and articles of association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act, 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

History of Share Issuances

We were incorporated in the British Virgin Islands as a BVI business company limited by shares on May 18, 2023. On June 1, 2023, the Company issued 8,007,000 shares to Reservoir Link Energy Bhd., representing 51% of the equity interests in the Company, at a consideration of US$8,007. The Company issued 7,693,000 shares to Mr. Lee Seng Chi, representing 49% of the equity interests in the Company, at a consideration of US$7,693 on the same day. On June 27, 2023, Mr. Lee Seng Chi transferred 2,517,046 shares in total, representing 16.03% of the equity interests in the Company, to 5 individuals.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Ordinary Shares, and although we plan to list our Ordinary Shares on the Nasdaq Capital Market, a regular trading market for our Ordinary Shares may not develop. Future sales of substantial amounts of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have outstanding Ordinary Shares held by public shareholders representing approximately 13.74% of our Ordinary Shares in issue if the underwriters do not exercise their over-allotment option, and approximately 13.46% of our Ordinary Shares in issue if the underwriters exercise their over-allotment option in full. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-Up Agreements

We have agreed not to, for a period of 180 days from the effective date of the registration statement of which this prospectus is a part, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our Ordinary Shares or securities that are substantially similar to our Ordinary Shares, including any options or warrants to purchase our Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Representative.

Furthermore, each of our directors, executive officers, 5% or more holders of our Ordinary Shares has also entered into a similar lock-up agreement for a period of 180 days from the effective date of the registration statement of which this prospectus is a part, subject to certain exceptions, with respect to our Ordinary Shares and securities that are substantially similar to our Ordinary Shares.

We are not aware of any plans by any significant shareholders to dispose of significant numbers of our Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Ordinary Shares may dispose of significant numbers of our Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

All of our Ordinary Shares outstanding prior to the closing of this offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement, such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•        1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately 182,000 shares immediately after this offering, assuming the underwriters do not exercise their over-allotment option; or

•        the average weekly trading volume of the Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

MATERIAL INCOME TAX CONSIDERATION

Malaysian Enterprise Taxation

The following brief description of Malaysian enterprise income taxation is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

Income Tax in Malaysia

The principal legislation that governs a person’s income tax in Malaysia is the Income Tax Act 1967 (the “ITA”). The regulatory body implementing and enforcing the ITA is the Inland Revenue Board of Malaysia (“IRB”). Pursuant to Section 3 of the ITA, income tax shall be charged for each year of assessment (“YA”) upon the income of any person accruing in or derived from Malaysia or received in Malaysia from outside Malaysia.

Pursuant to Section 8 of the ITA, a company is a tax resident in Malaysia if its management and control are exercised in Malaysia. Management and control are normally considered to be exercised at the place where the directors’ meetings concerning management and control of the company are held. The income tax rate payable by a resident company differs depending on the amount of the company’s paid-up capital and its annual sale in relation to the particular YA. The corporate income tax rates are as illustrated below:

Types of Company	Chargeable income	Tax rate YA 2023
Resident company (other than company described below)		24%
Resident company:
• with paid-up capital of 2.5 million Malaysian ringgit (MYR) or less, and gross income from business of not more than MYR 50 million	On the next RM150,000	15%
• that does not control, directly or indirectly, another company that has paid-up capital of more than MYR 2.5 million	On the next RM450,000	17%
• is not controlled, directly or indirectly, by another company that has paid-up capital of more than MYR 2.5 million, and	In excess of 600,000	24%
• with no more than 20% of its paid-up capital being owned, directly or indirectly, by a foreign company or non-Malaysian citizen (with effect from year of assessment 2024)

Non-resident company		24%

Pursuant to the ITA, a non-resident company — namely, a company whose management and control are not exercised in Malaysia and thus does not fall under the purview of Section 8 of the ITA — is subject to the following tax rates:

Types of Income	Rate (%)
Business income	24
Royalties derived from Malaysia	10
Rental of moveable properties	10
Advice, assistance, or services rendered in Malaysia	10
Interest	15*
Dividends	Exempt
Other income	10

Note: Where the recipient is resident in a country that has a double tax agreement with Malaysia, the tax rates for the specific sources of income may be reduced.

____________

*        Interest paid to a non-resident by a bank or a finance company in Malaysia is exempt from tax.

Foreign-Sourced Income

Malaysia adopts a territorial principle of taxation, under which only income accruing in or derived from or received in Malaysia from outside Malaysia is subject to income tax in Malaysia pursuant to Section 3 of the ITA. Previously, “income received in Malaysia from outside Malaysia” or “foreign-sourced income” (“FSI”) received by Malaysian taxpayers is not taxable due to the availability of tax exemption under Paragraph 28, Schedule 6 of the ITA (“Para 28”). This exemption is applicable to any person other than a resident company carrying on the business of banking, insurance, or sea or air transport, in respect of income derived from sources outside Malaysia and received in Malaysia, pursuant to Para 28. On October 29, 2021, however, the Malaysian government announced via the Budget 2022 that the exemption under Para 28 will no longer be applicable to tax residents, effective from January 1, 2022. Therefore, income tax will be imposed on resident persons in Malaysia on income derived from foreign sources and received in Malaysia with effect from January 1, 2022. Such income will be treated equally vis-à-vis income accruing in or derived from Malaysia and taxable under Section 3 of the ITA.

In summary, the tax treatments for the income of a person in Malaysia are depicted as follows:

Income Derived From	Income Received In	Prior to January 1, 2022	Effective from January 1, 2022
Malaysia	Malaysia	Taxable	Taxable
Malaysia	Malaysia from outside Malaysia	Taxable	Taxable
Overseas	Malaysia from outside Malaysia	Tax Exempted	Taxable
Overseas	Overseas	Tax Exempted	Tax Exempted

On November 16, 2021, the IRB announced the Special Income Remittance Program (“SIRP”) for Malaysian tax residents whose income is derived from foreign sources and received in Malaysia. The implementation of taxation on FSI is staggered into the following two timelines, depending on the timing of remittance of FSI into Malaysia: (i) during the period from January 1 to June 30, 2022 (six months) (the “SIRP Period”), FSI remitted shall be taxed at a fixed rate of 3% on the gross amount of income remitted; and (ii) on or after July 1, 2022, FSI remitted shall be taxed at the prevailing tax rate applicable to tax residents on the statutory income, namely, gross FSI less expenses attributable to the FSI. FSI remitted under the SIRP will be accepted in good faith by the IRB as the IRB will not conduct an audit or investigation on the taxpayer. In addition, the IRB will not impose any penalty on FSI remitted during the SIRP Period.

Notwithstanding the implementation of taxation on FSI, the Malaysian Ministry of Finance announced on December 30, 2021 that exemption from income tax would be available for a period of five years on certain categories of FSI received by Malaysian tax residents, when certain qualifying conditions are met. Specifically, (i) for individuals excluding those carrying on business in Malaysia through a partnership, all categories of FSI are exempted; and (ii) for companies and limited liability partnerships, foreign-sourced dividend income is exempted. To legislate the above, the following Orders were gazetted on 19 July 2022 and are effective from January 1, 2022 to December 31, 2026.

Profit Distribution and Withholding Tax

We are a holding company incorporated as a business company in the British Virgin Islands and we gain substantial income by way of dividends to be paid to us from Founder Energy (Malaysia), our direct subsidiary company in Malaysia.

Malaysia is under the single-tier tax system, under which income tax imposed on a company’s chargeable income is a final tax, and dividends distributed are exempt from tax in the hands of the shareholders pursuant to Section 108 of the ITA. As such, companies are not required to deduct tax from dividends paid to shareholders, and no tax credits will be available to offset against the recipient’s tax liability. Corporate shareholders receiving exempt single-tier dividends can, in turn, distribute such dividends to their own shareholders, who are also exempt on such receipts. In addition, while Malaysia imposes withholding tax on certain payments, such as interest, royalties, contract payments, and special classes of income, Malaysia does not do so on dividends in addition to tax on the profits out of which the dividends are declared. Such position aligns with the double taxation agreements (“DTAs”) concluded by Malaysia with an extensive number of countries, including the United States. Pursuant to the DTAs, no withholding tax will be imposed on dividends paid by Malaysian companies to non-residents.

In view of the above, we believe that dividends which will be paid to us from our direct subsidiary in Malaysia will not be subject to any withholding tax.

British Virgin Islands Taxation

A holder of shares in a BVI company who is not a resident of the BVI is not required to pay tax in the BVI on (i) dividends paid with respect to the shares, or (ii) any gains realized during that year on sale or disposal of such shares, provided the BVI company does not have a direct or indirect interest in any land in the BVI. The laws of the BVI does not impose a withholding tax on dividends paid by a company incorporated or re-registered under the Companies Act.

There are no capital gains, gift or inheritance taxes levied by the BVI government on companies incorporated or re-registered under the Companies Act. In addition, shares of companies incorporated or re-registered under the Companies Act are not subject to transfer taxes, stamp duties or similar charges, provided the company does not have a direct or indirect interest in any land in the BVI.

Under the current laws of BVI, our Company is not subject to tax on income or capital gains.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING, AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•        banks;

•        financial institutions;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        persons that elect to mark their securities to market;

•        U.S. expatriates or former long-term residents of the U.S.;

•        governments or agencies or instrumentalities thereof;

•        tax-exempt entities;

•        persons liable for alternative minimum tax;

•        persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

•        persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

•        persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

•        persons holding our Ordinary Shares through partnerships or other pass-through entities;

•        beneficiaries of a Trust holding our Ordinary Shares; or

•        persons holding our Ordinary Shares through a trust.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes,

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the PFIC rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or any preceding taxable year, and (3) certain holding period requirements are met. Because there is not an income tax treaty between the United States and the British Virgin Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”) Consequences

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

•        at least 75% of its gross income for such taxable year is passive income; or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC. However, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

•        the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•        the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

UNDERWRITING

We expect to enter into an underwriting agreement with US Tiger Securities, Inc., the representative of the underwriters named below (the “Representative”), with respect to the Ordinary Shares in this offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters the number of Ordinary Shares as indicated below.

Underwriters	Number of Ordinary Shares
US Tiger Securities, Inc.	[•]

Total	[•]

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the underwriters’ option to purchase additional Ordinary Shares described below.

Over-Allotment Option

We have granted the underwriters an over-allotment option, exercisable for up to 45 days after the closing of this offering, permits the underwriters to purchase up to an additional 15% of the total number of Ordinary Shares sold in this offering at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Ordinary Shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of Ordinary Shares listed next to the names of all underwriters in the preceding table.

Underwriting Discounts and Expenses

We have agreed to pay the underwriters a cash fee equal to seven percent (7.0%) of the aggregate gross proceeds received by the Company in the offering.

The underwriters have advised us that they propose to offer the Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession. After this offering, the initial public offering price, concession, and reallowance to dealers may be reduced by the underwriters. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The securities are offered by the underwriter as stated herein, subject to its receipt and acceptance and subject to its right to reject any order in whole or in part.

The following table shows the public offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option. The underwriting discounts are equal to the public offering price per share less the amount per share the underwriters pay us for the shares.

	Per Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Initial public offering price	$	$	$
Underwriters’ discounts(1)	$	$	$
Proceeds to our company before expenses	$	$	$

____________

(1)      Represents an underwriting discount equal to 7% per share. The fees do not include the Representative’s Warrants or expense reimbursement provisions described below.

We have agreed to reimburse the Representative up to a maximum of $200,000 for our-of-pocket accountable expenses. Any expense deposits will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have also agreed to pay the Representative a non-accountable expense allowance equal to 1% of the gross proceeds raised in this offering.

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $312,500, including a maximum aggregate reimbursement of $200,000 of Representative’s accountable expenses and a non-accountable expense allowance equal to 1% of the gross proceeds raised in this offering.

Representative’s Warrants

We have also agreed to issue to the Representative or its designees warrants to purchase a number of Ordinary Shares equal to 4% of the total number of Ordinary Shares sold in this offering, including any shares issued upon exercise of the underwriters’ over-allotment option.

The Representative’s Warrants will have an exercise price per share equal to 120% of the public offering price per share in this offering and may be exercised on a cashless basis. The Representative’s Warrants are exercisable commencing six months following the date of commencement of sales of the public offering, and will be exercisable until such warrants expire three years after the date of commencement of sales of the public offering. The Representative’s Warrants and the Ordinary Shares underlying the warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Representative and its affiliates or employees (or permitted assignees under FINRA Rule 5110(e)(1)) may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the Ordinary Shares underlying the Representative’s Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares for a period of 180 days following the date of commencement of sales of the public offering except as permitted by FINRA Rule 5110(e)(2), except that (i) they may be transferred, in whole or in part, to any member participating in the offering and its officers or partners, its registered persons or affiliates, if all transferred securities remain subject to the lock-up restriction for the remainder of the 180-day lock-up period pursuant to FINRA Rule 5110(e)(2)(B)(i), (ii) they may be exercised or converted, in whole or in part, if all securities received remain subject to the lock-up restriction for the for the remainder of the 180-day lock-up period, (iii) they may be transferred back to the issuer in a transaction exempt from registration with the SEC, or other exceptions as provided under FIRNA Rule 5110(e)(2). In the event the underlying shares are not subject to an effective registration statement, the Representative shall have a one-time right to demand registration of the underlying shares at our expense, an additional right to demand registration of the underlying shares at the Representative’s expense, and unlimited “piggyback” registration rights with respect to the underlying shares. The demand registration rights will not be greater than five years from the commencement of sales of the offering, in compliance with FINRA Rule 5110(G)(8)(C). The Representative’s Warrants will provide for adjustment in the number and price of such warrants and the shares underlying such warrants in the event of recapitalization, merger, or other structural transaction to prevent mechanical dilution. The piggyback registration right provided will not be greater than seven years from the date of commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(D). We agreed to maintain an effective registration statement on Form F-1 (or Form F-3, if we are eligible to use such form) until such date that is the earlier of the date when all of the ordinary shares underlying the Representative’s Warrants have been publicly sold by holder of such warrants or such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such ordinary shares underlying the Representative’s Warrants without registration.

Listing

We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “FGL.” The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Lock-Up Agreements

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership of our capital shares), directly or indirectly, any of our Ordinary Shares or any securities that are convertible into or exercisable or exchangeable for our Ordinary Shares, (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (iii) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank, without the prior written consent of the Representative for a period ending 180 days after the date of this prospectus, except issuances pursuant to the exercise of employee share options outstanding on the date hereof and certain other exceptions.

Each of our directors, officers, and shareholders owning 5% or more of our Ordinary Shares has agreed, for a period of 180 days from the date of this prospectus, subject to certain exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, or dispose of, directly or indirectly, any of our Ordinary Shares and securities that are substantially similar to our Ordinary Shares, without the prior written consent of the Representative.

The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period.

Pricing of the Offering

Prior to this offering, there has been no public market for our Ordinary Shares. In determining the initial public offering price, we and the underwriters have considered a number of factors including:

•        the information set forth in this prospectus and otherwise available to the underwriters;

•        our prospects and the history and prospects for the industry in which we compete;

•        an assessment of our management;

•        our prospects for future earnings;

•        the general condition of the securities markets at the time of this offering;

•        the recent market prices of, and demand for, publicly traded ordinary shares of generally comparable companies; and

•        other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for our Ordinary Shares, or that the Ordinary Shares will trade in the public market at or above the initial public offering price.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our Ordinary Shares. Specifically, the underwriters may sell more Ordinary Shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of Ordinary Shares available for purchase by the underwriters under option to purchase additional Ordinary Shares. The underwriters can close out a covered short sale by exercising the option to purchase additional Ordinary Shares or purchasing Ordinary Shares in the open market. In determining the source of Ordinary Shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of Ordinary Shares compared to the price available under the option to purchase additional Ordinary Shares. The underwriters may also sell Ordinary Shares in excess of the option to purchase additional Ordinary Shares, creating a naked short position. The underwriters must close out any naked short position by purchasing Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Ordinary Shares in this offering because such underwriter repurchases those Ordinary Shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Ordinary Shares on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.

Stamp Taxes

If you purchase Ordinary Shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Selling Restrictions

Other than in the United States of America, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area (each a Member State), no Ordinary Shares has been offered or will be offered pursuant to this offering to the public in that Member State prior to the publication of a prospectus in relation to our Ordinary Shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a)     to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)    by the underwriters to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior written consent of the representatives for any such offer; or

(c)     in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of our Ordinary Shares shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Member State who initially acquires any of our Ordinary Shares or to whom any offer is made will be deemed to have represented, acknowledged, and agreed with us and the representatives that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any of our Ordinary Shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Ordinary Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior written consent of the representatives has been obtained to each such proposed offer or resale.

We, the underwriters, and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments, and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our Ordinary Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for our Ordinary Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No Ordinary Shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)     to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)     in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or FSMA;

provided that no such offer of the shares shall require the us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Israel

This prospectus does not constitute a prospectus as defined under the Israeli Securities Law (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the shares is directed only at, (1) a limited number of persons in accordance with the Israeli Securities Law and (2) investors listed in the first addendum (as it may be amended from time to time, the “Addendum”), to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of 50 million New Israeli Shekels and “qualified individuals,” each as defined in the Addendum, collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

Our Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures

Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (2) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Ordinary Shares may not be circulated or distributed, nor may our Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (2) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired our Ordinary Shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where our Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired our Ordinary Shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), (the “FIEA”). The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Dubai International Financial Centre

This prospectus relates to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The Ordinary Shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Ordinary Shares should conduct their own due diligence on such shares. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

Switzerland

Our Ordinary Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to our Ordinary Shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, our company or our Ordinary Shares has/have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of our Ordinary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority and the offer of our Ordinary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of our Ordinary Shares.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the “Corporations Act”, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of our Ordinary Shares may only be made to persons, or “Exempt Investors”, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our Ordinary Shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Ordinary Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring our Ordinary Shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.

We have not engaged counsel outside of the United States to review any other country’s securities laws and therefore, notwithstanding the above, neither we nor the underwriters can assure you that the summary of the laws above are accurate as of the date of this prospectus.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and the non-accountable expense allowance. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$2,254
Nasdaq Capital Market Listing Fee	$75,000
FINRA Filing Fee	$3,088
Legal Fees and Other Expenses	$387,292
Accounting Fees and Expenses	$437,458
Printing Expenses	$20,000
Underwriter accountable expenses	$200,000
Miscellaneous Expenses	$2,980
Consultation Fee and Expenses	$1,015,249
Total Expenses	$2,143,321

These expenses will be borne by us. Underwriting discounts and the non-accountable expense allowance will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Mourant Ozannes, our counsel as to British Virgin Islands law. Legal matters as to Malaysian law will be passed upon for us by Ilham Lee. Sichenzia Ross Ference Carmel LLP is acting as counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements for the fiscal years ended December 31, 2023 and 2022, included in this prospectus have been so included in reliance on the report of JP Centurion & Partners PLT, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of JP Centurion & Partners PLT is located at No. 36G-2, Jalan Radin Anum, Bandar Baru Sri Petaling, 57000 Kuala Lumpur.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

FOUNDER GROUP LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
Founder Group Limited
No. 17, Jalan Astana 1B
Bandar Bukit Raja
41050 Klang, Selangor Darul Ehsan
Malaysia

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Founder Group Limited (the ‘Company’) as of December 31, 2022 and 2023, and the related consolidated statements of profit or loss and other comprehensive income/(loss), changes in equity, and cash flows for the years ended of December 31, 2022 and 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2023, and the results of its operations and its cash flows for the years ended December 31, 2022 and 2023, in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to those charged with governance and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way of our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosure to which they relate.

Revenue and cost recognition on the service revenue

The Company engages in the business of provision and implementation of solar photovoltaic projects. The Company recognizes service revenue and cost as performance obligations satisfied over time using stage of completion method, based on reference to the Company’s progress towards completion and based on the proportion of cost incurred to date to the estimated total costs.

The recognition of revenue and cost relating to the service revenue is therefore dependent on the Company’s estimate and judgement exercised to determine the estimated total costs. There is a risk that the actual costs are different to those estimated, resulting in percentage of completion computed not reflecting the actual progress of the project.

Therefore, revenue and cost recognition of the service revenue is identified as critical audit matter due to the judgement involved to determine the stage of completion. A change in the estimates will affect the amount of revenue and cost recognized by the Company.

Our audit procedures in this area among others to test the revenue and cost recognition included the following:

a)      Obtained an understanding of the processes and internal controls over the accuracy and timing of revenue recognized in the financial statements, including controls performed by management in estimating the total project costs, profit margin and progress of projects;

b)      Identified the performance obligations within in contractual agreements;

c)      Evaluated the assumptions applied in estimating the total project costs for each project phase by examining documentary evidence such as letters of award issued to contractors to support the budgeted gross project;

d)      Agreed samples of project costs incurred during the year to suppliers’ invoices or claims; and

e)      Recomputed the percentage of completion, the project revenue and cost recognized during the year.

Business combination under common control

Business combination under common control occur frequently, particularly in the context of reorganizations, spinoffs, and initial public offerings. The combined financial statements for the years ended of December 31, 2022 and 2023 were prepared due to business combination under common control transactions. Management applied significant judgment to determine the nature of these common control transactions.

Common control transactions are generally accounted for by the receiving entity based on the nature of the transactions. Conversely, transactions involving the transfer of a business ordinarily will result in a change in reporting entity for the receiving entity and require retrospective combination of the entities for all periods presented using the historical cost basis of the parent. Whether a transfer of net assets results in a change in reporting entity will depend on whether the nature of the net assets is more similar to a group of assets or a business.

Our audit procedures in this area among others to test the existence, completeness and accuracy of common control transactions included the following:

a)      Reviewed accounting memo in relation to address the nature and treatments of business combination;

b)      Reviewed legal arrangements for form of control or control established;

c)      Reviewed statutory records and degree of common ownership;

d)      Reviewed control or controlling financial interest in form and its substance;

e)      Reviewed events after balance sheet dates to sustenance common control transactions; and

f)      Obtained management representation on significant judgement used in business combination under common control.

Recoverability and impairment of financial assets

The Company’s trade receivables amounted to USD845,336 and USD3,409,039 as at December 31, 2022 and 2023 respectively.

We focus and assess the recoverability of the financial assets involved judgements and estimation uncertainty in analyzing historical trend of payment, indicators of expected credit losses (ECL) and customer payment terms. Auditing financial assets is an essential component of the financial audit process.

Our audit procedures in this area among others to test the valuation of financial assets included the following:

a)      Obtained debtor confirmation requests to the Company’s customers to confirm the balances of their outstanding receivables;

b)      Reviewed ageing analysis of receivables and testing the reliability thereof;

c)      Reviewed subsequent collections for major trade receivables and overdue amount;

d)      Assessed the appropriateness of the basis of default rate Management used in providing ECL; and

e)      Inquired management regarding the action plans to recover overdue amounts.

JP CENTURION & PARTNERS PLT
We have served as the Company’s auditor since 2023.
Kuala Lumpur, Malaysia
July 31, 2024

PCAOB ID: 6723

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
AS OF DECEMBER 31, 2022 AND 2023

	Note	2022	2023	2023
		RM	RM	USD
ASSETS

Non-current assets
Plant and equipment	6	411,027	1,661,549	361,875
Right-of-use assets	7	141,572	213,761	46,556
Total non-current assets		552,599	1,875,310	408,431

Current assets
Contract assets	8	18,533,104	51,242,324	11,160,258
Deferred tax asset		—	74,000	16,117
Trade receivables	9	3,730,466	15,652,603	3,409,039
Inventories	10	1,587,937	1,863,933	405,953
Other receivables and prepayment	12	1,682,946	4,358,044	949,155
Amount due from related parties	11	37,521	3,207,158	698,499
Cash and bank balances		8,231,746	5,600,147	1,219,677
Total current assets		33,803,720	81,998,209	17,858,698
Total assets		34,356,319	83,873,519	18,267,129

LIABILITIES AND EQUITY

Current liabilities
Trade payables	9	18,591,620	38,418,873	8,367,390
Contract liabilities	8	806,058	—	—
Other payables and accrued liabilities	12	220,035	1,266,140	275,759
Bank and other borrowings	13	4,381,512	23,897,880	5,204,809
Lease liabilities	7	96,435	141,816	30,886
Amount due to related parties	11	2,339,413	2,759,913	601,092
Income tax payable	17	157,293	1,714,168	373,335
Total current liabilities		26,592,366	68,198,790	14,853,271

Non-current liabilities
Lease liabilities	7	50,205	73,831	16,080
Deferred tax liabilities	18	75,315	—	—
Bank and other borrowings	13	—	811,236	176,682
Total non-current labilities		125,520	885,067	192,762
Total liabilities		26,717,886	69,083,857	15,046,033

Capital and reserves
Share capital		69,284	69,284	15,700
Reserves	14	1,707,188	1,704,989	386,375
Retained earnings		5,861,961	13,009,029	2,909,598
Other comprehensive income/(loss)		—	6,360	(90,577)
Total equity		7,638,433	14,789,662	3,221,096
Total liabilities and equity		34,356,319	83,873,519	18,267,129

The accompanying notes are an integral part of these consolidated financial statements.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2023

	Note	2022	2023	2023
		RM	RM	USD
Revenue from contract services		28,710,605	103,383,701	22,516,325
Revenue from sales of goods		26,336,916	39,900,091	8,689,990
Revenue from contract services – related parties		8,460,447	4,770,181	1,038,916
Revenue from sales of goods – related parties		1,498	—	—
Total Revenue	15	63,509,466	148,053,973	32,245,231

Cost of sales from contract services		(24,420,001)	(87,642,348)	(19,087,956)
Cost of sales from sales of goods		(23,358,881)	(38,637,579)	(8,415,023)
Cost of sales for contract services – related parties		(7,045,392)	(3,921,036)	(853,977)
Cost of sales from sales of goods – related parties		(826)	(63)	(14)
Total Cost of sales	16	(54,825,100)	(130,201,026)	(28,356,970)
Gross income		8,684,366	17,852,947	3,888,261

Selling and administrative		(3,244,159)	(6,860,856)	(1,494,253)
Selling and administrative to related parties		(173,792)	(102,109)	(22,239)
Income from operation before income tax		5,266,415	10,889,982	2,371,769

Other income		182,808	47,110	10,260
Other income from related parties		71,352	93,310	20,323
Finance cost		(146,803)	(918,923)	(200,136)
Finance cost – related party		(182,533)	(318,332)	(69,331)
Profit before income tax		5,191,239	9,793,147	2,132,885
Income tax expense	18	(1,247,733)	(2,646,079)	(576,299)
Net profit for the year		3,943,506	7,147,068	1,556,586

Other comprehensive income/(loss)		—	6,360	(65,905)

Total comprehensive income for the year		3,943,506	7,153,428	1,490,681

Profit attributable to:
Equity owners of the Company		3,943,506	7,153,428	1,490,681
Non-controlling interests		—	—	—
Total		3,943,506	7,153,428	1,490,681

Basic and Diluted Net Income per Share		0.25	0.46	0.09
Weighted Average Number of Common Shares Outstanding – Basic and Diluted		15,700,000	15,700,000	15,700,000

The accompanying notes are an integral part of these consolidated financial statements.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2022 and 2023

	Note	Number of outstanding shares	Share capital	Reserves	Retained earnings	Other comprehensive income	Total Shareholders’ equity
			RM	RM	RM	RM	RM
Balance at December 31, 2021		15,700,000	69,284	1,704,989	1,918,455	—	3,692,728
Foreign exchange reserve		—	—	2,199	—		2,199
Net profit for the year		—	—	—	3,943,506	—	3,943,506
Balance at December 31, 2022		15,700,000	69,284	1,707,188	5,861,961	—	7,638,433
Other comprehensive income		—	—	—	—	6,360	6,360
Foreign exchange reserve		—	—	(2,199)	—	—	(2,199)
Net profit for the year		—	—	—	7,147,068	—	7,147,068
Balance at December 31, 2023		15,700,000	69,284	1,704,989	13,009,029	6,360	14,789,662
	Share capital	Reserves	Retained earnings	Other comprehensive loss	Total Shareholders’ equity
	USD	USD	USD	USD	USD
Balance at December 31, 2021	15,700	386,356	434,728	—	836,784
Balance at December 31, 2022	15,700	386,854	1,353,011	(24,672)	1,730,893
Balance at December 31, 2023	15,700	386,375	2,909,598	(90,577)	3,221,096

The accompanying notes are an integral part of these consolidated financial statements.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2023

	2022	2023	2023
	RM	RM	USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit for the year	3,943,506	7,147,068	1,556,586

Adjustments to reconcile net profit to net cash used in operating activities:
Extinguishment of right-of-use asset and lease liabilities	—	(4,691)	(1,022)
Impairment	—	(296,776)	(64,636)
Depreciation and amortization	415,639	323,183	70,388
Equipment written off	—	—	—
Imputed interest of lease liability	10,633	9,066	1,975
Finance cost	318,703	1,198,350	260,993
Provision for expected credit loss	27,549	(27,549)	(6,000)
Unrealized foreign losses/(gains) losses	(123,733)	(40,419)	(8,803)

Changes in operating assets and liabilities:
Trade receivables	(3,342,902)	(11,597,811)	(2,525,931)
Contract assets	(15,543,055)	(32,709,220)	(7,123,864)
Contract liabilities	600,058	(806,058)	(175,554)
Other receivables and prepayment	(1,547,919)	(2,675,099)	(582,620)
Inventories	(963,151)	(275,996)	(60,110)
Other payables and accrued liabilities	200,967	1,042,566	227,064
Trade payables	13,428,639	19,855,795	4,324,468
Deferred tax asset	—	(74,000)	(16,117)
Deferred tax liability	—	(75,315)	(16,403)
Income tax payable	47,733	1,556,876	339,078
Net cash provided by/(used in) operating activities	(2,527,333)	(17,450,030)	(3,800,508)

Investing activities
Purchase of plant and equipment	(161,867)	(1,455,262)	(316,947)
Net cash used in investing activities	(161,867)	(1,455,262)	(316,947)

Financing activities
Interest paid	(318,703)	—	—
Repayment of lease liabilities	(102,000)	(126,000)	(27,442)
Amount due from related parties	5,563,408	(2,749,139)	(598,745)
Proceeds from/ (repayment to) bank facility	4,381,512	19,129,254	4,166,232
Net cash (used in)/provided by financing activities	9,524,217	16,254,115	3,540,045
Effect of exchange rate changes	106,930	19,578	4,264
Net increase in cash and cash equivalents	6,941,947	(2,631,599)	(573,146)
Cash and bank balances at beginning of year	1,289,799	8,231,746	1,792,823
Cash and bank balances at end of year	8,231,746	5,600,147	1,219,677

The accompanying notes are an integral part of these consolidated financial statements.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1       ORGANIZATION AND PRINCIPAL ACTIVITIES

Founder Group Limited (the “Company”) was incorporated in the British Virgin Islands on May 18, 2023 with registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands while principal place of business of the Company at No. 17, Jalan Astana 1B, Bandar Bukit Raja 41050 Klang, Selangor, Malaysia.

The group structure which represents the operating subsidiaries and dormant companies as of the reporting date is as follow:

Details of the Company and its subsidiaries (collectively, the “Group”) are shown in the table below:

	Percentage of effective ownership
	December 31,
Name	Date of incorporation	2023	2022	Place of incorporation	Principal activities
		%	%
Founder Group Limited	May 18, 2023	—	—	British Virgin Islands	Holding company
Founder Energy Sdn. Bhd.	April 13, 2021	100	100	Malaysia	Business of renewable energy activities and related business and activities of holding companies
Founder Energy (Singapore) Pte Ltd	May 27, 2022	100	100	Singapore	Dormant
Founder Assets Sdn. Bhd.	September 21, 2022	100	100	Malaysia	Business in the investment of renewable energy project.

The Company provides engineering, procurement, construction and commissioning (“EPCC”) services for solar photovoltaic (“PV”) facilities in Malaysia primarily through Founder Energy Sdn. Bhd.

On April 13, 2021, Mr. Lee Seng Chi incorporate Founder Energy Sdn. Bhd. with 100% equity interest.

On August 25, 2021, Reservoir Energy Link Berhad acquired 51% equity interest in Founder Energy Sdn. Bhd. from Mr. Lee Seng Chi.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1       ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

On May 27, 2022, the Company incorporate Founder Energy (Singapore) Pte Ltd with domicile in Singapore for future business expansion purpose in Singapore.

On September 21, 2022, the Company incorporate Founder Assets Sdn. Bhd. with domicile in Malaysia to carry out business in the investment of renewable energy project.

On May 18, 2023, Reservoir Energy Link Berhad and Mr. Lee Seng Chi incorporate Founder Group Limited with 51% and 49% equity interest, respectively.

On June 14, 2023, Founder Group Limited acquire 100% equity interest of Founder Energy Sdn. Bhd. from Reservoir Energy Link Berhad and Mr. Lee Seng Chi.

2       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PREPARATION

The audited consolidated financial statements have been prepared in accordance with the historical cost basis, except as disclosed in the accounting policies below, and are drawn up in accordance with the provisions of the International Financial Reporting Standards (“IFRSs”) as issued by the International Accounting Standards Board (“IASB”).

Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

ADOPTION OF NEW AND REVISED STANDARDS

At the date of authorization of those financial statements, our Company has not adopted the new and revised International Financial Reporting Standards (“IFRS”) and amendments to IFRS that have been issued but are not yet effective to them. We do not anticipate that the adoption of these new and revised IFRS(I) pronouncements in future periods will have a material impact on our financial statements in the period of their initial adoption.

NEW AND REVISED IFRS IN ISSUE BUT NOT YET EFFECTIVE

The Group has not applied in advance the following accounting standards and/or interpretations (including the consequential amendments, if any) that have been issued by the International Accounting Standards Board (IASB) but are not yet effective for the current financial period:

IFRSs and/or IC Interpretations (Including The Consequential Amendments)	Effective Date
Amendment to IAS 21 Lack of Exchangeability	1 January 2025
Amendment to IAS 1 Non-current Liabilities with Covenants	1 January 2024
Amendments to IAS 7 and IFRS 7 Supplier Finance Arrangements	1 January 2024
Amendment to IFRS 16 Lease Liability in a Sale and Leaseback	1 January 2024
Amendments to IFRS 10 and IFRS 28: Sale or Contribution of Assets between an Investor and its Associate or Joint Venture	Deferred
Amendments to IFRS 17 Insurance Contracts	1 January 2023
Amendment to IAS 1 Classification of Liabilities as Current or Non-current	1 January 2023
Amendments to IAS 1 Disclosure of Accounting Policies	1 January 2023
Amendments to IAS 8 Definition of Accounting Estimates	1 January 2023
Amendments to IAS 12 Deferred Tax related to Assets and Liabilities arising from a Single Transaction	1 January 2023

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

RECENTLY ADOPTED IFRS

The Group has adopted the following accounting standards and/or interpretations (including the consequential amendments, if any) that have been issued by the International Accounting Standards Board (IASB) for the current financial period:

IFRSs and/or IC Interpretations (Including The Consequential Amendments)	Effective Date
Amendments to IFRS 3 Reference to the Conceptual Framework	1 January 2022
Amendments to IAS 16 Property, Plant and Equipment – Proceeds before Intended Use	1 January 2022
Amendments to IAS 37 Onerous Contracts – Cost of Fulfilling a Contract	1 January 2022
Amendments to IFRSs Annual improvements to IFRS Standards 2018-2020	1 January 2022

BASIS OF CONSOLIDATION

The acquisition of entities, businesses or assets under common control are accounted for in accordance with merger accounting.

The combined financial statements incorporate the financial statements of the combined entities or businesses in which the common control combination occurs as if they had been combined from the date when the combining entities or businesses first came under the control of the controlling party.

The combined financial statements have prepared using uniform accounting policies for like transactions and other events in similar circumstances.

All intra-group balances, transactions, income and expenses are eliminated in full on combination and the combined financial statements reflect external transactions only.

The net assets of the combined entities or businesses are combined using the existing carrying amounts from the controlling party’s perspective. No amount is recognized in respect of goodwill or excess of the acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over the acquisition cost at the time of common control combination. All differences between the cost of acquisition (fair value of consideration paid) and the amounts at which the assets and liabilities are recorded, arising from common control combination, have been recognized directly in equity as part of the capital reserve.

The combined statements of profit or loss and other comprehensive income include the results of each of the combining entities or businesses from the earliest date presented or since the date when the combined entities or businesses first came under the common control, where this is a shorter period, regardless of the date of the common control combination.

CONVENIENCE TRANSLATION

Translations of amounts in the audited consolidated statement of financial position, audited consolidated statements of profit or loss and other comprehensive income and audited consolidated statement of cash flows from RM into USD as of and for the year ended December 31, 2023 are solely for the convenience of the reader. Unless otherwise noted, all translations from RM into USD for the fiscal year ended December 31, 2023 were calculated at the noon buying rate of USD1 = RM4.5915, as published by Bank Negara Malaysia, or an average rate of USD1 = RM4.5653.

FINANCIAL ASSETS

Classification and measurement

The Group classifies its financial assets at fair value through other comprehensive income, fair value through profit and loss and amortized cost.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The classification depends on the Group’s business model for managing the financial assets as well as the contractual terms of the cash flows of the financial assets.

1.      Financial assets at FVTPL are initially recorded at fair value and transaction costs are expensed in the statements of income and comprehensive income. Realized and unrealized gains and income arising from changes in the fair value of the financial asset held at FVTPL are included in the statements of income and comprehensive income in the period in which they arise. The Company has classified cash as FVTPL.

2.      Financial assets at FVTOCI are initially recognized at fair value plus transaction costs. Subsequently they are measured at fair value, with gains and losses arising from changes in fair value recognized in other comprehensive income. There is no subsequent reclassification of fair value gains and losses to profit or loss following the derecognition of the investment. There are no financial assets classified as FVTOCI.

3.      Financial assets at amortized cost are initially recognized at fair value, net of transaction costs, and subsequently carried at amortized cost less any impairment. They are classified as current assets or non- current assets based on their maturity date. The Company has classified trade receivables, contract assets, other receivables and amounts due from related parties at amortized cost.

Impairment

The Company assesses at end of each reporting period whether there is objective evidence that a financial asset or group of financial assets is impaired.

The Company recognizes expected credit losses (“ECL”) for accounts receivable based on the simplified approach. The simplified approach to the recognition of expected losses does not require the Company to track the changes in credit risk; rather, the Company recognizes a loss allowance based on lifetime expected credit losses at each reporting date from the date of the account receivable.

The Company measures expected credit loss by considering the risk of default over the contract period and incorporates forward-looking information into its measurement. ECLs are a probability-weighted estimate of credit losses.

ECLs are measured as the difference in the present value of the contractual cash flows that are due to the Company under the contract, and the cash flows that the Company expects to receive. The Company assesses all information available, including past due status, and forward looking macro- economic factors in the measurement of the ECLs associated with its assets carried at amortized cost.

The maximum period considered when estimating ECLs is the maximum contractual period over which the Company is exposed to credit risk.

FINANCIAL LIABILITIES

Financial liabilities are classified as either financial liabilities at FVTPL or at amortized cost. The Company determines the classification of its financial liabilities at initial recognition.

Financial liabilities are classified as measured at amortized cost, net of transaction costs unless classified as FVTPL. The Company’s trade payables, other payables and accrued liabilities, amounts due to related parties, lease liabilities and bank loans are classified as measured at amortized cost.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

PLANT AND EQUIPMENT

Plant and equipment is recognized and subsequently measured at cost less accumulated depreciation and any accumulated impairment losses, if any. When components of property and equipment have different useful lives they are accounted for separately. Depreciation is provided at rates which are calculated to write off the assets over their estimated useful lives as follows:

Computer and Software	5 years straight line
Motor Vehicles	5 years straight line
Office Equipment	5 years straight line
Equipment and Tools	5 years straight line
Signboard	4 years straight line
Solar Asset Plant	4 years straight line
Office Renovation	4 years straight line
Mould	5 years straight line
Plant and Machinery	5 years straight line
Forklift	5 years straight line
Right-Of-Use Assets	Over term of lease

Plant or equipment is derecognised upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising from derecognition of the asset, being the difference between the net disposal proceeds and the carrying amount, is recognised in profit or loss. The revaluation reserve included in equity is transferred directly to retained profits on retirement or disposal of the asset.

INVENTORIES

Inventories are stated at the lower of cost and net realizable value. Cost is determined based on weighted average method and comprises the purchase price and incidentals incurred in bringing the inventories to their present location and condition.

Net realizable value represents the estimated selling price less the estimated costs of completion and the estimated costs necessary to make the sale.

IMPAIRMENT OF NON-FINANCIAL ASSETS

Impairment of assets are reviewed at the end of each reporting period for impairment when there is an indication that the assets might be impaired. Impairment is measured by comparing the carrying values of the assets with their recoverable amounts. When the carrying amount of an asset exceeds its recoverable amount, the asset is written down to its recoverable amount and an impairment loss shall be recognized. The recoverable amount of an asset is the higher of the asset’s fair value less costs to sell and its value in use, which is measured by reference to discounted future cash flows using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. An impairment loss is recognised in profit or loss.

When there is a change in the estimates used to determine the recoverable amount, a subsequent increase in the recoverable amount of an asset is treated as a reversal of the previous impairment loss and is recognized to the extent of the carrying amount of the asset that would have been determined (net of amortization and depreciation) had no impairment loss been recognized. The reversal is recognized in profit or loss immediately.

CONTRACT ASSETS AND LIABILITIES

Contract assets includes unbilled amounts resulting from performance obligation satisfied measured under input method. Contract assets are subsequently transferred to trade receivable upon satisfaction of billing milestone base on contract and entitlement to pay becomes unconditional.

Contract liabilities include advance payments from customers that performance obligation yet to satisfied.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

LEASES

The Group assesses whether a contract is or contains a lease, at inception of the contract. The Group recognizes a right-of-use asset and corresponding lease liability with respect to all lease arrangements in which it is the lessee, except for low-value assets and short-term leases with 12 months or less. For these leases, the Group recognizes the lease payments as an operating expense on a straight-line method over the term of the lease unless another systematic basis is more representative of the time pattern in which economic benefits from the leased assets are consumed.

The Group recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use assets and the associated lease liabilities are presented as a separate line item in the statements of financial position.

The right-of-use asset is initially measured at cost. Cost includes the initial amount of the corresponding lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred, less any incentives received.

The right-of-use asset is subsequently measured at cost less accumulated depreciation and any impairment losses, and adjustment for any remeasurement of the lease liability. The depreciation starts from the commencement date of the lease. If the lease transfers ownership of the underlying asset to the Group or the cost of the right-of-use asset reflects that the Group expects to exercise a purchase option, the related right-of-use asset is depreciated over the useful life of the underlying asset. Otherwise, the Group depreciates the right-of-use asset to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The estimated useful lives of the right-of-use assets are determined on the same basis as those property, plant and equipment.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by using the rate implicit in the lease. If this rate cannot be readily determined, the Group uses its incremental borrowing rate.

The lease liability is subsequently measured at amortised cost using the effective interest method. It is remeasured when there is a change in the future lease payments (other than lease modification that is not accounted for as a separate lease) with the corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recognized in profit or loss if the carrying amount has been reduced to zero.

PROVISIONS

Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of past events, when it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and when a reliable estimate of the amount can be made. Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. Where the effect of the time value of money is material, the provision is the present value of the estimated expenditure required to settle the obligation. The discount rate shall be a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognised as interest expense in profit or loss.

REVENUE RECOGNITION

Rendering of Services

Revenue from providing product and services related to renewable energy services industry is recognised over time in the year in which the services are rendered using input method, determined based on the proportion of costs incurred for work performed to date over the estimated total costs. Transaction price is computed based on the price specified in the contract and adjusted for any variable consideration such as incentives and penalties.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

A receivable is recognised when the services are rendered as this is the point in time that the consideration is unconditional because only the passage of time is required before the payment is due. If the services rendered exceed the payment received, a contract asset is recognised. If the payments exceed the services rendered, a contract liability is recognised.

Sale of Goods

Revenue is recognised at a point in time when the goods have been delivered to the customer and upon its acceptance, and it is probable that the Group will collect the considerations to which it would be entitled to in exchange for the goods sold.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents comprise cash in hand, bank balances, demand deposits, and short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value with original maturity periods of three months or less. For the purpose of the statement of cash flows, cash and cash equivalents are presented net of bank overdrafts.

SHARE CAPITAL

Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of new ordinary shares are deducted against the share capital account.

INCOME TAX

Current tax assets and liabilities are the expected amount of income tax recoverable or payable to the taxation authorities, measured using tax rates and tax laws that have been enacted or substantively enacted at the end of the reporting period and are recognised in profit or loss except to the extent that the tax relates to items recognised outside profit or loss (either in other comprehensive income or directly in equity).

Deferred taxes are recognised using the liability method for temporary differences other than those that arise from the initial recognition of an asset or liability in a transaction which is not a business combination and at the time of the transaction, affects neither accounting profit nor taxable profit.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period when the asset is realized or the liability is settled, based on the period.

Deferred tax assets are recognized for all deductible temporary differences, unused tax losses and unused tax credits to the extent that it is probable that future taxable profits will be available against which the deductible temporary differences, unused tax losses and unused tax credits can be utilised. The carrying amounts of deferred tax assets are reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that the related tax benefits will be realized.

Current and deferred tax items are recognized in correlation to the underlying transactions either in profit or loss, other comprehensive income or directly in equity.

Current tax assets and liabilities or deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when the deferred taxes relate to the same taxable entity (or on different tax entities but they intend to settle current tax assets and liabilities on a net basis) and the same taxation authority.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

FOREIGN CURRENCY TRANSACTIONS

The functional currency used by the Company is the Malaysia Ringgit. Consequently, operations in currencies other than the Malaysia Ringgit are considered to be denominated in foreign currency and are recorded at the exchange rates in force on the dates of the operations.

At year-end, monetary assets and liabilities denominated in foreign currency are converted by applying the exchange rate on the balance sheet date. The profits or losses revealed are charged directly to the profit and loss account for the year in which they occur. Non-monetary items in foreign currency measured in terms of historical cost are converted at the exchange rate on the date of the transaction.

The exchange differences of the monetary items that arise both when liquidating them and when converting them at the closing exchange rate, are recognized in the results of the year, except those that are part of the investment of a business abroad, which are recognized directly in equity net of taxes until the time of its disposal.

EARNINGS PER SHARE

Basic income per share is calculated by dividing the income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding in the period. For all periods presented, the income attributable to ordinary shareholders equals the reported income attributable to owners of the Company.

Diluted income per share is calculated by the treasury stock method. Under the treasury stock method, the weighted average number of ordinary shares outstanding for the calculation of diluted income per share assumes that the proceeds to be received on the exercise of dilutive share options and warrants are used to repurchase ordinary shares at the average market price during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding, as of December 31, 2023, and 2022.

3       CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY

Management believes that there are no key assumptions made concerning the future, and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of the assets and liabilities within the next financial year other than as disclosed below:-

Impairment of Trade Receivables and Contract Assets

The Group uses the simplified approach to estimate a lifetime expected credit loss allowance for all trade receivables and contract assets. The contract assets are grouped with trade receivables for impairment assessment because they have substantially the same risk characteristics as the trade receivables for the same types of contracts. The Group develops the expected loss rates based on the payment profiles of past sales and the corresponding historical credit losses, and adjusts for qualitative and quantitative reasonable and supportable forward-looking information. If the expectation is different from the estimation, such difference will impact the carrying value of trade receivables and contract assets.

Contract Revenue Recognition

Revenue from providing product and services related to renewable energy services industry is recognised over time measure via input method, determined based on the proportion of costs incurred for work performed to date over the estimated total costs. Transaction price is computed based on the price specified in the contract and adjusted for any variable consideration such as incentives and penalties.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3       CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY (cont.)

Acquisitions of assets and businesses accounted under common control

The acquisition of entities, businesses or assets under common control are accounted for in accordance with merger accounting.

The combined financial statements incorporate the financial statements of the combining entities or businesses in which the common control combination occurs as if they had been combined from the date when the combining entities or businesses first came under the control of the controlling party.

The combined financial statements have prepared using uniform accounting policies for like transactions and other events in similar circumstances.

All intra-group balances, transactions, income and expenses are eliminated in full on combination and the combined financial statements reflect external transactions only.

The net assets of the combining entities or businesses are combined using the existing carrying amounts from the controlling party’s perspective. No amount is recognised in respect of goodwill or excess of the acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over the acquisition cost at the time of common control combination. All differences between the cost of acquisition (fair value of consideration paid) and the amounts at which the assets and liabilities are recorded, arising from common control combination, have been recognised directly in equity as part of the capital reserve.

The combined statements of profit or loss and other comprehensive income include the results of each of the combining entities or businesses from the earliest date presented or since the date when the combining entities or businesses first came under the common control, where this is a shorter period, regardless of the date of the common control combination.

4       ACQUISITION OF FOUNDER ENERGY SDN. BHD. AT DISCOUNT UNDER COMMON CONTROL

On June 14, 2023, Founder Group Limited acquired 100% equity interests of Founder Energy Sdn. Bhd. from Reservoir Energy Link Berhad and Mr. Lee Seng Chi under common control. The Company accounted the transaction as following:

	RM	Convenience Translation USD
Obligation assumed by the Company	4	1
Book value of Share Capital of Founder Energy Sdn. Bhd.	(1,300,000)	(294,583)
Bargain purchase accounted as merger reserve in equity	1,299,996	294,582

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5      ACQUISITION OF ASSETS AND BUSINESS FROM SOLAR BINA ENGINEERING SDN. BHD. AT DISCOUNT UNDER COMMON CONTROL

On July 31, 2021, Founder Energy Sdn. Bhd. entered into a Business and Asset Transfer Agreement with Solar Bina Engineering Sdn. Bhd., a common control entity owned and controlled by Mr. Lee Seng Chi, acquiring a variety of fixed assets and inventory at the net asset value as define in aforementioned agreement.

In addition to assets, Founder Energy Sdn. Bhd. acquired renewable energy, mounting structure system, building structural design and installation, solar system installation services and project management business from Solar Bina Engineering Sdn. Bhd.

The net asset value of transferred inventory and other assets by Solar Bina Engineering Sdn Bhd. as of January 1, 2021 amounted to RM1,375,507, whereas the net asset value of inventory and other assets as of July 31, 2021 amounted to RM1,020,236, which is also the amount of consideration stipulated in said agreement. As such, the Company accounted for the bargain purchase, as other reserve in equity amounting to RM355,271.

Business transferred from Solar Bina Engineering Sdn Bhd., resulted in a loss of RM49,722, which Founder Energy Sdn Bhd. acquired without consideration. As such, the Company accounted for the bargain purchase, as other reserve in equity amounting to RM49,722.

The consideration, amounting to RM1,020,236, was made in cash, with payment being completed by Founder Energy Sdn. Bhd. to Solar Bina Engineering Sdn. Bhd. in the year 2021.

The Company account the acquisition of assets and business under common control similarly to business combination under common control, measured at book value of transferring entity tabled as following:

	RM	Convenience Translation USD
Acquisition of assets from Solar Bina Engineering Sdn. Bhd.
Computer and Software	44,171	10,009
Motor Vehicle	14,746	3,342
Office Equipment	30,800	6,979
Mould	8,502	1,927
Plant and Machinery	691,187	156,625
Forklift	45,800	10,378
Inventory	540,301	122,434
Total fixed assets acquired from Solar Bina Engineering Sdn. Bhd.	1,375,507	311,694
Consideration transferred by Founder Energy Sdn. Bhd.	(1,020,236)	(231,189)
Bargain purchase accounted as other reserve in equity	355,271	80,505

Acquisition of business from Solar Bina Engineering Sdn. Bhd.
Sales	20,268	4,593
Staff Costs	(69,990)	(15,860)
Net loss absorbed by Solar Bina Engineering Sdn. Bhd. accounted as other reserve in equity	(49,722)	(11,267)

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6       PLANT AND EQUIPMENT

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	Convenience Translation USD
Plant and equipment, at cost
Computer and Software	148,264	223,714	48,724
Motor Vehicle	79,747	79,747	17,368
Office Equipment	35,388	39,318	8,563
Equipment and Tools	33,389	33,389	7,272
Signboard	7,180	7,180	1,564
Office Renovation	—	41,500	9,038
Solar Asset Plant	—	1,320,000	287,488
Plant and Machinery	691,187	705,569	153,668
Forklift	45,800	45,800	9,975
Total plant and equipment	1,040,955	2,496,216	543,660
Less: Accumulated depreciation	(629,928)	(834,667)	(181,785)
Less: Equipment written off	—	—	—
Total property, plant and equipment, net	411,027	1,661,549	361,875

Depreciation expenses, class under cost of sale	274,499	20,952	4,563
Depreciation expenses, class separately from cost of sale	46,758	183,787	40,028
Total depreciation expenses	321,257	204,739	44,591

Investment in plant and equipment:
Computer and Software	51,710	75,450	16,433
Motor Vehicles	65,000	—	—
Office Equipment	4,588	3,930	856
Equipment and Tools	33,389	—	—
Signboard	7,180	—	—
Office Renovation	—	41,500	9,038
Solar Asset Plant	—	1,320,000	287,488
Plant and Machinery	—	14,382	3,132
Forklift	—	—	—
Total	161,867	1,455,262	316,947

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7       RIGHT-OF-USE ASSETS

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	Convenience Translation USD
Right-Of-Use Assets
Balance brought forward	235,954	141,572	30,833
Less: Amortization for the period Jan 2023 to June 2023	—	(47,191)	(10,278)
Balance of right-of-use asset as of June 2023	—	94,381	20,555
Termination of right-of-use asset		(94,381)	(20,555)
Add: New lease recognized	—	285,014	62,074
Less: Amortization	(94,382)	(71,253)	(15,518)
Balance carried forward	141,572	213,761	46,556

Lease Liability
Balance brought forward	238,007	146,640	31,937
Add: Imputed interest	—	3,433	748
Less: Principal repayment	—	(51,000)	(11,107)
Balance of lease liability as of June 2023	—	99,073	21,578
Termination of lease liability		(99,073)	(21,578)
Add: New lease recognized		285,014	62,074
Add: Imputed interest	10,633	5,633	1,227
Less: Principal repayment	(102,000)	(75,000)	(16,335)
Balance carried forward	146,640	215,647	46,966

Lease liability current portion	96,435	141,699	30,861
Lease liability non-current portion	50,205	73,948	16,105
Maturities of Lease
Year ending December 31, 2024	141,816	30,886
Year ending December 31, 2025	73,831	16,080
Total	215,647	46,966

On June 1, 2023, Founder Energy Sdn. Bhd. renewed its Tenancy Agreement with Mr. Lee Seng Chi pertaining to the rental of our principal office for another year with option to renew for additional year with monthly rental amounted RM12,500 (2022: RM8,500) payable in advance.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8       CONTRACT ASSETS AND CONTRACT LIABILITIES

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	Convenience Translation USD
Contract Assets
Contract cost	31,190,894	94,707,267	20,626,651
Contract margin	5,980,158	15,341,829	3,341,354
Contract revenue recognized	37,171,052	110,049,096	23,968,005
Add: Balance brought forward	3,101,931	18,644,986	4,060,761
Less: Bill to trade receivables	(21,627,997)	(78,410,763)	(17,077,374)
Contract assets carried forward	18,644,986	50,283,319	10,951,392
Contract cost assets	—	959,005	208,866
Less: Provision for liquidate ascertain damage	(111,882)	—	—
Balance carried forward	18,533,104	51,242,324	11,160,258

Increase in contract assets	15,543,055	32,709,220	7,123,864

Contract Liabilities
Balance brought forward	200,000	806,058	175,554
Add: Deposits and prepayment from customer	600,058	(800,058)	(174,248)
Adjustment for unrealized foreign exchange movement	6,000	12,070	2,629
Adjustment to other payables	—	(18,070)	(3,935)
Balance carries forward	806,058	—	—

Increase/(decrease) in contract liabilities	606,058	(806,058)	(175,554)

Significant increase in contract assets for the year ended December 31, 2023 primarily due to an increase in unbilled revenue related to the satisfaction of performance obligation in excess of amounts billed to customers.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9       TRADE RECEIVABLES AND TRADE PAYABLES

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	Convenience Translation USD
Trade receivables	2,754,866	12,156,133	2,647,530
Accrued revenue	12,383	47,499	10,345
Project retention receivables	990,766	3,364,316	732,727
Accrued liquidated ascertained damages to Sub-contractor	—	408,980	89,073
Less: Provision for impairment loss	—	(296,776)	(64,636)
Less: Provision for expected credit loss	(27,549)	(27,549)	(6000)
Total trade receivables	3,730,466	15,652,603	3,409,039

Increase in total trade receivables	3,315,353	11,922,137	2,596,567
Increase in provision for expected credit loss	(27,549)	—	—
	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	Convenience Translation USD
Trade payables	18,356,242	37,268,115	8,116,762
Project retention payable	235,378	1,150,758	250,628
Total trade payables	18,591,620	38,418,873	8,367,390

Increase in total trade payables	13,403,637	19,827,253	4,318,251

10     INVENTORIES

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	Convenience Translation USD
Inventories	1,587,937	1,863,933	405,953

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11     AMOUNT DUE FROM/(TO) RELATED PARTIES

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	Convenience Translation USD
Amount due from Solar Bina Engineering Sdn. Bhd.	—	1,119,848	243,896
Amount due from RL Sunseap Energy Sdn. Bhd.	—	256,256	55,811
Amount due from Reservoir Link Energy Bhd.	37,521	1,831,054	398,792
Amount due from related parties	37,521	3,207,158	698,499

Amount due to Reservoir Link Energy Bhd.	2,186,902	2,474,525	538,936
Amount due to Reservoir Link Sdn. Bhd.	152,507	285,388	62,156
Amount due to Shareholders, pertaining to acquisition of Founder Energy Sdn. Bhd.	4	—	—
Amount due to related parties	2,339,413	2,759,913	601,092

Rental payment to Mr. Lee Seng Chi	102,000	126,000	28,552

Revenue from Solar Bina Engineering Sdn. Bhd.	4,409,991	1,697,072	369,612
Revenue from Reservoir Link Energy Bhd.	—	1,040,060	226,519
Revenue from RL Sunseap Energy Sdn. Bhd.	4,050,456	2,033,049	442,785
Total revenue from related parties	8,460,447	4,770,181	1,038,916

Expenses charged to Solar Bina Engineering Sdn. Bhd.	—	—	—
Expenses charged to by Reservoir Link Energy Bhd.	71,352	93,610	20,388
Expenses charged to related parties	71,352	93,610	20,388

Expenses charged by Reservoir Link Energy Berhad	98,757	102,109	22,239
Expenses charged by Reservoir Link Sdn. Bhd.	75,035	—	—
Expenses charged by related parties	173,792	102,109	22,239

Finance cost charged by Reservoir Link Energy Bhd.	105,060	185,515	40,404
Finance cost charged by Reservoir Link Sdn. Bhd.	77,473	132,880	28,940
Finance cost charged by related parties	182,533	318,395	69,344

Advances from Reservoir Link Energy Bhd.	2,000,000	—	—

Purchases from Solar Bina Engineering Sdn. Bhd.	826	—	—

Both amount due to and from related parties on an on-demand basis without interest rate.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12     OTHER RECEIVABLES AND OTHER PAYABLES AND ACCRUED LIABILITIES

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	Convenience Translation USD
Other Receivables
Project deposits	406,530	252,490	54,991
Prepayment to supplier	1,154,464	1,843,652	401,535
Other receivables	69,284	813,020	177,071
Other deposits	52,668	1,448,882	315,558
	1,682,946	4,358,044	949,155
	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	Convenience Translation USD
Other Payables
Accrued staff cost	131,853	349,035	76,017
Other payables	51,504	782,911	170,515
Prepayment from customer	15,633	134,194	29,227
Deferred revenue	21,045	—
	220,035	1,266,140	275,759

13     BANK BORROWINGS

	Capacity	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	Convenience Translation USD
Line of Credit
Ambank Islamic Bank – Domestic Recourse Factoring, at Base Financing Rate – 1%	10,000,000	—	1,324,110	288,383
Ambank Islamic Bank – Invoice Financing, at Base Financing Rate	20,000,000	1,404,165	6,935,623	1,510,534
Ambank Islamic Bank – Banker Acceptance, at Islamic Interbank Discounting Rate + 1.50%	10,200,000	—	5,243,619	1,142,028
Ambank Islamic Bank – Invoice Financing, at Base Financing Rate		—	4,413,485	961,230
CIMB Islamic Bank – Accepted Bills, at Accepted Bills + 1.50%	8,000,000	—	3,371,782	734,353
CIMB Islamic Bank – Multi Currency Trade Financing-i, at Cost of Funds + 1.5%		—	1,421,601	309,616
Sunway SCF Sdn Bhd. – Invoice Factoring	—	—	1,056,440	230,086
Ambank Islamic Bank – Term Financing, at Base Financing Rate – 1%	—	—	455,000	99,096
Ambank Islamic Bank – Term Financing, at Base Financing Rate – 1%	—	—	487,456	106,165
Alliance Islamic Bank – Overdraft, at Base Financing Rate + 1%	1,000,000	—	—	—
Alliance Islamic Bank – Banker Acceptance, at Base Financing Rate + 1%	6,900,000	2,977,347	—	—
	56,100,000	4,381,512	24,709,116	5,381,491

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13     BANK BORROWINGS (cont.)

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	Convenience Translation USD
Maturities
Maturity within 1 year	4,381,512	23,897,880	5,204,809

14     RESERVES

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	Convenience Translation USD
Bargain purchases from acquisition of Founder Energy Sdn. Bhd. under common control accounted as merger reserve	1,299,996	1,299,996	283,131
Bargain purchase from acquisition of plant, equipment and inventory from Solar Bina Engineering Sdn. Bhd. under common control accounted as other reserve	355,271	355,271	77,376
Bargain purchase from acquisition of business from Solar Bina Engineering Sdn. Bhd. under common control accounted as other reserve	49,722	49,722	10,829
Foreign translation reserve from investment in foreign subsidiary	2,199	—	—
	1,707,188	1,704,989	371,336

15     REVENUE

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	Convenience Translation USD
Revenue from contract services	28,710,605	103,383,701	22,516,325
Revenue from sales of goods	26,336,916	39,900,091	8,689,990
Revenue from contract services – related party	8,460,447	4,770,181	1,038,916
Revenue from sales of goods – related party	1,498	—	—
	63,509,466	148,053,973	32,245,231
Unsatisfied performance obligation	32,053,105	22,396,400	4,877,796

Revenue from contract services primarily involved in project execution, including construction, installation and integration works, testing and commissioning of our solar projects. Revenue from sales of goods involved in supply and selling of solar mounting structure and its accessories.

Unsatisfied performance obligation was duly satisfied and recognized as revenue within 12 months after the reporting year end, respectively. Revenue from contract services primarily involved in project execution, including construction, installation and integration works, testing and commissioning of our solar projects. Revenue from sales of goods involved in supply and selling of parts and accessories.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16     COST OF SALE

	As of December 31, 2021	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	RM	Convenience Translation USD
Material Cost	17,706,653	31,235,746	54,245,611	11,814,355
Construction Cost	2,561,498	18,418,808	65,513,217	14,268,369
Staff Cost	508,815	2,167,536	3,620,080	788,431
Logistic Cost	10,293	918,430	1,287,926	280,502
Tools & Machinery	—	142,452	498,672	108,608
Miscellaneous	935,960	1,667,629	5,014,568	1,092,142
Depreciation	288,459	274,499	20,952	4,563
Total cost of sale	22,011,678	54,825,100	130,201,026	28,356,970

17     EMPLOYEES SALARY AND RELATED COSTS

	For the year ended December 31, 2021	For the year ended December 31, 2022	For the year ended December 31, 2023	For the year ended December 31, 2023
	RM	RM	RM	Convenience Translation USD
Director salaries	155,000	378,000	427,875	93,189
Admin salaries	368,761	1,299,412	1,837,873	400,277
Technical staff salaries	106,501	213,130	2,462,096	536,229
Total	630,262	1,890,542	4,727,844	1,029,695
	For the year ended December 31, 2021	For the year ended December 31, 2022	For the year ended December 31, 2023	For the year ended December 31, 2023
	RM	RM	RM	Convenience Translation USD
Director related expenses	18,985	149,742	181,116	39,446
Admin related expenses	41,489	390,268	786,795	171,359
Technical staff related expenses	402,314	1,954,406	1,182,943	257,638
Total	462,788	2,494,416	2,150,854	468,443

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18     INCOME TAX EXPENSES

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	Convenience Translation USD
Net income before taxes	5,191,239	9,793,147	2,132,885
Adjustment for temporary differences	—	622,146	135,500
Adjustment for permanent differences	7,648	610,035	132,862
Taxable income	5,198,887	11,025,328	2,401,247

Tax rate	24%	24%	24%
Tax expenses	1,247,733	2,646,079	576,299
Changes in deferred tax	—	149,315	32,520
Tax payable for the year	1,247,733	2,795,394	608,819
Tax payment	(1,200,000)	(1,238,519)	(269,741)
Tax payable brought forward	109,560	157,293	34,257
Tax payable carry forward	157,293	1,714,168	373,335

19     FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
	RM	RM	Convenience Translation USD
Cash and bank balances	8,231,746	5,600,147	1,219,677

Financial assets at amortized cost
Contract assets	18,533,104	51,242,324	11,160,258
Trade receivables	3,730,466	15,652,603	3,409,039
Other receivables	528,482	2,514,392	547,620
Amount due from related parties	37,521	3,207,158	698,499

Financial liabilities at amortized cost
Trade payables	(18,591,620)	(38,418,873)	(8,367,390)
Contract liabilities	(806,058)	—	—
Other payables & accrued liabilities	(220,035)	(1,266,140)	(275,759)
Bank and other borrowings	(4,381,512)	(24,709,116)	(5,599,165)
Lease liabilities	(146,640)	(215,647)	(46,966)
Amount due to related parties	(2,339,413)	(2,759,913)	(601,092)
	4,576,041	10,846,935	2,144,721

Foreign Currency Risk

We are exposed to foreign currency risk with transactions and balances that are denominated in currencies other than our functional currency. The currencies giving rise to this risk are primarily Chinese Renminbi (“RMB”) and United States Dollar (“USD”). Foreign currency risk is monitored closely on an on-going basis to ensure that the net exposure is at an acceptable level.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19     FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

Interest Rate Risk

We are exposed to interest rate risk as we have bank loans which are interest bearing. The interest rates and terms of repayment of the loans are disclosed in Note 13 to the financial statements. We currently do not have an interest rate hedging policy.

Liquidity Risk

Liquidity risk arises mainly due to general funding and business activities. We practice prudent risk management by maintaining sufficient cash balances and the availability of funding through certain committed credit facilities.

Capital Risk Management

We manage our capital to ensure that entities within our Company will be able to maintain an optimal capital structure so as to support our businesses and maximize shareholders value. To achieve this objective, we may make adjustments to the capital structure in view of changes in economic conditions, such as adjusting the amount of dividend payment, returning of capital to shareholders or issuing new shares.

We manage our capital based on debt-to-equity ratio that complies with debt covenants and regulatory, if any. The debt-to-equity ratio is calculated as net debt divided by total equity. We include within net debt, loans, and borrowings from financial institutions. Capital includes equity attributable to the owners of the parent and non-controlling interest.

20     CONCENTRATION OF RISK

Customer Concentration

For the year ended December 31, 2023, the Company generated total revenue of RM148,053,973, of which three customers accounted for more than 10% of the Company’s total revenue.

For the year ended December 31, 2022, the Company generated total revenue of RM63,509,466, of which two customers accounted for more than 10% of the Company’s total revenue.

	For years ended December 31
	2023	2022	2023	2022	2023	2022
	Revenues		Percentage of revenues		Trade receivables
	RM	RM	%	%	RM	RM
Customer A	1,697,072	4,411,489	1.14	6.95	1,119,848	—
Customer B	44,226,069	25,191,877	29.88	39.67	2,904,975	1,301,495
Customer C	10,222,906	6,852,979	6.90	10.79	1,025,148	651,797
Customer D	15,687,320	—	10.60	—	1,306,440	—
Others	76,220,606	27,053,121	51.48	42.59	9,296,192	1,777,174
Total	148,053,973	63,509,466	100.00	100.00	15,652,603	3,730,466

Vendor Concentration

For the year ended December 31, 2023, the Company incurred cost of sale of RM130,201,026, of which two vendors accounted for more than 10% of the Company’s total cost of sale.

For the year ended December 31, 2022, the Company incurred cost of sale of RM54,825,100, of which three vendors accounted for more than 10% of the Company’s total cost of sale.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20     CONCENTRATION OF RISK (cont.)

	For years ended December 31
	2023	2022	2023	2022	2023	2022
	Cost of sale		Percentage of cost of sale		Trade payables
	RM	RM	%	%	RM	RM
Vendor A	20,826,560	16,097,566	16.00	29.36	7,580,160	4,635,150
Vendor B	17,867,185	9,600,766	13.72	17.51	10,198,777	5,004,668
Vendor C	2,486,065	5,519,852	1.91	10.06	90,554	723,025
Others	89,021,216	23,606,916	68.37	43.07	20,549,382	8,228,777
Total	130,201,026	54,825,100	100.00	100.00	38,418,873	18,591,620

21     SEGMENT REPORTING

The group reporting is organized and managed in two major business units. All of our revenue is derived from one segment country which is in Malaysia.

The reportable segments are summarized as follows:

i)       Large-scale solar — Large-scale solar projects are utility scale solar PV power plants with installed generating capacity of 1 MWac or more. Large-scale solar projects are ground mounted and are designed to supply power to the power grid. For the majority of our large-scale solar projects, we usually act as the contractor to the project awarder, who is the main contractor for a solar project.

ii)      Commercial & Industrial — C&I projects are smaller scale solar projects where the solar PV systems are installed on rooftops and are designed to generate electricity for commercial and industrial properties for their own consumption, such as factories, warehouses and commercial stores. For C&I projects, we usually sign a service contract with the project owner and act as the main contractor.

Revenue from contract services primarily involved project execution, including construction, installation and integration works, testing and commissioning of our solar projects. Revenue from sales of goods involved supply and selling of solar mounting structures and accessories. Consequently, both segments contribute to revenue from contract services and sales of goods, as reflected in our disclosed financial reports.

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
By Business Unit	RM	RM	Convenience Translation USD
Large Scale Solar Revenue	51,761,466	131,988,573	28,746,287
Commercial & Industrial Revenue	11,748,000	16,065,400	3,498,944
Total revenue	63,509,466	148,053,973	32,245,231
Large Scale Solar Cost of sales	(45,375,947)	(116,165,348)	(25,300,087)
Commercial & Industrial Cost of sales	(9,449,153)	(14,035,678)	(3,056,883)
Total cost of sales	(54,825,100)	(130,201,026)	(28,356,970)
Large Scale Solar Gross profit	6,385,519	15,823,225	3,446,200
Commercial & Industrial Gross profit	2,298,847	2,029,722	442,061
Total Gross profit	8,684,366	17,852,947	3,888,261
Selling and administrative expenses	(3,244,159)	(6,860,856)	(1,494,253)
Selling and administrative expenses to related parties	(173,792)	(102,109)	(22,239)
Income from operations before income tax	5,266,415	10,889,982	2,371,769

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

21     SEGMENT REPORTING (cont.)

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2023
Total assets	RM	RM	Convenience Translation USD
Large Scale Solar segment	20,133,617	60,580,358	13,194,023
Commercial & Industrial segment	3,717,891	12,553,577	2,734,091
Total of reportable segments	23,851,508	73,133,935	15,928,114
Corporate and other	10,504,811	10,739,584	2,339,015
Consolidated total assets	34,356,319	83,873,519	18,267,129
Total liabilities	RM	RM	Convenience Translation USD
Large Scale Solar segment	14,122,911	33,875,532	7,377,880
Commercial & Industrial segment	5,274,767	4,543,341	989,511
Total of reportable segments	19,397,678	38,418,873	8,367,391
Corporate and other	7,320,208	30,664,984	6,678,642
Consolidated total liabilities	26,717,886	69,083,857	15,046,033

22     SUBSEQUENT EVENTS

These consolidated financial statements were approved for issue by the board of directors of the Company on June 18, 2024. The board of directors has the power to amend the financial statements after issue. The Company has evaluated all events or transactions that occurred after December 31, 2023 up through the date the Company issued the financial statements. There is a subsequent events have occurred that would require recognition or disclosure in the financial statements.

On January 4, 2024, Founder Group issued a warrant to V Capital Quantum Sdn Bhd. to purchase up to 300,000 Ordinary Shares, and on April 3, 2024, Founder Group issued a warrant to CNP Equity Limited to purchase up to 1,200,000 Ordinary Shares. Those warrants were issued in consideration for certain professional consulting services relating to this offering provided by V Capital Quantum Sdn Bhd. and CNP Equity Limited.

Until [•], 2024 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2,500,000 Ordinary Shares

Founder Group Limited

Prospectus dated [•], 2024

US Tiger Securities, Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide that, we may indemnify against all expenses, including legal fees, and against all judgements, fines, and amounts paid in settlement and reasonably incurred in connection with legal, administrative, or investigative proceedings any Eligible Person (which is defined in the memorandum and articles of association as any “individuals, corporations, trusts, the estates of deceased individuals, partnerships, and unincorporated associations of persons”) who is or was:

(a)     a party or is threatened to be made a party to any threatened, pending, or completed proceedings, whether civil, criminal, administrative, or investigative, by reason of the fact that the Eligible Person is or was a director; or

(b)    at our request, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust, or other enterprise.

The above does not apply unless the Eligible Person acted honestly and in good faith and in what he or she believed to be in our best interests and, in the case of criminal proceedings, the Eligible Person had no reasonable cause to believe that his or her conduct was unlawful.

For the purposes of the above, a director acts in our best interests if he or she acts in the best interests of our parent or member (or members), in either case, in the circumstances specified in the BVI Act, as the case may be.

The decision of our directors as to whether the person acted honestly and in good faith and with a view to our best interests and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of our articles of association, unless a question of law is involved.

The termination of any proceedings by any judgement, order, settlement, conviction, or the entering of a nolle prosequi does not, by itself, create a presumption that the Eligible Person did not act honestly and in good faith and with a view to our best interests or that the Eligible Person had reasonable cause to believe that his or her conduct was unlawful.

Expenses, including legal fees, incurred by our director (or our former director) in defending any legal, administrative, or investigative proceedings may be paid by us in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director (or a former director) to repay the amount if it shall ultimately be determined that the director (or a former director) is not entitled to be indemnified by us in accordance with the provisions stated above and upon such other terms and conditions, if any, as we deem appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to our memorandum and articles of association is not exclusive of any other rights to which the Eligible Person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors, or otherwise, both as to acting in the Eligible Person’s official capacity and as to acting in another capacity while serving as a Director.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.2 to this Registration Statement, we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

On June 1, 2023, we issued 8,007,000 shares to Reservoir Link Energy Bhd. at a consideration of US$8,007. We also issued 7,693,000 shares to Mr. Lee Seng Chi at a consideration of US$7,693 on the same day. On June 27, 2023, Mr. Lee Seng Chi transferred 2,517,046 shares in total to 5 individuals.

On January 4, 2024, we issued a warrant to V Capital Quantum Sdn Bhd. to purchase up to 300,000 Ordinary Shares, in consideration of certain consulting services relating to this initial public offering provided by V Capital Quantum Sdn Bhd. This warrant is exercisable from January 4, 2024 and will expire on July 1, 2028, provided that at the time of exercise, Founder Group’s Ordinary Shares are listed on a market or stock exchange, and such exercise has been approved by the shareholders of Reservoir Link Energy Bhd. The exercise price is $2.00 per share.

On April 3, 2024, we issued a warrant to CNP Equity Limited to purchase up to 1,200,000 Ordinary Shares, in consideration of certain consulting services relating to this initial public offering provided by CNP Equity Limited. This warrant is exercisable from April 3, 2024, and will expire on July 1, 2028, provided that at the time of exercise, Founder Group’s Ordinary Shares are listed on a market or stock exchange, and such exercise has been approved by the shareholders of Reservoir Link Energy Bhd. The exercise price is $2.00 per share.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)     The undersigned registrant hereby undertakes that:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

(4)    to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)    that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     if the issuer is relying on Rule 430B:

(A)    each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned Registrant relating to the offerings required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)   any other communication that is an offer in the offerings made by the undersigned Registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that:

(1)    for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Description
1.1*	Form of Underwriting Agreement
3.1**	Memorandum and Articles of Association
4.1**	Specimen Certificate for Ordinary Shares
4.2*	Form of Representative’s Warrants
5.1**	Opinion of Mourant Ozannes regarding the validity of the Ordinary Shares being registered
5.2*	Opinion of Hunter Taubman Fischer & Li LLC regarding the enforceability of the Representative’s Warrants
10.1**	Form of Employment Agreement by and between executive officers and the Registrant
10.2**	Form of Indemnification Agreement with the Registrant’s directors and officers
10.3**	Form of Director Offer Letter between the Registrant and its directors
10.4**	Deed of Novation, dated June 1, 2021 among Solar Bina Engineering Sdn. Bhd., Xiamen Solar First Energy Technology Co., Ltd and Founder Energy Sdn. Bhd.
10.5**	Distributorship Agreement, dated January 1, 2020, between Xiamen Solar First Energy Technology Co., Ltd and Solar Bina Engineering Sdn. Bhd.
10.6**	Tenancy Agreement dated June 1, 2023, by and between Lee Seng Chi and Founder Energy Sdn. Bhd.
21.1**	Subsidiaries
23.1**	Consent of JP Centurion & Partners PLT
23.2**	Consent of Mourant Ozannes (included in Exhibit 5.1)
23.3**	Consent of Ilham Lee (included in Exhibit 99.9)
23.4*	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.2)
24.1**	Powers of Attorney (included on signature page)
99.1**	Code of Business Conduct and Ethics of the Registrant
99.2**	Audit Committee Charter
99.3**	Compensation Committee Charter
99.4**	Nominating and Corporate Governance Committee Charter
99.5**	Consent of Marco Baccanello
99.6**	Consent of Sin Siew Kuen
99.7**	Consent of Baharin Bin Din
99.8**	Consent of VCI Global Limited
99.9**	Opinion of Ilham Lee regarding certain Malaysian law matters
107**	Filing Fee Table

____________

*        To be filed by amendment.

**      Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Selangor Darul Ehsan, Malaysia, on August 1, 2024.

Founder Group Limited
By:	/s/ Lee Seng Chi
Lee Seng Chi
Chief Executive Officer, Director, and Chairman of the Board of Directors
(Principal Executive Officer)

Power of Attorney

Each person whose signature appears below constitutes and appoints each of Lee Seng Chi and See Sian Seong as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Lee Seng Chi	Chief Executive Officer, Director, and Chairman of the Board of Directors	August 1, 2024
Name: Lee Seng Chi	(Principal Executive Officer)
/s/ See Sian Seong	Chief Financial Officer and Director	August 1, 2024
Name: See Sian Seong	(Principal Accounting and Financial Officer)
/s/ Thien Chiet Chai	Director	August 1, 2024
Name: Thien Chiet Chai

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Founder Group Limited, has signed this registration statement or amendment thereto in New York, NY on August 1, 2024.

Cogency Global Inc.
Authorized U.S. Representative
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc